Exhibit 10.1

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1. CONTRACT ID CODE	PAGE OF 1 , 2

2. AMENDMENT/MODIFICATION NO. 002	3. EFFECTIVE DATE 06/24/2013	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicable)
6. ISSUED BY CODE	5ASNET	7. ADMINISTERED BY (If other than Item 6)	CODE	5ASNET
Gregory Bayne Air Transportation CMC United States Postal Service 475 L’Enfant Plaza SW Room 1P 650 Washington DC 20260-0650 (202)268-3428		Air Transportation CMC Air Transportation CMC United States Postal Service 475 L’Enfant Plaza SW, Room 1P650 Washington DC 20260-0650

8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code) FEDERAL EXPRESS CORPORATION 3610 HACKS CROSS ROAD MEMPHIS, TN 38125-8800		(x)	9A. AMENDMENT OF SOLICIATION NO.
9B. DATED (SEE ITEM 11)
		x	10A. MODIFICATION OF CONTRACT/ORDER NO. ACN-13-FX
10B. DATED (SEE ITEM 11) 04/23/2013
SUPPLIER CODE 000389122	FACILITY CODE

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐	☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:
(a)By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted;

or (c) By separate letter or telegram which includes a reference to the solicitation and amendment number. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment your desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required.) See Schedule	Net Decrease: [*]

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

(x)	A.	THIS CHANGE BY CLAUSE IS ISSUED PURSUANT TO: (Specify clause) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐
☐	B.	THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14.
☐	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☒	D.

OTHER (such as no cost change/cancellation, termination, etc.) (Specify type of modification and authority): THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

OPTION 2, described in Item 4, exercised unilaterally by the Postal Service

E. IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The purpose of this modification is to unilaterally exercise Option 2, after Option 1 was exercised and as described in Item 4, reflecting changes to the delivery items for San Juan (SJU) on the Day Network.

As such, Option 1 and 2, Attachment 3: Operating Plan, Day Network, Option 1 and 2, Attachment 4:

Operating Plan, Night Network, and Option 1 and 2, Attachment 10: Pricing are hereby incorporated.

Sub Rept Req’d: Y Carrier Code: FX Route Termini

S:    Various Route Termini End: Various Payment

Terms: NET30

Discount Terms:

Continued...

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print)	16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Gregory Bayne

15B. CONTRACTOR/OFFEROR (Signature of person authorized to sign)	15C. DATE SIGNED	16B. CONTRACT AUTHORITY /s/ GREGORY BAYNE (Signature of Contracting Officer)	16C. DATE SIGNED 06/24/2013

*Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONTINUATION SHEET	REQUISITION NO.	PAGE OF 2 2

CONTRACT/ORDER NO. ACN-13-FX/002	AWARD/ EFFECTIVE DATE 06/24/2013	MASTER/AGENCY CONTRACT NO.	SOLICITATION NO.	SOLICITATION ISSUE DATE

ITEM NO.	SCHEDULE OF SUPPLIES / SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
00004

See Schedule

Accounting Info:

BFN: 670167

FOB: Destination

Period of Performance: 10/01/2013 to 09/30/2020

Change Item 00004 to read as follows:

Option 2: San Juan Delivery Time

During the first twelve (12) months following contract award, upon ninety (90) days advance written notice to the aviation supplier, the Postal Service, at its sole discretion, may exercise Option 2, after Option 1 was exercised, to implement Option 1 and 2, Attachment 3: Operating Plan, Day Network, reflecting changes to the tender and delivery times for San Juan (SJU).

In consideration for exercising Option 2, after Option 1 was exercised, the subject pricing will be reduced in accordance with Option 1 and 2, Attachment 10: Pricing.

Account Number: 53503

The dollar amounts included in boxes 12 and 14

are for USPS internal budgeting purposes only, and in no way provide a guarantee to the supplier.

[*]

*Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

United States Postal Service

AIR CARGO NETWORK

Contract ACN-13-FX

Awarded By:

Air Transportation CMC

Transportation Portfolio

Supply Management

475 L’Enfant Plaza SW

Room 1P 650

Washington, DC 20260-0650

April 23, 2013

Modification 1 Issued May 28, 2013

Modification 2 Issued June 24, 2013

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work	5
Purpose and Scope	5
Scale	5
Services Provided	5
Service Points	6
Management Plan	6
Frequency	7
Mail Assignment and Transport - Day Network	7
Mail Assignment and Transport - Night Network	7
Local Agreements	7
Postal Service Performs Terminal Handling Service (THS) Operation - Day Network	7
Aviation Supplier Planned Accommodation - Day Network	8
Aviation Supplier Planned Accommodation - Night Network	9
Delivery - Day Network	9
Delivery - Night Network	9
Saturday Delivery - Day Network	9
Specific Delivery Instructions	9
Boarding Priority - Day Network	9
Boarding Priority - Night Network	10
Repossession of Mail by the Postal Service	10
Treatment of Exceptional Types of Mail	10
Perishable Mail and Live Mail	12
Registered Mail	12
Offshore Capacity Requirement - Day Network	12
Volume Commitment - General Information	12
Volume Commitment - Contract Volume Minimum - Day Network	13
Operating Period Volume Minimum - Day Network	13
Operating Period Volume Minimum - Night Network	13
Volume Commitment - Holiday - Day Network	14
Volume Commitment - Holiday - Night Network	14
Operating Periods	14
Ordering Process - Non-Peak - Day Network	15
Ordering Process - Non-Peak - Night Network	15
Ordering Process - Peak - Day Network	15
Ordering Process - Peak - Night Network	16
Electronic Data Interchange (EDI)	16
Operational Condition Reports	17
Dimensional Weight Reports	18
Scanning and Data Transmission	18
Performance Requirements and Measurement	19
Reduction of Payment	20
Performance Management	20
Sustainability	21
Security	21
Postal Service Employees Allowed Access	21
Personnel Screening	22
Payment Procedures	26
Rates and Payment General	26
Payment Processing - Day Network - Per Cube	27
Payment Processing - Night Network - Per Pound	29
Reconciliation Process	29

Air Cargo Network

Contract ACN-13-FX

Part 3: Contract Clauses		31
Clause B-1:	Definitions (March 2006) (Tailored)	31
Clause B-3:	Contract Type (March 2006) (Tailored)	34
Clause B-9:	Claims and Disputes (March 2006) (Tailored)	34
Clause B-10:	Pricing of Adjustments (March 2006) (Tailored)	35
Clause B-15:	Notice of Delay (March 2006) (Tailored)	35
Clause B-22:	Interest (March 2006) (Tailored)	35
Clause B-25:	Advertising of Contract Awards (March 2006)	36
Clause B-30:	Permits and Responsibilities (March 2006) (Tailored)	36
Clause B-39:	Indemnification (March 2006) (Tailored)	36
Clause B-45:	Other Contracts (March 2006) (Tailored)	36
Clause B-65:	Adjustments to Compensation (March 2006) (Tailored)	36
Clause B-69:	Events of Default (March 2006) (Tailored)	37
Clause B-75:	Accountability of the Aviation Supplier (Non-Highway) (March 2006) (Tailored)	37
Clause B-77:	Protection of the Mail (Non-Highway) (March 2006) (Tailored)	38
Clause B-80:	Laws and Regulations Applicable (March 2006) (Tailored)	39
Clause B-81:	Information or Access by Third Parties (March 2006) (Tailored)	39
Clause B-82:	Access by Officials (March 2006) (Tailored)	39
Clause 1-1:	Privacy Protection (July 2007)	40
Clause 1-5:	Gratuities or Gifts (March 2006)	41
Clause 1-6:	Contingent Fees (March 2006)	41
Clause 1-11:	Prohibition Against Contracting with Former Officers or PCES Executives (March 2006) (Tailored)	42
Clause 1-12:	Use of Former Postal Service Employees (March 2006) (Tailored)	42
Clause 2-11:	Postal Service Property - Fixed-Price (March 2006) (Tailored)	42
Clause 2-22:	Value Engineering Incentive (March 2006)	44
Clause 3-1:	Small, Minority, and Woman-owned Business Subcontracting Requirements (March 2006)	47
Clause 3-2:	Participation of Small, Minority, and Woman-owned Businesses (March 2006)	48
Clause 4-1:	General Terms and Conditions (July 2007) (Tailored)	48
Clause 4-2:	Contract Terms and Conditions Required to Implement Policies, Statutes, or Executive Orders (July 2009) (Tailored)	52
Clause 4-7:	Records Ownership (March 2006)	53
Clause 6-1:	Contracting Officer’s Representative (March 2006)	53
Clause 9-1:	Convict Labor (March 2006)	53
Clause 9-2:	Contract Work Hours and Safety Standards Act - Overtime Compensation (March 2006)	54
Clause 9-7:	Equal Opportunity (March 2006) (Tailored)	54
Clause 9-9:	Equal Opportunity Preaward Compliance of Subcontracts (March 2006) (Tailored)	55
Clause 9-10:	Service Contract Act (March 2006)	55
Clause 9-12:	Fair Labor Standards Act and Service Contract Act - Price Adjustment (February 2010)	62
Clause 9-13:	Affirmative Action for Workers with Disabilities (March 2006) (Tailored)	63
Clause 9-14:	Equal Opportunity for Disabled Veterans, Recently Separated Veterans, Other Protected Veterans, and Armed Forces Service Medal Veterans (February 2010) (Tailored)	64
Contract Term		66
Renewal Process		66
Amendments or Modifications		66
Assignment		66
Bankruptcy		67
Confidentiality		67
Entire Agreement		67

Air Cargo Network

Contract ACN-13-FX

Force Majeure		68
Frequency Adjustment		68
Notices		69
Severability		69
Third Party Governmental Delays		70
Waiver of Breach		70

Part 4 - List of Attachments and Forms		71
Attachment 1	Postal Service Operating Periods, dated October 4, 2012	72
Attachment 2	Air Stops & Projected Volumes, dated January 8, 2013	74
Attachment 3	Operating Plan, Day Network, dated June 24, 2013	75
Attachment 4	Operating Plan, Night Network, dated June 24, 2013	81
Attachment 5	Reserved
Attachment 6	Postal Furnished Property, April 16, 2013	89
Attachment 7	Electronic Data Interchange Service Requirements, dated September 1, 2012	90
Attachment 8	Investigative / Security Protocol and Guidelines, dated July 2012	91
Attachment 9	Wage Determination, dated October 31, 2012	95
Attachment 10	Pricing, dated June 24, 2013	97
Attachment 11	Perishable Mail and Lives, April 22, 2013	98
Attachment 12	Reserved
Attachment 13	Service Contract Act Wage Determinations, dated April 17, 2013	100

Forms
DOT Form F 5800.1	Hazardous Materials Incident Report
I-9 Form	Employment Eligibility Verification
PS Form 2025	Contract Personnel Questionnaire
PS Form 8203	Order / Solicitation / Offer / Award
US Treasury Form 941	Quarterly Federal Tax Return

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Part 1: Statement of Work

Purpose and Scope

The United States Postal Service is seeking to purchase air transportation and ancillary services for mail to and from destinations within the contiguous forty-eight (48) states as well as non-contiguous areas to include Alaska, Hawaii, and Puerto Rico. This statement of work (SOW) provides for the transportation of mail on any flight in the aviation supplier’s air transportation network. It also provides for services associated with the transportation of mail by the aviation supplier. The air carrier’s network or transportation system may include its own flights, flights of its approved subcontractors, flights that may be dedicated to Postal operations, and Road Feeder Service.

Scale

The volume of mail (expressed in pounds and cubic feet) transported as contracted under this air cargo network contract may increase or decrease significantly over the term of the contract consistent with the needs of the Postal Service.

Services Provided

The aviation supplier shall provide sufficient resources to efficiently and effectively take possession, sort (if necessary), transport, scan, load, and deliver all mail to the designated destination Service Points specified by the Postal Service in Attachment 2: Air Stops & Projected Volumes, Attachment 3: Operating Plan, Day Network, and Attachment 4: Operating Plan, Night Network.

The aviation supplier will present scan data for these events electronically to the Postal Service. See Attachment 7: Electronic Data Interchange Service Requirements.

[ * ]

The aviation supplier will be expected to (this list is not all inclusive):

a.	Coordinate and oversee its own operations; supervise and protect its own employees.

b.	Ensure that the necessary facility support and administrative functions are performed.

c.	Monitor performance.

d.	Provide feedback to the Postal Service.

e.	Ensure the integrity of data entry.

f.	Coordinate the exchange of information.

g.	Provide notification of changes or anticipated changes in services provided (including subcontractors) to the Postal Service.

h.	Scan material Handling Units.

i.	Assist in unloading or loading Unit Load Devices (ULDs) to or from surface transportation.

j.	Provide the correct type and quantity of equipment necessary to support the service requirements of this contract.

k.	Process mail for dispatch from the aviation supplier’s facility to the Postal Service facility.

l.	Close-out, receive, and dispatch all surface vehicles.

m.	Handle overflow volumes per Postal Service general directions.

n.	Cooperate with all aviation suppliers in the transportation service chain.

o.	Enter data timely and accurately.

p.	Prepare required reports.

q.	Perform verification of security seals on surface transportation.

r.	Ensure the security of all mail.

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Service Points

Service Points are the locations where tender and / or delivery takes place. The locations and tender and delivery specifications are listed in Attachment 3: Operating Plan, Day Network, and Attachment 4: Operating Plan, Night Network.

The Day Network will service approximately eighty (80) origin and destination Service Points.

The Night Network will service approximately one hundred forty-five (145) origin and destination Service Points

Management Plan

The aviation supplier shall develop and maintain a current Management Plan for dealing with normal daily operations as well as unscheduled and unexpected events affecting the expeditious operation of the facility, including aviation and surface service failure and delays. The Management Plan must also address the key personnel involved on a day to day basis.

Updates to this plan shall be submitted to the Contracting Officer within ten (10) days of any changes to the plan. The aviation supplier shall review and verify, at least annually, that its management plan is current.

The aviation supplier must train its employees to a level of familiarity that ensures a contingency plan can be exercised without delay. The following items must be addressed by the Management Plan; the list is not all inclusive.

a.	Late arriving aircraft and trucks

•	Ability to conduct two operations – Originating and Destinating

b.	Early arriving aircraft and trucks

c.	Mail arriving out of normal sequence

d.	Trucks not on-site for dispatch

e.	Inclement weather during operations

•	Snow issues

•	Ice storms

•	Airport closures

f.	Protection of the mail during inclement weather

g.	Labor actions

h.	Inadequate staffing

i.	An inability to complete all loading in time to meet tender

j.	Overflow mail

k.	Damaged and / or non air worthy containers

l.	Damaged surface containers

m.	Damaged or non-labeled mail

n.	Plan and schedule changes

o.	Loose load mail

p.	Hazardous Material (HAZMAT)-acceptable and non-acceptable pieces

q.	Handling and staging of live animals

r.	Running out of supplies such as placards, bypass tape, etc.

s.	Power losses – Describe in detail all steps to be taken in the event of power loss to include specific actions for back up power at the Terminal Handling Service (THS) location such as generators and other systems.

t.	Natural disasters

u.	Equipment breakdowns

v.	Airport closings

w.	Air Traffic Control (ATC) impact mitigation plan

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Frequency

The initial frequency of service for the Day Network (Priority Mail / First Class network) is based on six (6) days of Postal Service delivery and shall be Tuesday through Sunday (X1).1 This will provide for approximately 307 (308 in a leap year) operating days annually. This excludes the widely observed holidays as listed in the sections titled, Volume Commitment – Holiday – Day Network and Volume Commitment – Holiday – Night Network.

The initial frequency of service for the Night Network (Express Mail network) is based on five (5) days of Postal Service delivery and shall be Monday through Friday (X67).2 This will provide for approximately 254 (255 in a leap year) operating days annually. This excludes the widely observed holidays as listed in the sections titled, Volume Commitment – Holiday – Day Network and Volume Commitment – Holiday – Night Network.

Mail Assignment and Transport - Day Network

The aviation supplier shall provide flight schedules at least thirty (30) days in advance of the Operating Period. The Postal Service will create dispatch routing instructions based on the aviation supplier’s flight schedule and subsequently shown on the Postal Service Dispatch and Routing (D&R) Tag.

The Postal Service agrees to provide up to seventy-five (75%) percent of the total volume assigned to the outbound flights to the aviation supplier one (1) hour before the scheduled ‘All Mail Due Aviation Supplier’ column as listed in Attachment 3: Operating Plan, Day Network. The Postal Service agrees to provide the remaining twenty-five (25%) percent by the ‘All Mail Due Aviation Supplier’ column listed in Attachment 3: Operating Plan, Day Network.

Mail Assignment and Transport - Night Network

The Postal Service agrees to provide up to seventy-five (75%) percent of the total volume assigned to the outbound flights to the aviation supplier thirty (30) minutes before the scheduled ‘All Mail Due Aviation Supplier’ column as listed in Attachment 4: Operating Plan, Night Network. The Postal Service agrees to provide the remaining twenty-five (25%) percent by the ‘All Mail Due Aviation Supplier’ column listed in Attachment 4: Operating Plan, Night Network.

Local Agreements

No Local Agreement (any informal agreement or working arrangement made between representatives of the aviation supplier, the Postal Service, or their agents who lack authority to bind either company) shall be binding, obligate the Postal Service or the aviation supplier, or otherwise give rise to any claim under this contract.

Postal Service Performs Terminal Handling Service (THS) Operation - Day Network

Mail will be tendered to the aviation supplier in accordance with the Operating Plan provided by the aviation supplier. The aviation supplier’s Operating Plan will be provided thirty (30) days before the start up of the Operating Period. The aviation supplier’s Operating Plan will specify the following information:

Specific Type of Airline ULD per origin / destination

Destination of Airline ULD – Direct (bypass)

Destination of Airline ULD – Mixed (to be sorted at hub)

[1]	X1 refers to the day of the week that service will not be performed. The days of the week are numbered consecutively from 1 through 7 beginning with Monday (1). “X1” means that service will operate each day of the week except Monday.
[2]	X67 refers to the days of the week that service will not be performed. “X67” means that service will operate each day of the week except Saturday and Sunday.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

The Operating Plan will be mutually agreed upon prior to implementation.

The aviation supplier will transport, scan, and deliver the ULDs to the specific Service Points listed in Attachment 3: Operating Plan, Day Network. The Postal Service or its representative will build the ULDs in conformance with the aviation supplier’s Operating Plan.

The aviation supplier will perform the following activities including, but not limited to:

a.	Sorting and scanning mail at an aviation supplier hub, as necessary, which also may include re-wrap and reapplication of Distribution & Routing (D&R) Tags to mail requiring such treatment, and dispatch on service responsive transportation

b.	In the unlikely event that mail tendered to the aviation supplier is in excess (overflow) of what may be transported, the aviation supplier shall:

i.	Secure the mail.

ii.	Scan all Handling Units and record the number of pieces, weight, and destination of all overflow Handling Units.

iii.	Immediately notify the local Postal official after becoming aware of an overflow situation. The Postal official will direct the aviation supplier to either hold the mail for the next outbound flight or return it to the designated Postal facility.

iv.	Prepare all overflow mail for delivery to the local designated Postal facility within twenty (20) minutes of receipt of Postal direction.

v.	Provide a written report of the overflow to the local Postal official with a copy to the COR.

When transporting mail in carts, containers, or other vehicles, the mail must be securely enclosed to protect it from loss, depredation, and damage. The aviation supplier will stage mail in a secure area while in its possession. The aviation supplier is not allowed to transport mail in the cabs of its vehicles except for mail containing live animals.

Aviation Supplier Planned Accommodation - Day Network

The aviation supplier will guarantee space to accommodate up to 105% of the Planned Capacity from each origin daily. All mail accepted by the aviation supplier is subject to the service commitments set forth in this contract.

If the Postal Service tenders mail in excess of 105% of the Planned Capacity for that Service Point, the aviation supplier may refuse to transport the excess tender. If the volume is accepted, the same service requirements apply.

If the Postal Service tenders mail to the aviation supplier after the ‘All Mail Due Aviation Supplier’ column as shown in Attachment 3: Operating Plan, Day Network, the aviation supplier has the right to refuse that volume.

Mail accepted after the agreed upon ‘All Mail Due Aviation Supplier’ column in Attachment 3: Operating Plan, Day Network, shall be subject to the same service commitments as mail tendered at or before the ‘All Mail Due Aviation Supplier’ column.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Aviation Supplier Planned Accommodation - Night Network

The aviation supplier will guarantee space to accommodate up to 120% of the Planned Capacity from each origin daily. All mail accepted by the aviation supplier is subject to the service commitments set forth in this contract.

If the Postal Service tenders mail in excess of 120% of the Planned Capacity for that Service Point, the aviation supplier may refuse to transport the excess tender. If the volume is accepted, the same service requirements apply.

If the Postal Service tenders mail to the aviation supplier after the ‘All Mail Due Aviation Supplier’ column as shown in Attachment 4: Operating Plan, Night Network, the aviation supplier has the right to refuse that volume.

Mail accepted after the agreed upon ‘All Mail Due Aviation Supplier’ column in Attachment 4: Operating Plan, Night Network, shall be subject to the same service commitments as mail tendered at or before the ‘All Mail Due Aviation Supplier’ column.

Delivery - Day Network

The aviation supplier will deliver mail to a destination Service Point by the scheduled ‘Latest Delivery Time to Postal Service’ column in Attachment 3: Operating Plan, Day Network.

Delivery - Night Network

The aviation supplier will deliver mail to a Service Point by the scheduled ’Latest Delivery Time to Postal Service’ column in Attachment 4: Operating Plan, Night Network, on or before the scheduled delivery day (D+1) on Attachment 4: Operating Plan, Night Network. “D+1” is defined as the day following acceptance by the aviation supplier.

At destination, the aviation supplier is required to unload the mail from the ULDs received, scan, and deliver the mail to the Postal Service.

Saturday Delivery - Day Network

See Attachment 3: Operating Plan, Day Network, for details on Saturday delivery.

Specific Delivery Instructions

The aviation supplier shall:

a.	Assist in loading and dispatching all outbound surface vehicles, as required

b.	Must develop a cooperative line of communication with the Postal Service to ensure the timely delivery and dispatch of mail. All efforts shall be made to provide an efficient and effective delivery to the Postal Service.

Boarding Priority - Day Network

The aviation supplier must board accepted mail using the following mail boarding preference order:

a.	Registered (Con-Con) Mail

b.	Lives

c.	Perishables

d.	HAZMAT, regardless of mail class

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

e.	Domestic Priority and Express Mail

f.	First-Class Mail

g.	All Other Mail

The Manager, Air Transportation Operations, or a Postal Service designee, will determine if the Postal Service should repossess any mail without exercising rights as described in the section titled Repossession of Mail by the Postal Service.

Boarding Priority - Night Network

The aviation supplier must board accepted mail using the following mail boarding preference order:

a.	Express Mail

b.	All other classes of mail

Repossession of Mail by the Postal Service

The Postal Service may, at any time, require the aviation supplier to return to the local Postal Service representative or agent at a Service Point, any or all of the mail in its possession at that location or the Postal Service may take possession of such mail from the aviation supplier.

Treatment of Exceptional Types of Mail

1.	Tagging of Hazardous Material

The aviation supplier may carry mailable HAZMAT, subject to applicable law, rules and regulations, including, without limitation:

a.	ORM-D Air

“ORM-D” stands for “Other Regulated Material-Class D.” ORM-D is a term developed by the Department of Transportation (DOT) that signifies the hazard class associated with a consumer commodity. Most hazardous materials accepted by the Postal Service for mailing are classified as ORM-D. A package marked ORM-D meets the standards for surface transportation only. “ORM-D-Air” signifies that the item meets the requirements for air and surface transportation.

The Postal Service currently accepts limited quantity alternative marking options (square on point) for ORM-D and ORM-D-Air and plans to adopt mandatory effective dates as identified by the Department of Transportation. There are no intended changes to quantity limits, package weights, or documentation requirements for these mailable materials.

b.	Division Class 6.2

Division Class 6.2 materials are not permitted in international mail or domestic mail, except when they are intended for medical or veterinary use, research, or laboratory certification related to the public health. These materials are permitted only when they are properly prepared for mailing to withstand shocks, pressure changes, and other conditions related to ordinary handling in transit.

c.	Division Class 9

Division Class 9 items are miscellaneous hazardous materials or substance articles that present a hazard during transportation but do not meet the definition of any other hazard class. Examples of miscellaneous hazardous materials (not all of which are mailable) include solid dry ice, elevated temperature substances, environmentally hazardous substances, life-saving appliances, and asbestos.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

d.	Hazardous and Dangerous Goods

The aviation supplier will accept all Dangerous Goods as defined in the Domestic Mail Manual, section 601.10. All Dangerous Goods will be tendered on the Night Network. The Postal Service will be in compliance with the current International Air Transport Association (IATA) allowed variations as listed for the aviation supplier. The Postal Service will tender all Dangerous Goods at least two hours prior to the tender time shown in Attachment 4: Operating Plan, Night Network. The Postal Service shall not tender any used sharps. Any future changes to Hazardous and Dangerous Goods requirements will be reviewed and must be acceptable to the aviation supplier prior to implementation of the changes.

e.	All other hazardous material that is packaged and distributed in a quantity and form intended or suitable for retail sale and designed for consumption by individuals for their personal care or household use purposes; reference
http://pe.usps.gov/text/dmm300/601.htm#wp1065003.

2.	Assignment of Hazardous Materials

a.	The tender of all hazardous materials will be performed a minimum of two (2) hours prior to the final tender time of the intended flight.

b.	The desired flight assignment of HAZMAT is to non-stop or direct flights.

c.	No surcharge is offered for the transportation of HAZMAT mail.

d.	A copy of the manifest and the assigned item MUST be handed to an aviation supplier representative a minimum of two (2) hours prior to the closeout time of the intended flight. The aviation supplier representative will be responsible for ensuring that the information on the postal manifest which includes the number of pieces, weight, and appropriate shipper’s certification detail is incorporated onto the aircraft load manifest and pilot notification paperwork as outlined in CFR 49, Part 175, Carriage by Aircraft.

e.	Aviation supplier Refusal to Accept Hazardous Materials: If the aviation supplier refuses to accept a properly prepared HAZMAT item, it shall document the reasons leading to the refusal. Documentation will include:

i.	Name and address of mailer and air carrier;

ii.	The type and amount of hazardous material; and

iii.	The reason for refusal.

f.	HAZMAT Spills, Releases, Incidents, and Emergencies

i.	While in the possession of the aviation supplier, but not on board an aircraft:

Hazardous Material items which are damaged must not be boarded on the aircraft. HAZMAT incidents which occur following the tender but prior to boarding of the aircraft, or after unloading from an aircraft and before delivery to the Postal Service, causing injury, illness, significant property damage, or disruption in operations will require the aviation supplier to enter the required information into the Mail Piece Incident Reporting Tool (MIRT), a Postal Service intranet tool for the collection of information on leaking and other non-mailable items.

ii.	While on board an aircraft:

Any incident which occurs while on board an aircraft will require the aviation supplier to complete a Department of Transportation (DOT) Form F 5800.1 (01-2004), Hazardous Materials Incident Report. A copy of this form must be sent to the COR within twenty-four (24) hours of the incident with all information available. The incident type is not limited to hazardous material and may include hazardous cargo spills which come in contact with the mail.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Perishable Mail and Live Mail

The aviation supplier will be required to transport as mail perishable items which the Postal Service has accepted as mailable under Domestic Mail Manual (DMM) 601, sub section 9.0, including live animals as discussed at DMM 601 subsection 9.3. The Postal Service will notify the aviation supplier a minimum of two (2) hours prior to the ‘All Mail Due Aviation Supplier’ time as listed in Attachment 3: Operating Plan, Day Network, and Attachment 4: Operating Plan, Night Network, of the intended flight of known perishable mail, including live animals.

Attachment 11: Perishable Mail and Lives, details the requirements for preparation and tender of perishable mail and live animal shipments.

Registered Mail

The aviation supplier will accept Registered Mail provided in Con-Cons for the Day Network only.

Registered Mail Con-Cons will be a part of the Planned Capacity and will be tendered in accordance with Attachment 3: Operating Plan, Day Network.

Upon request, the aviation supplier shall furnish the Postal Service the following information concerning Registered Mail:

•	Aircraft number,

•	Aircraft compartment location,

•	Actual flight departure time, and

•	Any accident or irregularity which occurs to a flight containing Registered Mail.

Registered Mail Handling Units will have a D&R Tag affixed indicating the final destination air stop. This Handling Unit shall remain intact and shall not be opened by the aviation supplier. The desired routing for Registered Mail shipments will be to non-stop or direct flights only.

The aviation supplier shall advise the U.S. Postal Inspection Service, local Postal Service representatives, and will send an email message to the COR of any Registered Mail that does not make its planned dispatch for disposition instructions.

Offshore Capacity Requirement - Day Network

The aviation supplier will make available at least the following daily volumes into and out of the following locations.

Cube Based:

[ * ] cube (Originating) and [ * ] cube Destinating Anchorage (ANC)

[ * ] cube (Originating) and [ * ] cube Destinating Honolulu (HNL)

[ * ] cube (Originating) and [ * ] cube Destinating San Juan (SJU)

The Postal Service may increase this capacity as needed through the planning process through the mutual agreement of the parties.

Volume Commitment - General Information

The Day Network operating week is defined as Tuesday through Sunday inclusive (X1).

The Night Network operating week is defined as Monday through Friday inclusive (X67).

The Postal Service is not obligated to request consistent capacity by day of the week. Requests for capacity are detailed in the Ordering Process sections.

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

The following constitute the only minimum volume guarantees under this contract:

•	Contract Volume Minimum of [ * ] cubic feet on the Day Network.

•	The Contract Volume Minimum may be reduced in accordance with Clause 4-1: General Terms and Conditions, paragraph m, and Frequency Adjustment found in Part 3: Contract Clauses.

•	[ * ]

•	[ * ]

•	90% of Planned Capacity for the Night Network for each Operating Period

Any monies due as a result of the Postal Service not meeting its Contract Volume Minimum or its Operating Period Volume Minimum as measured and calculated at the end of each Operating Period will be included as part of the Operating Period’s reconciliation process.

On operating days where volume for lanes with Planned Capacity is withdrawn, withheld, or not transported under the Repossession of Mail by the Postal Service or Force Majeure sections, that volume will not be included in calculating the Operating Period Volume Minimum. The Contract Volume Minimum will be reduced for the Operating Period by the amount of that volume.

Volume Commitment - Contract Volume Minimum - Day Network

A minimum of [ * ] cubic feet per operational day, averaged across six (6) days per week, and measured across each Operating Period, will constitute the Contract Volume Minimum guaranteed to be paid by the Postal Service.

Operating Period Volume Minimum - Day Network

[ * ]

Operating Period Volume Minimum - Night Network

[ * ]

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Volume Commitment - Holiday - Day Network

Each holiday will be addressed separately between the parties during the Ordering Process. The holidays are:

•	New Year’s Day (widely observed)

•	Martin Luther King Day

•	Presidents’ Day

•	Memorial Day (widely observed)

•	Independence Day (widely observed)

•	Labor Day (widely observed)

•	Columbus Day

•	Veterans Day

•	Thanksgiving (widely observed)

•	Christmas (widely observed)

For purposes of Contract Volume Minimum and Operating Period Volume Minimum calculations, the following days will not be included:

•	Widely observed holidays

•	The day following the widely observed holidays that occur on a Monday

•	Non-widely observed holidays that occur on a Monday

For purposes of Contract Volume Minimum and Operating Period Volume Minimum calculations, the following days will be included at a 50% volume level:

•	The day following widely observed holidays not occurring on a Monday

•	Non-widely observed holidays not occurring on a Monday

•	The day after a non-widely observed holiday

Volume Commitment - Holiday - Night Network

Each holiday will be addressed separately between the parties during the Ordering Process. The holidays are:

•	New Year’s Day (widely observed)

•	Martin Luther King Day

•	Presidents’ Day

•	Memorial Day (widely observed)

•	Independence Day (widely observed)

•	Labor Day (widely observed)

•	Columbus Day

•	Veterans’ Day

•	Thanksgiving (widely observed)

•	Christmas (widely observed)

The widely observed holidays will not be included in the Operating Period Volume Minimum calculation.

The non-widely observed holidays will be included at a 50% volume level in the Operating Period Volume Minimum calculation.

Operating Periods

The Operating Periods are incorporated as Attachment 1: Postal Service Operating Periods. No Operating Period will exceed five weeks. The Peak Operating Periods are designated in Attachment 1: Postal Service Operating Periods.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Ordering Process - Non-Peak - Day Network

The Postal Service will provide the aviation supplier mail volumes in accordance with the identified schedule specified below. The forecasting structure will specify each origin / destination lane pair including cubic feet by day of week for the pairs. The Postal Service will request capacity based on specific plans for a Tuesday / Wednesday plan, a Thursday / Friday plan, a Saturday plan, and a Sunday plan.

[ * ]

Over the course of the Ordering Process for two (2) Operating Periods, the Postal Service may reduce volume down to the Contract Volume Minimum.

The request for capacity shall be presented to the aviation supplier in a mutually agreed upon electronic origin / destination format.

Bypass containers will be allocated in lanes where the requested capacity is greater than one hundred and ten (110) percent of the cubic capacity of the ULD configuration for the aircraft planned for the Service Point provided there is sufficient space to flow the Bypass container from the origin to the final destination on the scheduled flights. To facilitate this process, the Postal Service and the aviation supplier will jointly agree upon both Bypass and Mixed containers to be built at all origins during the Ordering Process.

Ordering Process - Non-Peak - Night Network

The Postal Service will provide the aviation supplier mail volumes in accordance with the identified schedule specified below. The forecasting structure will specify each origin / destination lane pair including weight.

[ * ]

The request for capacity shall be presented to the aviation supplier in a mutually agreed upon electronic origin / destination format.

Ordering Process - Peak - Day Network

The Peak Operating Period will consist of four or five individual weeks, measured and planned as independent of each other. One of the five weeks of the Peak Operating Period will include the week of Christmas. As such, the requested volume capacity will include the Christmas week. The forecasting structure will specify each origin / destination lane pair including weight or cubic feet by day of week for the pairs. The Postal Service will request capacity based on specific plans for a Tuesday / Wednesday plan, a Thursday / Friday plan, and a Saturday / Sunday plan.

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

The aviation supplier will make available at least [ * ] cubic feet of capacity per week for the Peak Operating Period for the Day Network. As a general planning guideline, the historical volume transported per day during the Peak Operating Period ranges between [ * ] to [ * ] cubic feet. The Peak season tab included in Attachment 2: Air Stops & Projected Volumes provides the historic mail volume in pounds by mail class by week during the Peak Operating Period. These volumes are provided for initial planning purposes and do not constitute a guarantee of volume for the Peak Ordering Period.

For the Peak Operating Period, the Postal Service will provide the aviation supplier a request for capacity by lane, expressed in cubic feet, one hundred fifty (150) days prior to the beginning of the Peak Operating Period. The request for capacity shall be presented to the aviation supplier in a mutually agreed upon electronic origin / destination format. The aviation supplier will reply to the request by providing the Postal Service with its response expressed in cubic feet one hundred twenty (120) days prior to the start of the Peak Operating Period. The Postal Service will communicate its acceptance of the aviation supplier’s response ninety (90) days prior to the commencement of the Peak Operating Period. The Postal Service acceptance establishes the Planned Capacity for the Peak Operating Period.

The Operating Period Minimum Volume for Peak will be [ * ] of the Planned Capacity.

The aviation supplier will guarantee space to accommodate up to 105% of the Planned Capacity from each origin daily.

Ordering Process - Peak - Night Network

The Peak Operating Period will consist four or five individual weeks, measured and planned as independent of each other. One of the five weeks of the Peak Operating Period will include the week of Christmas. As such, the requested volume capacity will include the Christmas week. The forecasting structure will specify each origin / destination lane pair including weight.

For the Peak Operating Period, the Postal Service will provide the aviation supplier a request for capacity by lane, expressed in pounds, one hundred fifty (150) days prior to the beginning of the Peak Operating Period. The request for capacity shall be presented to the aviation supplier in a mutually agreed upon electronic origin / destination format. The aviation supplier will reply to the request by providing the Postal Service with its response expressed in pounds one hundred twenty (120) days prior to the start of the Peak Operating Period. The Postal Service will communicate its acceptance of the aviation supplier’s response ninety (90) days prior to the commencement of the Peak Operating Period. The Postal Service acceptance establishes the Planned Capacity for the Peak Operating Period.

The Operating Period Minimum Volume for Peak will be [ * ] of the Planned Capacity.

The aviation supplier will guarantee space to accommodate up to 120% of the Planned Capacity from each origin daily.

Electronic Data Interchange (EDI)

The aviation supplier will provide status and operational data as specified in Attachment 7: Electronic Data Interchange Service Requirements. The aviation supplier will use the EDI methods specified in the attachment to transmit and receive volume, and appropriate scans from its system to the Postal Service system.

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Operational Condition Reports

The aviation supplier shall submit reports of hub and Service Point operating conditions on a daily basis for the Day Network and the Night Network.

Some examples of these daily reports (more may be required) are: service performance reports, operations reports for departures / arrivals late due to mechanical issues, operations reports for departures / arrivals late due to weather and other issues, sort mail volume , mis-sent mail volume, surface truck utilization, etc. The format of the report and the items reported will be mutually agreed upon by the COR and the aviation supplier.

In addition to these daily reports, the aviation supplier will coordinate with and advise the COR of any contingency plans to move mail delayed in transit, as soon as practical.

The table below lists the reports required initially.

Report Type	Name	Frequency
Operational Planning	[ * ]	Prior to Operating Period
Operational Planning	[ * ]	Prior to Operating Period
Operational Planning	[ * ]	Prior to Operating Period
Operational Planning	[ * ]	Prior to Operating Period
Operational Planning	[ * ]	Prior to Operating Period
Operational Planning	[ * ]	Monthly
Operational Reports	[ * ]	Tuesday through Sunday
Operational Reports	[ * ]	Monday through Friday
Operational Reports	[ * ]	Tuesday through Sunday
Operational Reports	[ * ]	Monday through Friday
Operational Reports	[ * ]	Tuesday / Wednesday / Thursday / Saturday
Operational Reports	[ * ]	Monday through Thursday
Operational Reports	[ * ]	Tuesday through Sunday
Operational Reports	[ * ]	Tuesday / Wednesday / Thursday / Saturday
Operational Reports	[ * ]	Tuesday through Sunday
Operational Reports	[ * ]	Tuesday through Sunday
Operational Reports	[ * ]	Monday through Friday
Operational Reports	[ * ]	Monday through Friday
Operational Reports	[ * ]	Daily
Operational Reports	[ * ]	Tuesday through Sunday
Operational Reports	[ * ]	Monday through Friday
Operational Reports	[ * ]	Tuesday through Sunday
Operational Reports	[ * ]	Tuesday through Sunday
Operational Reports	[ * ]	Tuesday through Sunday

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Dimensional Weight Reports

The aviation supplier will provide a weekly report electronically for the Day Network of the dimensional weights [ * ]. This report will provide the following information for each Outside Piece’s Handling Unit D&R tag:

•	Time of each Handling Unit through the sort

•	The length of each Handling Unit

•	The width of each Handling Unit

•	The height of each Handling Unit

•	The D&R tag of each Handling Unit

A sample of the report is below:

Sorter’,‘Time Stamp’,‘Length’,‘Width’,‘Height’,‘D&R Tag’

‘AS002’,‘10170703012011’,‘1863’,‘1663’,‘1005’,‘1GBNP673BF’

‘AS002’,‘10172003012011’,‘2413’,‘1107’,‘0460’,‘1ICK9H2YF/’

‘AS002’,‘10172703012011’,‘3425’,‘1911’,‘0968’,‘15HPP8W7D6’

‘AS002’,‘10175003012011’,‘1864’,‘1200’,‘1149’,‘1FZFOM73BX’

‘AS002’,‘10175103012011’,‘2404’,‘1153’,‘0460’,‘17MKSORVBQ’

Scanning and Data Transmission

All scanning data required to be presented to the Postal Service shall be in an electronic format acceptable to the Postal Service, containing all required data elements, and reported within two (2) hours after the occurrence of a reportable event. Available data will be transmitted in EDI message format at fifteen (15) minute intervals.

Scanning will be used to measure performance and serve as the basis for payment for both the Day Network and the Night Network.

Technical aspects of Electronic Data Interchange and the types of messaging events are discussed in Attachment 7: Electronic Data Interchange Service Requirements.

The aviation supplier will be responsible for providing technology compatible with Postal Service systems for purposes of sending and receiving scanning data.

The aviation supplier will be responsible for performing the following scans of D&R Tags and ULD identification tags.

a.	Possession or Load Scan of all Handling Units and ULDs at origin Service Points, including Outside Handling Units

b.	Load Scan that associates the ULD to an aircraft

c.	[ * ]

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

d.	[ * ]

e.	[ * ]

f.	Delivery Scan of each Handling Unit and ULD at the specified delivery Service Point.

Performance Requirements and Measurement

Mail delivery performance will be measured against the contract requirements based upon transmitted scan data.

Delivery performance requirements are:

Day Network: [ * ]%

Night Network: [ * ]%

Peak Operating Period: [ * ]% for the Day and Night Networks

Delivery performance will be measured across an Operating Period on a lane-by-lane basis, using actual scan delivery time versus Required Delivery Time (RDT), as outlined in Attachment 3: Operating Plan, Day Network, and Attachment 4: Operating Plan, Night Network.

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Delivery performance will be measured using the following methodology:

a.	The Postal Service will scan all Handling Units at origin.

b.	The Postal Service will nest all Handling Units into ULDs at origin.

c.	The Postal Service will tender the nested ULDs to the aviation supplier at origin.

d.	The aviation supplier will scan the ULDs with a Possession Scan at origin.

e.	The aviation supplier will scan all Handling Units processed through the sort at the hub.

f.	The aviation supplier will nest all Handling Units to ULDs departing from the hub.

g.	The aviation supplier will scan the ULDs as delivered to the Postal Service upon arrival at destination.

h.	The Postal Service will break the ULDs and scan / de-nest all Handling Units.

Delivery performance will be measured for all ULDs and Handling Units receiving at least a Delivery Scan by the aviation supplier.

The Postal Service will provide data to the aviation supplier via electronic files. The electronic file will show the nested date and time into the ULD, the possession time and date from the aviation supplier, the delivery time and date from the aviation supplier, and the de-nested break time and date from the Postal Service. Additionally, the files will show the weights of each Handling Unit.

Delivery performance on a lane level basis will be calculated as follows:

Total on-time Handling Units, by lane, for the Operating Period, receiving a Delivery Scan

Divided by

Total Handling Units, by lane, for the Operating Period, receiving a Delivery Scan

Reduction of Payment

If the calculated delivery performance is less than the delivery performance requirement, the late D&R tags will be ordered chronologically by the RDT. The percentage of D&R tags corresponding to the difference between [ * ]% and the delivery performance requirement (i.e., [ * ]% (Day Network), [ * ]% (Night Network) or [ * ]% (Peak Operating Period)) will not be assessed a reduction in payment. The remaining late D&R tags will be assessed a reduction in payment as follows:

a.	All Handling Units delivered up to thirty (30) minutes late will be subject to a [ * ]% reduction of the Transportation Payment.

b.	All Handling Units delivered from thirty-one (31) minutes up to one (1) hour to late will be subject to a [ * ]% reduction of the Transportation Payment.

c.	All Handling Units delivered 1 hour and one minute late or later will be subject to a [ * ]% reduction of the Transportation Payment.

The reduction in payment will be based on a conversion of the weight of the late Handling Units to cubic feet by the applicable mail class density and will be applied at the base or the tier in which the late delivery occurred.

Performance Management

The aviation supplier and the Postal Service will meet once a quarter (at a minimum) to discuss items such as the following:

a.	Cost Control

b.	Holiday Operations and Planning

c.	Aviation Supplier Performance

d.	Peak Season Planning

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

e.	Quality

f.	Ramp Operations

g.	Reconciliation of Irregularities

h.	Security

i.	Technology Issues

j.	Tender and Delivery Hygiene

k.	Volume Planning

l.	Other Pertinent Topics

Sustainability

The aviation supplier must provide following sustainability metrics at the times specified below:

a.	All greenhouse gas emission estimates that are attributed to the transport of Postal Service mail products via air and (if applicable) ground transport by the aviation supplier.

i.	Emissions in a standard unit – CO2e

ii.	Total weight of Postal Service products contributing to the emissions in the Calendar Year.

iii.	Total air miles travelled to transport the Postal Service products per Calendar Year.

iv.	High level summary describing methodology which could include the basis for the Postal Service emissions allocation such as space, cost, weight, number of packages or other methods used to derive numbers. For example, estimates based on gallons used, flight characteristics, or both.

v.	Assurance letter of independent verification of Scope 1, 2, and 3 data.

•	Scope 1: Emissions arising from when the aviation supplier burns fuel in its aircraft or its owned buildings

•	Scope 2: Emissions from purchased electricity or steam.

•	Scope 3: Emissions arising from activities over which the aviation supplier has less control.

b.	Fiscal Year (October through September) and Calendar Year (January through December) greenhouse gas emissions data to be received by the Postal Service no later than three (3) months after the close of the fiscal and calendar year.

The aviation supplier will convene a meeting with the Postal Service no later thirty (30) days after contract award to discuss high level greenhouse gas emissions estimation methodologies and network boundaries.

The aviation supplier will hold quarterly meetings with the Postal Service to discuss reporting methodology developments, boundaries and notification of estimation methodology or boundary changes.

Security

See Attachment 8: Investigative / Security Protocol and Guidelines.

Postal Service Employees Allowed Access

The aviation supplier shall allow escorted Postal officials showing proper credentials access to all buildings, field areas, ground equipment being used to sort, stage, or transport mail under this contract or under any subcontract services performed under this contract. Government regulations (e.g., Transportation Security Administration) will supersede this section.

The aviation supplier will allow unescorted access to Postal Service employees stationed on the aviation supplier’s premises pending compliance with all required processes. Photography or video taping will not be permitted except as outlined in the security protocols.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Personnel Screening

In general, the Postal Service accepts air carrier security program requirements set forth by the Transportation Security Administration (TSA). In addition to these, the Postal Service also mandates additional requirements.

The Postal Service is aware that the aviation supplier must implement its human resources programs in accordance with certain state laws and that in that respect there may be certain deviations to the literal application of some of the Postal Service requirements set forth herein.

In the event the aviation supplier establishes that a state law prohibits it from requesting from its employees or prospective employees any or all of the information requested in responses to questions 21a through 21e of PS Form 2025, Contract Personnel Questionnaire, as required by 1.d below, or from certifying, as the result of a criminal records check, to any of the items requested under 1.b, Criminal History, below, the aviation supplier shall be relieved of its contractual obligation to require employees or prospective employees to respond to the portions of those questions requesting the prohibited information or to provide that information as part of its criminal records check. In these situations, the Postal Service Security Investigations Service Center (SISC) shall conduct the required criminal checks as outlined in 1.b. below.

To establish the existence and the extent of the prohibitory effect of any such state law referenced above, the aviation supplier shall provide to the SISC documentary evidence (including a copy of the state law) demonstrating the stated prohibition. The Postal Service’s concurrence about the prohibitory nature of a state law shall not be unreasonably withheld.

The Contracting Officer may, in consultation with the aviation supplier and the U.S. Postal Inspection Service, grant other appropriate deviations or implement alternate processes to the standard U.S. Postal Inspection Service requirements by letter.

Applicability

Individuals providing services to the Postal Service under this contract (including aviation suppliers, employees of aviation suppliers, and subcontractors and their employees at all levels), hereinafter, “individuals,” who have been hired after the effective date of this contract and whose duties will or likely may involve handing the mail must obtain a security clearance from the Postal Service, as provided herein. Access to the mail as defined by 3.a below is permitted as soon as the security clearance package has been submitted to the SISC in Memphis.

If the aviation supplier commences a new operation (internally or with an aviation supplier) for the purpose of processing Postal volume, the employees hired since the effective date of this contract will be subject to Personnel Screening.

Access to the mail is permitted as soon as the security clearance package has been submitted to the SISC in Memphis. If the aviation supplier has ground handling services performed at air stops by another aviation supplier (subcontractor), and if, to the best knowledge of the prime aviation supplier, that subcontractor is in compliance with the provisions of this clause, the prime aviation supplier may certify that fact to the Contracting Officer in writing, and thereby be relieved of the primary responsibility for personnel screening. Prime aviation suppliers are in all cases responsible for meeting these screening requirements for all persons having access to the mail who are their direct employees. For example, if ABC, Inc. is an aviation supplier, and it performs ground handling services at one or more air stops for CDE, Inc., CDE must certify in writing that:

I certify that at the following air stops ground handling services are being performed by ABC, and that to the best of my knowledge, ABC is an aviation supplier of air transportation services under contract number    . A listing of airports served by ABC is attached hereto as follows.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Aviation suppliers must have clauses in their contracts with subcontractors requiring adherence to the Postal Service screening procedures contained in this contract.

1.	Requirements: The aviation supplier employing individuals to perform duties under this contract must provide the following documentation as early as possible, to the SISC in Memphis, Tennessee, with respect to those individuals whose duties will or likely may involve handling the mail. The items listed in sections (a) through (d) below must be completed prior to the employee being granted permission to handle mail. For purposes of this requirement, the term “completed” means that all tasks have been done, and the required submissions to the SISC in Memphis have been made.

The aviation supplier is required to maintain all certifications required in sections a., b., and d.

a.	Drug Screening: The aviation supplier must certify that individuals providing service under this contract have passed a screening test for those substances identified by the Substance Abuse and Mental Health Services Administration (SAMHSA) as the five (5) most abused substances which are cocaine, marijuana, amphetamine / methamphetamine, opiates, and phencyclidine (PCP). The tests must be performed by a SAMHSA approved certified laboratory. The drug test must meet the cut-off levels established by SAMHSA. All drug screening tests must be completed within ninety (90) days prior to having access to the mail since drug tests older than ninety (90) days are invalid and must be redone. The prime aviation suppliers and all subcontractors must maintain the name of the institution conducting the test and a document indicating if the employee passed or tested positive.

b.	Criminal History: The aviation supplier must certify, based upon a criminal records check (a state records check) of each employee through local agencies (state, county, or city) where the applicant has resided and worked for the past five (5) years (this may require multiple checks for applicants who live in one location and work in another location, or for applicants who have moved within that time period), that each individual:

i.	Has not been convicted of a felony criminal violation in the past five (5) years;

ii.	Has not been convicted of serious criminal charges (e.g. murder, rape, robbery, burglary, physical assaults, weapons violations, or drug charges [felony or misdemeanor]);

iii.	Does not have any pending felony or serious criminal charges; and

iv.	Is not on parole for or probation for any felony or serious criminal charges.

This will be documented on the Certification and Transmittal Cover Sheet. This form is provided under Personnel Security Administrative Instructions, and may be reproduced by the aviation supplier.

c.	Fingerprinting: The aviation supplier must obtain two sets of fingerprints for each applicant. Each fingerprint card, FD-258, Applicant Fingerprint Chart, and subsequent supplies will be issued by the Postal Service. The Postal Inspection Service will provide additional original copies for aviation supplier use. These additional forms may be obtained by calling the Memphis office at (901) 747-7712.

A copy of a Case Closing Transmittal (CCT) from the Office of Personnel Management (OPM) may be submitted in lieu of fingerprint cards if the CCT was dated within twelve (12) months of the date the SISC receives the submission.

d.	Citizenship: Certification of U.S. citizenship must be documented on PS Form 2025, Contract Personnel Questionnaire, or legal work status authorizing the individual to work in the United States is required. (I-9 Form, Employment Eligibility Verification, is to be used for non-citizens).

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

2.	Processing:

a.	The Postal Service agrees to use reasonable efforts to insure that security clearance decisions are issued within thirty (30) days after the aviation supplier submits the required documents and information to the SISC. The Postal Service, however, cannot guarantee that processing will be complete within thirty (30) days due to circumstances beyond its control.

b.	For each individual employed by the aviation supplier or any subcontractor, the aviation supplier will submit to the SISC:

•	Full name

•	Social security number

•	Drug screening data (1.a)

•	Criminal history certifications (1.b)

•	Both sets of fingerprints (1.c)

•	Citizenship certifications (1.d)

Upon receipt of the required documentation, the SISC will submit the fingerprint cards (1.c) to the Federal Bureau of Investigation, and perform a search of the National Crime Information Center (NCIC) Wants and Warrants and Inspection Service databases at its cost.

c.	In cases where an individual business entity is predominant at a given airport, the Contracting Officer in consultation with the Inspection Service may approve the receipt of screening documents from that entity.

d.	The aviation supplier shall maintain supporting documentation for the drug screening (1.a), criminal history inquiries (1.b), and citizenship verifications (1.d) subject to review by the Postal Service, for the life of this contract in accordance with its internal procedures, advising the Inspection Service SISC on the Certification and Transmittal Cover Sheet.

At the employee’s local station, aviation suppliers are only required to maintain a copy of the Certification and Transmittal Cover Sheet. The Certification and Transmittal Cover Sheet is provided under Personnel Security Administrative Instructions and may be reproduced by the aviation supplier, as needed.

Aviation suppliers currently maintaining security screening files under existing Postal Service contracts shall continue to maintain those files.

Submit all forms and certifications to:

Memphis SISC

Security Investigations Service Center

225 North Humphreys Boulevard

Fourth Floor, South

Memphis, TN 38161-0008

The Postal Service intends to make its best efforts to position itself to eliminate the requirement for its set of FD-258 forms, and other submissions to be determined, through cooperation with the Federal Aviation Administration, Transportation Security Administration, and other agencies or associations to share relevant information for its regulatory purposes.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

3.	Access to the Mail – Screening Requirements:

“Access to the mail” refers to individuals who scan, transport, sort, load, and unload mail to and from ground equipment and to and from the aircraft. This includes employees handling sealed ULDs. This includes individuals who have direct supervisory duties in directing the transporting, sorting, loading, and unloading of mail to and from ground equipment and aircraft. Individuals providing services to the Postal Service under this contract (including aviation suppliers, employees of aviation suppliers, and subcontractors and their employees at any tier), hereinafter, “individuals,” who have access to the mail, must obtain a security clearance from the Postal Service before such access to the mail is granted.

4.	Denial:

Persons who meet the following criteria are not permitted to have access to the mail under this contract:

a.	An aviation supplier, subcontractor, or employee of an aviation supplier or subcontractor who has not received a security screening in accordance with the criteria listed above under Personnel Screening.

b.	An aviation supplier, subcontractor, or employee of an aviation supplier or subcontractor who has been convicted of, or is on probation or parole for, or under suspended sentence for assault, theft, or weapons charges or for the illegal use, possession, sale, or transfer of controlled substances during the past five (5) years.

c.	An aviation supplier, subcontractor, or employee of an aviation supplier or subcontractor who has been convicted of any criminal felony violation during the past five (5) years, who is on parole, probation, or suspended sentence for commission of a criminal felony during the past five (5) years.

d.	An aviation supplier, subcontractor, or employee of an aviation supplier or subcontractor who has ever been convicted of theft of mail or other Postal offense.

e.	An aviation supplier, subcontractor, or employee of an aviation supplier or subcontractor who has an active warrant or is on probation or is on parole.

f.	An aviation supplier, subcontractor, or employee of an aviation supplier or subcontractor who has any pending felony or serious criminal charges.

g.	Any other circumstance that in the determination of the Postal Service makes the individual unfit to provide services under this contract.

In the event an employee is disqualified under the above criteria, the aviation supplier has the responsibility to insure that the employee’s duties no longer involve handling mail.

5.	Appeal Process:

An individual may appeal a decision to deny access made by the Postal Inspection Service SISC by sending a letter to the Inspector In Charge, Security and Crime Prevention, Washington, DC, within three (3) weeks of the date of the denial letter. An individual may not handle the mail during the appeal process. The letter must contain the following information:

a.	A statement that reconsideration of the decision is requested and the basis on which it is sought.

b.	Additional information on the appellant’s behalf.

c.	A copy of the denial letter.

6.	Training: The Postal Service may, but is not required to, provide orientation / training for aviation suppliers during the term of this contract to clarify security clearance requirements, processes, and procedures necessary to fully implement this program.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Payment Procedures

Rates and Payment General

The aviation supplier will be compensated based upon properly scanned ULDs and Handling Units. The payment for each ULD and Handling Unit will be based on the network (i.e., Day or Night) to which the mail is assigned by the Postal Service. This process will allow for automated payment.

[ * ]

Scan Requirements

All scan requirements listed below are specified in the Scanning and Data Transmission section.

Night Turn Scan Requirements

a.	Possession Scan of all ULDs and Handling Units at the origin

b.	Delivery Scan of all ULDs and Handling Units delivered at destination

Day Turn Scan Requirements

a.	The aviation supplier will conduct a Possession Scan of all ULDs and Handling Units at the origin.

b.	The aviation supplier will conduct a Nest Scan associating the Handling Unit with a ULD at the hub.

c.	The aviation supplier will conduct a Delivery Scan of all ULDs and Handling Units delivered at destination.

The Hub Sort Scans will be paid in accordance with the pricing listed in Attachment 10: Pricing for Handling Units sorted at the hub on the Day Network for which scans are provided. Hub Sort Scans will not be paid for Handling Units assigned to a Bypass ULD or for the Night Network.

[ * ]

The base and tier pricing from Attachment 10: Pricing will be applied to the volume measured in each Operating Period as follows. Volume within the base will be paid at the Base Rate. The portion of volume exceeding the base volume and falling within the Tier 1 volume will be paid at the Tier 1 rate. A similar incremental process will be applied to volume that falls within subsequent tiers.

Payments will be made by Electronic Funds Transfer (EFT).

[ * ]

The aviation supplier will bill additional charges not covered within the automated payments system on a weekly basis. For correct and sufficient invoices received by noon Wednesday of a given week, the Postal Service will process them so as to generate a payment by Wednesday, three (3) weeks following the receipt of the invoice through the EFT process.

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Payment Processing - Day Network - Per Cube

Invoicing

All invoices for the transportation of Handling Units or ULDs under this contract will be paid by the cubic foot and payment will be based on completing the required scans.

Mail Tendered in ULDs

The Line Haul rate for each ULD will be comprised of two components: Non-Fuel Line Haul and Fuel Line Haul. The Non-Fuel Line Haul rate will include all of the transportation and handling associated with a ULD. Hub Sort Scanning rates are separate from the Non-Fuel Line Haul rate.

ULD cubic feet will be paid at the agreed cubic feet size for each ULD type described in Attachment 10: Pricing.

The cubic feet paid will be based on the Postal assigned ULD type. If the Postal ULD type is missing, the aviation supplier’s ULD type will be used for invoicing. Any discrepancies between the types of ULD processed will be resolved during the Reconciliation Process.

The transportation payment for mixed ULDs will be based on the applicable cubic feet of the originating ULD. These transportation payments will be reduced for Handling Units not receiving a Delivery Scan by converting the weight of the Handling Units without a Delivery Scan at the correct destination to cubic feet by the applicable mail class density.

The transportation payment for bypass ULDs will be based on the applicable cubic feet of the originating ULD. These transportation payments will not be made for Bypass ULDs without a Delivery Scan at the correct destination.

Recognizing operational inefficiencies filling the last ULD at every location, the Postal Service will incorporate within the daily invoice a daily credit based on the total cubic feet of the mixed ULDs in the Operating Plan divided by the total number of mixed ULDs in the Operating Plan for each origin air stop per day multiplied by 50%. The rate used will be the applicable base or tier cubic foot rate used at the beginning of the invoice day.

Mail Tendered from Surface Trucks

If mail is tendered to the aviation supplier from a defined truck location as identified in Attachments 3 and 4 at contract award, the invoiced cubic feet will be calculated by dividing the Handling Unit’s Postal Service assigned rounded weight by the applicable mail class density.

Mail Tendered from Ad Hoc Trucks into the Aviation Supplier Hub

The aviation supplier will accept ad hoc trucks from the Postal Service at the proposed hub locations. The invoiced cubic feet for ad hoc trucks will be calculated by dividing the Handling Unit’s Postal Service assigned rounded weight by the applicable mail class density. Recognizing the reduced work content, the aviation supplier will provide an unload rate in Attachment 10: Pricing for the receipt and processing of all ad hoc truck mail volume. The Postal Service will incorporate ad hoc truck payments in the weekly electronic payment.

Aviation Supplier Surface Transportation – Not Included in the Transportation Payment

The aviation supplier will include a separate rate per mile for Highway Transportation in Attachment 10: Pricing which will be applied when the Postal Service requires the aviation supplier to operate unplanned surface transportation of mail.

Hub Sort Scan Charge

The Postal Service will pay a Hub Sort Scan charge for mail sorted and scanned at a hub per Handling Unit (i.e., D&R Tag) as shown in Attachment 10: Pricing. This rate will not be subject to an increase for the full term of the contract.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Handling Units sorted at a hub must receive a Hub Sort Scan for payment purposes. The Postal Service will not pay a Hub Sort Scan charge for sorts not supported by EDI scan information. The pieces scanned into a tendered Bypass container are not eligible to receive Hub Sort Scan charges.

Re-Labeling Charge

The Postal Service will pay an additional charge to the aviation supplier for re-labeling Postal Service Handling Units at the hub for which the D&R tag is missing or becomes illegible. The Postal Service will also provide all equipment necessary to perform this function. The re-labeling charge per Handling Unit is shown in Attachment 10: Pricing.

This rate will not be subject to an increase for the full term of the contract.

Payment to the aviation supplier for the transport of re-labeled Handling Units will be based upon data received from the Hub Scan plus (combined and matched with) the Delivery Scan for the Handling Unit. An average weight per Handling Unit will be established based upon the previous month’s data for average weight per Handling Unit, and for Handling Units that are not properly scanned due to conditions beyond the aviation supplier’s control.

The equipment to be supplied by the Postal Service for this function will be listed in Attachment 6: Postal Furnished Property, and will be covered by Clause 2-22, Postal Service Property. Attachment 6: Postal Furnished Property will be created upon successful installation of the equipment. Upon reasonable advance notice to the aviation supplier, the Postal Service shall be permitted to perform maintenance on any of the equipment located in an aviation supplier’s facility listed in Attachment 6: Postal Service Furnished Property.

Fuel Adjustment

There will be a monthly fuel adjustment to the Fuel Line Haul rate. Each “month” is defined in Attachment 1: Postal Service Operating Periods. The adjustment will become effective on the first operating day of each operating period after contract commencement. The adjustment may be upward or downward.

The adjustment will be based on the U.S. Gulf Coast (USGC) prices for Kerosene-type jet fuel reported by the U.S. Department of Energy for the month that is two (2) months prior to the adjustment. The adjustment will be calculated and applied monthly.

For example, assume the Fuel Line Haul rate is $0.10. If the June 20XX USGC price for Kerosene-type jet fuel is $2.68 per gallon and the July 20XX price is $3.00 per gallon, then the adjustment for September XX would be calculated as follows:

($3.00 / $2.68) = 1.12

1.12 x $0.10 = $0.11

The new Fuel Line Haul rate would be $0.11 per cubic foot.

In August 20XX, if the USGC price is $2.70 per gallon, the calculation for the October 20XX rate would be:

($2.70 / $3.00) = 0.90

0.90 x $0.11 = $0.10 per cubic foot

This calculation will be rounded after the decimal to four digits.

The proposal pricing should be based on the August 2012 U.S. Gulf Coast Kerosene-type jet fuel reported by the U.S. Department of Energy ($3.156 per gallon).

Fuel will be adjusted for October 2013 based on the August 2013 U.S. Gulf Coast Kerosene-type jet fuel reported by the U.S. Department of Energy.

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

Payment Processing - Night Network - Per Pound

Invoicing

All Handling Units tendered to the aviation supplier for the Night Network will be paid by the pound and payment will be based on required scanning. The weight will be derived from the assigned rounded weight of the Handling Unit. The Non-Fuel Line Haul rate will include all of the transportation and handling associated with a Handling Unit. The Fuel Line Haul rate for the Night Network will not be subject to a fuel adjustment.

Re-Labeling Charge

The Postal Service will pay an additional charge to the aviation supplier for re-labeling Postal Service Handling Units for which the D&R tag is missing or becomes illegible. The Postal Service will also provide all equipment necessary to perform this function. The re-labeling charge per Handling Unit is shown in Attachment 10: Pricing. This rate will not be subject to an increase for the full term of the contract.

Payment to the aviation supplier for transport of re-labeled Handling Units will be based upon data received from the Hub Scan plus (combined and matched with) the Delivery Scan for the Handling Unit. An average weight per Handling Unit will be established based upon the previous month’s data for average weight per Handling Unit and for Handling Units that are not properly scanned due to conditions beyond the aviation supplier’s control.

The equipment to be supplied by the Postal Service for this function will be listed in Attachment 6: Postal Furnished Property, and will be covered by Clause 2-22, Postal Service Property. Attachment 6 will be created upon successful installation of the equipment. Upon reasonable advance notice to the aviation supplier, the Postal Service shall be permitted to perform maintenance on any of the equipment located in an aviation supplier’s facility listed in Attachment 6.

The payment for the Night Network re-labeled Handling Units will be adjusted to reflect the percentage of re-labeled Handling Units that have already been scanned. This percentage of previously scanned Handling Units will be mutually agreed upon by the Postal Service and the aviation supplier through an audit sampling of re-labeled Handling Units. Contingency Handling Units are excluded from this adjustment.

Reconciliation Process

Reconciliation of scanning and payment records between the Postal Service and the aviation supplier will be conducted in a scheduled meeting attended by the Postal Service and the aviation supplier on an Operating Period basis not more than ninety (90) days after the close of an Operating Period, or a time frame as agreed mutually by the parties. The following procedures will be observed for the reconciliation process:

a.	All data exchanges between the aviation supplier and the Postal Service for the reconciliation process will be performed electronically and sent to specified mailboxes operated by each organization. Each file will have an individually specified transmission interval.

b.	For all files exchanged between the aviation supplier and the Postal Service, any changes to layout or data definition must be communicated to the receiving party at a minimum of sixty (60) calendar days prior to implementation, or sooner if mutually agreed.

c.	All file transfers must adhere to Postal Service Security and Privacy rules.

d.	Supplemental Charges / Assessments may be assessed each Operating Period. The charges shall include but not be limited to the following:

i.	Operating Period Volume Minimum and Contract Volume Minimum

ii.	Non-achievement of performance standards

Air Cargo Network

Contract ACN-13-FX

Part 1: Statement of Work

e.	Once the parties have mutually agreed on the Operating Period reconciliation, both parties agree that neither can re-open the Operating Period for further adjustments. By mutually agreeing to the Operating Period reconciliation, the parties thereby agree to waive their right to pursue a claim under the Contract Disputes Act based upon the Operating Period reconciliation.

In the event there is a catastrophic equipment or information system failure, the aviation supplier will provide electronic files to the Postal Service identifying all D&R Tags the aviation supplier scanned that were lost. The aviation supplier will notify the Contracting Officer and the COR as soon as the aviation supplier becomes aware of such a failure.

If the Postal Service cannot produce D&R Tags, an emergency contingency will be developed and implemented. Such a plan will include specifications for operational and information technology issues, as well as payment.

Air Cargo Network

Contract ACN-13-FX

Part 3: Contract Clauses

Part 3: Contract Clauses

Clause B-1: Definitions (March 2006) (Tailored)

For purposes of this Contract, the following terms shall have the following meanings:

1.	Acceptable Dangerous Goods and Acceptable Hazardous Material: Those articles or substances which satisfy the air transportation requirements for the transportation of Hazardous Goods set forth in Chapter 601.10.0 of the Domestic Mail Manual and which are not required by applicable federal regulation to be accessible to crew members during flight.

2.	Advertisement: A free or paid mass or targeted communication under the control of a party intended for the general public or a specific potential or existing customer, the ultimate purpose of which is to promote the sale of such party’s products or services, including, but not limited to, television, radio and internet commercials, out-of-home ads (e.g., billboards, sports stadium displays, transit signs), direct mail ads, print ads and free standing inserts in newspapers, magazines, and electronic media.

3.	All Mail Due Aviation Supplier: A designated time predetermined when the Postal Service provides all mail to the aviation supplier as shown in Attachments 3: Operating Plan, Day Network, and Attachment 4: Operating Plan, Night Network

4.	Aviation Supplier: The person or persons, partnership, or corporation named that has been awarded the contract.

5.	Bypass Container: A ULD of mail designated for delivery to destination Service Point on the network which is transferred directly from one aircraft to another without going through the sort operation.

6.	Con-Con: (Convoy and Conveyance) The concentration in a container of Registered Mail for single, daily, daylight, or authorized night air dispatch

7.	Contract Volume Minimum: The volume (in cubic feet) per operational day, averaged across six (6) days per week, and measured across each Operating Period that is guaranteed by the Postal Service for the Day Network

8.	Contracting Officer: The person executing this contract on behalf of the Postal Service and any other officer or employee who is a properly designated Contracting Officer; the term includes, except as otherwise provided in the contract, the authorized representative of a Contracting Officer acting within the limits of the authority conferred upon that person.

9.	Contracting Officer’s Representative (COR): A person who acts within the limits of authority delegated by the Contracting Officer.

10.	Contingency Handling Units: Handling Units entered into the transportation network without an appropriate D&R tag. These Handling Units are subsequently processed at the aviation supplier’s hub through the re-labeling process.

11.	Dangerous Goods (Hazardous Material): Articles or substances which are capable of posing a significant risk to health, safety or to property when transported by air and which are classified according to Section 3 (Classification) of the International Air Transport Association (IATA) Dangerous Good Regulations, regardless of variations, exceptions, exemptions, or limited quantity allowances.

12.	Day Network: Planned network that operates Tuesday through Sunday primarily for the transportation of the Priority and First Class Mail.

Air Cargo Network

Contract ACN-13-FX

Part 3: Contract Clauses

13.	Delivery: The hand-off, at a destination Service Point, of all mail to the Postal Service in accordance with contract requirements.

14.	Delivery Scan: A scan performed by the aviation supplier that indicates that the aviation supplier has tendered volume to the Postal Service.

15.	D&R (Dispatch and Routing) Tag: Bar coded tag that identifies the origin and destination airports, mail class, Handling Unit weight, and the assigned network air carrier.

16.	Exception Sort Scan: A Hub Scan performed on mail Handling Units that require re-labeling due to a missing or unreadable D&R tag.

17.	Express Mail: As defined in the U.S. Postal Service Domestic Mail Manual.

18.	Failure to Load: A failure to accept and load mail as specified in the contract.

19.	Failure to Protect: Is a failure to protect and safeguard mail from depredation, rifling, inclement weather, mistreatment, or other hazard while in the aviation supplier’s control.

20.	Failure to Protect Postal Service Equipment: A failure to protect, return or safeguard Postal Service provided equipment. This includes MTE and Postal provided scanning equipment (if supplied by the Postal Service).

21.	First-Class Mail: As defined in the U.S. Postal Service Domestic Mail Manual.

22.	Feeder: An aircraft normally used for local transport (for carriage of cargo and / or containers) to and from locations not scheduled to be serviced by primary aircraft from a hub, directly connecting these locations to a hub.

23.	Ground Handling: Handling of mail, including unloading of mail from aircraft or ground vehicles, drayage, staging of mail, and loading of mail on receiving aircraft or ground vehicles.

24.	Handling Unit: A piece of mail (an outside) or a receptacle (such as loose sacks, pouches, trays, flat tubs) that contains multiple pieces of mail which is individually processed.

25.	Hub: A central sort facility that supports multiple markets via air and ground networks on a regional or national level by means of connecting flights and ground transportation.

26.	Hub Sort Scan: A scan performed by the aviation supplier at a hub location.

27.	Line Haul: Transporting mail by air between origin and destination locations.

28.	Live Animals: Animals accepted by the Postal Service in accordance with Chapter 601.9.3 of the Domestic Mail Manual.

29.	Mail: Product that carries U.S. postage and the receptacles in which it is tendered for transportation. The term includes supplies and empty mail transportation equipment of the U.S. Postal Service.

30.	Mail Bags: Postal Service bags which are used by the Postal Service in the transportation of mail.

31.	Mis-delivered: Any mail delivered to the wrong destination. This includes, but is not limited to, mail placed in the wrong ULD, ULDs loaded onto an incorrect flight or truck, and ULDs incorrectly placarded.

Air Cargo Network

Contract ACN-13-FX

Part 3: Contract Clauses

32.	Mixed Container: A Unit Load Device (ULD) containing mail for multiple destinations that requires sortation at the aviation supplier hub.

33.	Nest Scan: The scan that associates the Handling Unit with the ULD (air container).

34.	Night Network: Planned network that operates Monday through Friday, primarily for the transportation of Express Mail.

35.	Operating Period: A scheduled period ranging from four (4) to five (5) weeks as agreed between the Postal Service and aviation supplier.

36.	Operating Period Volume Minimum: The volume minimum resulting from the Planned Capacity established through the Ordering Process for the Day and Night Networks.

37.	Overflow Mail: Mail that is tendered in excess of the Planned Capacity.

38.	Outsides: Individual mail piece, with dimensions no greater than 108 inches in combined length and girth and with no single dimension greater than 84 inches which is not otherwise containerized and must be processed as a Handling Unit.

39.	Package: Any box or envelope that is accepted by the Postal Service for delivery to a consignee.

40.	Perishables: Those items which are susceptible to decay, spoilage or destruction.

41.	Planned Capacity: Volume that the parties have agreed to by way of the Ordering Process for the Day and Night Networks.

42.	Possession Scan: A scan performed by the aviation supplier that indicates the aviation supplier has accepted the volume from the Postal Service.

43.	Priority Mail: Priority Mail and First-Class zone rated (Priority) mail as defined in the U.S. Postal Service Domestic Mail Manual, Chapter 3, Section 314.

44.	Registered Mail: A mail piece which is mailed in accordance with the requirements of Chapter 501.2.0 of the Domestic Mail Manual. Registered Mail provides added protection for valuable or important mail. Registered Mail provides a receipt to the sender, special security between shipment points, a record of acceptance and delivery maintained by the Postal Service and, at the option of the mailer and for an additional fee, indemnity in case of loss or damage.

45.	Re-Possessed: Regain possession of assigned mail.

46.	Required Delivery Time (RDT): The latest delivery time to the Postal Service as indicated in Attachment 3: Operating Plan, Day Network, and Attachment 4: Operating Plan, Night Network.

47.	Service Point: The physical location at which the aviation supplier must hand-off mail to the Postal Service or its duly appointed agent as specified in Attachment 3: Operating Plan, Day Network, and Attachment 4: Operating Plan, Night Network.

48.	Tender: The drop-off, at an origin Service Point, of mail assigned by the Postal Service to the aviation supplier.

49.	Tender Point: The physical location at which the Postal Service or its duly appointed agent provides mail to the aviation supplier.

Air Cargo Network

Contract ACN-13-FX

Part 3: Contract Clauses

50.	Tender Time: The latest time at which the aviation supplier is required to accept mail from the Postal Service at an origin Service Point in accordance with contract requirements.

51.	Terminal Handling: The receipt, scanning, sorting, delivery and / or tug and dolly transportation of mail tendered under this contract.

52.	Trans Log File: The Postal Service data file that contains, for each D&R Tag, the actual weight, origin, and destination market for each Handling Unit.

53.	Transportation Payment:: Four items are included in the Transportation Payment:

a.	Non-Fuel Line Haul

b.	Fuel Line Haul

c.	Aircraft Ground Handling

d.	Scanning

54.	Trucking Location: Those Service Points to which mail volume is transported via highway.

55.	Unit Load Device (ULD): Airline container or pallet provided by the aviation supplier

Clause B-3: Contract Type (March 2006) (Tailored)

This Contract is a fixed-price, indefinite quantity with adjustments contract for the purchase of commercial services pursuant to 39 Code of Federal Regulations, Part 601 et seq.

This is not a requirements-type contract.

Clause B-9: Claims and Disputes (March 2006) (Tailored)

a.	This contract is subject to the Contract Disputes Act of 1978 (41 U.S.C. 601-613) (“the Act” or “CDA”).

b.	Except as provided in the Act, all disputes arising under or relating to this contract must be resolved under this clause.

c.	“Claim,” as used in this clause, means a written demand or written assertion by one of the contracting parties seeking, as a matter of right, the payment of money in a sum certain, the adjustment or interpretation of contract terms, or other relief arising under or relating to this contract. However, a written demand or written assertion by the aviation supplier seeking the payment of money exceeding $100,000 is not a claim under the Act until certified as required by subparagraph d.2 below. A voucher, invoice, or other routine request for payment that is not in dispute when submitted is not a claim under the Act. The submission may be converted to a claim under the Act by complying with the submission and certification requirements of this clause, if it is disputed either as to liability or amount is not acted upon in a reasonable time.

d.

1.	A claim by the aviation supplier must be made in writing and submitted to the Contracting Officer for a written decision. A claim by the Postal Service against the aviation supplier is subject to a written decision by the Contracting Officer.

2.	For aviation supplier claims exceeding $100,000, the aviation supplier must submit with the claim the following certification:

“I certify that the claim is made in good faith, that the supporting data are accurate and complete to the best of my knowledge and belief, that the amount requested accurately reflects the contract adjustment for which the aviation supplier believes the Postal Service is liable, and that I am duly authorized to certify the claim on behalf of the aviation supplier.”

Air Cargo Network

Contract ACN-13-FX

Part 3: Contract Clauses

3.	The certification may be executed by any person duly authorized to bind the aviation supplier with respect to the claim.

e.	For aviation supplier claims of $100,000 or less, the Contracting Officer must, if requested in writing by the aviation supplier, render a decision within 60 days of the request. For aviation supplier-certified claims over $100,000, the Contracting Officer must, within 60 days, decide the claim or notify the aviation supplier of the date by which the decision will be made.

f.	The Contracting Officer’s decision is final unless the aviation supplier appeals or files a suit as provided in the Act.

g.	When a CDA claim is submitted by or against an aviation supplier, the parties shall make a good faith attempt to resolve the dispute, including an exchange of relevant information toward a mutual resolution. Accordingly, by mutual consent, the parties may agree to use an alternative dispute resolution (ADR) process to assist in resolving the claim. A certification as described in d(2) of this clause must be provided for any claim, regardless of dollar amount, before ADR is used. If either party declares the matter to be at an impasse, the dispute will be resolved through the CDA process as contemplated by Clause B-9.

h.	The Postal Service will pay interest in the amount found due and unpaid from:

1.	The date the Contracting Officer receives the claim (properly certified, if required); or

2.	The date payment otherwise would be due, if that date is later, until the date of payment.

i.	Simple interest on claims will be paid at a rate determined in accordance with the Interest clause.

j.	The aviation supplier must proceed diligently with performance of this contract, pending final resolution of any request for relief, claim, appeal, or action arising under the contract regardless of the initiating party, and comply with any decision of the Contracting Officer.

Clause B-10: Pricing of Adjustments (March 2006) (Tailored)

When costs are a factor in determining any contract price adjustment under the Changes clause, the process set forth in Clause 4-1.c will be followed. For any other provision of this contract, the parties agree to use the process set forth in Attachment 10: Pricing and in the Payment Processing sections of Part 1 for negotiating the adjustment.

Clause B-15: Notice of Delay (March 2006) (Tailored)

Immediately upon becoming aware of any difficulties that might delay deliveries under this contract, the aviation supplier will notify the Postal Service in writing. The notification must identify the difficulties, the reasons for them, and the estimated period of delay anticipated. Failure to give notice may preclude later consideration of any request for an extension of contract time.

Clause B-22: Interest (March 2006) (Tailored)

The Postal Service will pay interest on late payments and unearned prompt payment discounts in accordance with the Prompt Payment Act, 31 U.S.C. 3901 et. seq., as amended by the Prompt Payment Act Amendments of 1988, P.L. 100-496. The aviation supplier will pay interest on any payment to the Postal Service at a rate equivalent to the prevailing Contract Disputes Act interest rate.

Air Cargo Network

Contract ACN-13-FX

Part 3: Contract Clauses

Clause B-25: Advertising of Contract Awards (March 2006)

Except with the Contracting Officer’s prior approval, the aviation supplier agrees not to refer in its commercial advertising to the fact that it was awarded a Postal Service contract or to imply in any manner that the Postal Service endorses its products.

Clause B-30: Permits and Responsibilities (March 2006) (Tailored)

The aviation supplier is responsible, without additional expense to the Postal Service, for obtaining any necessary licenses and permits, and for complying with any applicable federal, state, and municipal laws, codes, and regulations in connection with the performance of the contract. The aviation supplier is responsible for all damage to persons or property, including environmental damage that occurs as a result of its omission(s) or negligence. While in performance of the contract, the aviation supplier must take proper safety and health precautions to protect the work, the workers, the public, the environment, and the property of others.

Clause B-39: Indemnification (March 2006) (Tailored)

The aviation supplier must save harmless and indemnify the Postal Service and its officers, agents, representatives, and employees from all claims, losses, damage, actions, causes of action, expenses, and/or liability resulting from, brought forth, or on account of any personal injury or property damage received or sustained by any person, persons, or property growing out of, occurring, or attributable to any work performed under or related to this contract, resulting in whole or in part from negligent acts or omissions of the aviation supplier, any subcontractor of the aviation supplier, or any employee, agent, or representative of the aviation supplier or of the aviation supplier’s subcontractor.

The Postal Service must save harmless and indemnify the aviation supplier and its officers, agents, representatives, and employees from all claims, losses, damage, actions, causes of action, expenses, and / or liability resulting from, brought forth, or on account of any personal injury or property damage received or sustained by any person, persons, or property growing out of, occurring, or attributable to any work performed under or related to this contract, resulting in whole or in part from negligent acts or omissions of the Postal Service, or any employee, agent, or representative of the Postal Service.

Clause B-45: Other Contracts (March 2006) (Tailored)

The Postal Service may award other contracts for additional work, and the aviation supplier must cooperate fully with the other aviation suppliers and Postal Service employees. The aviation supplier must not commit or permit any act that will interfere with the performance of work by any other aviation supplier or by Postal Service employees.

Clause B-65: Adjustments to Compensation (March 2006) (Tailored)

Contract compensation may be adjusted, from time to time, by mutual agreement of the aviation supplier and the Contracting Officer. No adjustment to compensation will be made for changes arising from Clause 9-10: Service Contract Act or from Clause 9-12: Fair Labor Standards Act and Service Contract Act – Price Adjustment. Adjustments in compensation pursuant to this clause shall be memorialized by formal modification to the contract. All negotiations between the parties shall be conducted with respect to the implied covenant of good faith and fair dealing.

Air Cargo Network

Contract ACN-13-FX

Part 3: Contract Clauses

Clause B-69: Events of Default (March 2006) (Tailored)

The aviation supplier’s right to perform this contract is subject to termination, in whole or in part, in the event of any of the following events of default.

a.	The aviation supplier’s failure to perform service according to the terms of the contract;

b.	If the aviation supplier has been administratively determined to have violated Postal laws and regulations and other laws related to the performance of the service;

c.	Failure to follow the instructions of the Contracting Officer that fall within the scope of the contract;

d.	If the aviation supplier transfers or assigns his contract, except as authorized herein, or sublets the whole or a portion of this contract contrary to the applicable provisions of the U.S. Postal Service Supplying Principles and Practices or without any required approval of the Contracting Officer;

e.	If the aviation supplier combines to prevent others from proposing for the performance of Postal Service contracts;

f.	If the aviation supplier or corporate officer has been or is, during the term of the contract, convicted of a crime affecting his or her reliability or trustworthiness as a mail transportation aviation supplier, such as any form of fraud or embezzlement that has impacted the Postal Service or the U.S. Government;

g.	If at any time the aviation supplier, its principal owners, corporate officers or personnel are disqualified by law or regulation from performing services under this contract, and upon notice thereof, the aviation supplier fails to remove any such disqualification;

h.	If the aviation supplier fails to provide any notification of a change in corporate officers which this contract may require; or

i.	If the aviation supplier materially breaches any other requirement or clause of this contract.

Clause B-75: Accountability of the Aviation Supplier (Non-Highway) (March 2006) (Tailored)

a.	The aviation supplier shall supervise its operations and the operations of its subcontractors that provide services under this contract personally or through representatives. The aviation supplier or its supervising representatives must be easily accessible in the event of emergencies or interruptions in service.

b.	In all cases, the aviation supplier shall be liable to the Postal Service for the Postal Service’s damages if mail is subject to loss, rifling, damage, wrong delivery, depredation, and other mistreatment while in the custody and control of the aviation supplier or its subcontractors. The aviation supplier shall also be accountable and answerable in damages for the faithful performance of all other obligations assumed under this contract, whether or not it has entrusted part or all of its performance to another, except for any failure to perform that is excused by the Force Majeure clause of this contract.

c.	The aviation supplier shall faithfully account for and deliver to the Postal Service all:

1.	Mail,

2.	Moneys, and

3.	Other property of any kind belonging to or entrusted to the care of the Postal Service, that come into the possession of the aviation supplier during the term of this contract.

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d.	The aviation supplier shall, promptly upon discovery, refund (i) any overpayment made by the Postal Service for service performed, or (ii) any payment made by the Postal Service for service not rendered.

Clause B-77: Protection of the Mail (Non-Highway) (March 2006) (Tailored)

The aviation supplier must protect and safeguard the mail from loss, theft, or damage while it is in the aviation supplier’s custody or control, and prevent unauthorized persons from having access to the mail.

a.	Classification of Irregularities

The following classifications of irregularities are those that preclude the Postal Service from accomplishing its mission. The damage caused from these irregularities result in actual damage and degradation to its brand, and therefore, is associated with liquidated damages as stated:

1.	Failure to Protect

Failure to protect the mail consists of: failure to protect or safeguard the mail from inclement weather, from damage caused by the mechanized sort, from acts of the aviation supplier’s employees or contractors, and from loss, depredation, or other hazards while in the control or custody of the aviation supplier.

2.	Theft of Mail

The theft of mail can cause immeasurable damage to the Postal Service, both in terms of actual economic loss to our customers and to the competitive standing of our products and services. The aviation supplier will support law enforcement efforts to prevent theft of mail, and will support enforcement officials in the apprehension of those who may be perpetrating such crimes.

b.	Damages and Liquidated Damages

The following liquidated damages for damaged and unprotected mail are applicable to the associated classifications of irregularities:

1.	Damaged and Unprotected Mail

Liquidated damages may be assessed for damaged and unprotected mail. For purposes of this section, damaged mail will consist of mail pieces whether inside or outside of Postal Service MTE. This category includes but may not be limited to:

i.	Failure to Protect – Causing Damage to Mail

Failure to protect causing physical damage to the U.S. Mail or MTE for which there may be damage assessed equal to the actual costs incurred by the Postal Service necessary to remedy the situation and forward the mail onward to its next processing or delivery operation. Such actual costs may include items such as administrative time at an appropriate hourly rate for documenting the irregular condition and implementing the damage, labor time used to repossess the mail, unpack, sort, dry, repack / repackage, and re-dispatch to a subsequent destination or processing operation.

If actual damages are not ascertainable, a liquidated damage may be assessed as follows, taking into account the actual damage that may typically result from such situations:

Per Letter Tray:	[ * ] per letter tray
Per Flat Tub:	[ * ] per flat tub
Per Mail Sack or Pouch:	[ * ] per sack or pouch
Per Outside Parcel:	[ * ] per piece

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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ii.	Failure to Protect – Dropped or Abandoned Pouch or Piece

When U.S. Mail is discovered unprotected in an unsecured location or on the airport ramp, Liquidated Damages may be assessed at $50.00 per incident.

c.	Investigative Costs for Theft of Mail

In cases where a mail theft is committed by the aviation supplier’s or its subcontractor’s personnel, actual investigative costs to the U.S. Postal Inspection Service and/or the Office of the Inspector General may be assessed as actual damages. These costs will be reasonably determined and may begin accruing only when a specific investigation begins on the basis of probable cause. The costs of routine surveillance not associated with a specific theft or series of thefts will not be assessed. In addition to allocable investigative expenses, the Postal Service may assess actual damages for loss of product value resulting from insurance claims where payouts to postal customers can be traced to the incident(s).

In addition to the above, in cases where mail theft occurs and the Postal Service determines that the aviation supplier’s failure to properly execute the mail handling employee screening requirements set forth in the Contract was a proximate cause of the theft, and that by reason of the theft it is necessary to conduct a complete audit of the aviation supplier’s adherence to the screening requirements with respect to the employment of other employees subject to those requirements, the Postal Service may assess an administrative damage in the amount of $5,000 in lieu of actual costs associated with that audit.

Depending upon the circumstances of the incident, the Vice President, Network Operations, in consultation with the Postal Inspection Service or Office of the Inspector General, and the Contracting Officer, may determine that damages pursuant to this section are not appropriate, and may waive all or a portion of the amounts that may otherwise be due the Postal Service hereunder. Factors such as the seriousness of the misconduct, the aviation supplier’s level of cooperation in investigations, implementing corrective actions, and efforts directed at loss recovery will be considered in reaching that determination.

Clause B-80: Laws and Regulations Applicable (March 2006) (Tailored)

This contract and the services performed under it are subject to all applicable federal, state, and local laws and regulations. The aviation supplier assumes sole responsibility to faithfully discharge all duties and obligations imposed by such laws and regulations, and shall obtain and pay for all permits, licenses, and other authorities required to perform this contract. The aviation supplier shall hold harmless, save, and defend the Postal Service from any consequence of the aviation supplier’s failure to abide by all applicable federal, state, and local laws and regulations (including but not limited to regulations promulgated by the DOL and IRS) relating to the contract and throughout the term of the contract and any subsequent renewal periods.

Clause B-81: Information or Access by Third Parties (March 2006) (Tailored)

The Postal Service retains exclusive authority to release any or all information about mail matter in the custody of the aviation supplier and to permit access to that mail in the custody of the aviation supplier. All requests by non-postal individuals for information about mail matter in the custody of the aviation supplier or for access to mail in the custody of the aviation supplier must be referred to the Contracting Officer or his or her designee.

Clause B-82: Access by Officials (March 2006) (Tailored)

The aviation supplier shall deny access to the cargo compartment of aircrafts or a vehicle containing mail therein to state or local officials except at a postal facility or in the presence of a postal employee or a Postal Inspection Service officer, unless to prevent immediate damage to the aircraft, vehicle, or their contents. If authorized Federal law enforcement seeks access to the cargo compartment of aircrafts or vehicles contained mail therein, the aviation supplier shall notify the Postal Inspection Service before permitting access, unless to prevent immediate damage to the aircraft, vehicle, or their contents.

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Clause 1-1: Privacy Protection (July 2007)

In addition to other provisions of this contract, the aviation supplier agrees to the following:

a.	Privacy Act. If the aviation supplier operates a system of records on behalf of the Postal Service, the Privacy Act (5 U.S.C. 522a) and Postal Service regulations at 39 CFR Parts 266-267 apply to those records. The aviation supplier is considered to operate a system of records if it manages records (including collecting, revising, or disseminating records) from which information is retrieved by the name of an individual or by some number, symbol, or other identifier assigned to the individual. The aviation supplier agrees to comply with the Act and the Postal Service regulations in designing, developing, and operating the system of records, including ensuring that records are current and accurate for their intended use, and incorporating adequate safeguards to prevent misuse or improper disclosure of personal information. Violations of the Act may subject the violator to criminal penalties.

b.	Customer or Employee Information. If the aviation supplier has access to Postal Service customer or employee information, including address information, whether collected online or offline by the Postal Service or by a aviation supplier acting on its behalf, the aviation supplier must comply with the following:

1.	General. With regard to the Postal Service customer information to which it has access pursuant to this contract, the aviation supplier has that access as an agent of the Postal Service and must adhere to its postal privacy policy at www.usps.com/common/docs/privpol.htm.

2.	Use, Ownership, and Nondisclosure. The aviation supplier may use Postal Service customer or employee information solely for purposes of this contract, and may not collect or use such information for non-Postal Service marketing, promotion, or any other purpose without the prior written approval of the Contracting Officer. The aviation supplier must restrict access to such information to those employees who need the information to perform work under this contract, and must ensure that each such employee (including subcontractors’ employees) sign a nondisclosure agreement, in a form suitable to the Contracting Officer, prior to being granted access to the information. The Postal Service retains sole ownership and rights to its customer or employee information. Unless the contract states otherwise, upon completion of the contract, the aviation supplier must turn over all Postal Service customer or employee information in its possession to the Postal Service, and must certify that no Postal Service customer or employee information has been retained unless otherwise authorized in writing by the Contracting Officer.

3.	Security Plan. When applicable, and unless waived in writing by the Contracting Officer, the aviation supplier must work with the Postal Service to develop and implement a security plan that addresses the protection of customer or employee information. The plan will be incorporated into the contract and followed by the aviation supplier, and must, at a minimum, address notification to the Postal Service of any security breach. If the contract does not include a security plan at the time of contract award, it must be added within 60 days after contract award.

4.	Breach Notification. If there is a breach of any nature in the security of Postal Service data, including customer or employee data, the aviation supplier must follow the breach notification requirements included in the security plan discussed in (3) above. The aviation supplier will be required to follow Postal Service policies regarding breach notification to customers and/or employees.

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5.	Legal Demands for Information. If a legal demand is made for Postal Service customer or employee information (such as by subpoena), the aviation supplier must immediately notify the Contracting Officer and the nearest office of the Postal Inspection Service. After notification, the Postal Service will determine whether and to what extent to comply with the legal demand. Should the Postal Service agree to or unsuccessfully resist a legal demand, the aviation supplier may, with the written permission of the Contracting Officer, release the information specifically demanded.

c.	Online Assistance. If the aviation supplier assists in the design, development, or operation of a Postal Service customer Web site, or if it designs or places an ad banner, button, or link on a Postal Service Web site or any Web site on the Postal Service’s behalf, the aviation supplier must comply with the limitations in subparagraph b (1) above relating to ad banners, buttons, or links, and the use of cookies, web beacons, or other web analysis tools. Exceptions to these limitations require the prior written approval of the Contracting Officer and the Postal Service’s chief privacy officer.

d.	Marketing E-Mail. If the aviation supplier assists the Postal Service in conducting a marketing e-mail campaign, the aviation supplier does so as an agent of the Postal Service and must adhere to the Postal Service policies set out in Postal Service Management Instruction AS-350-2004-4, Marketing E-mail. Aviation suppliers wishing to conduct marketing email campaigns to postal employees must first obtain the prior written approval of the Contracting Officer.

e.	Audits. The Postal Service may audit the aviation supplier’s compliance with the requirements of this clause, including through the use of online compliance software.

f.	Indemnification. The aviation supplier will indemnify the Postal Service against all liability (including costs and fees) for damages arising out of violations of this clause.

g.	Flow-down. The aviation supplier will flow this clause down to subcontractors that would be covered by any portion of this clause if they were the aviation supplier.

Clause 1-5: Gratuities or Gifts (March 2006)

a.	The Postal Service may terminate this contract for default if, after notice and a hearing, the Postal Service Board of Contract Appeals determines that the aviation supplier or the aviation supplier’s agent or other representative:

1.	Offered or gave a gratuity or gift (as defined in 5 CFR 2635) to an officer or employee of the Postal Service; and

2.	Intended by the gratuity or gift to obtain a contract or favorable treatment under a contract.

b.	The rights and remedies of the Postal Service provided in this clause are in addition to any other rights and remedies provided by law or under this contract.

Clause 1-6: Contingent Fees (March 2006)

a.	The aviation supplier warrants that no person or selling agency has been employed or retained to solicit or obtain this contract for a commission, percentage, brokerage, or contingent fee, except bona fide employees or bona fide, established commercial or selling agencies employed by the aviation supplier for the purpose of obtaining business.

b.	For breach or violation of this warranty, the Postal Service has the right to annul this contract without liability or to deduct from the contract price or otherwise recover the full amount of the commission, percentage, brokerage fee, or contingent fee.

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Clause 1-11: Prohibition Against Contracting with Former Officers or PCES Executives (March 2006) (Tailored)

During the performance of this contract, former Postal officers or Postal Career Executive Service (PCES) executives are prohibited from employment by the contractor as key personnel, experts or consultants, if such individuals, within two years after their retirement from the Postal Service, would be performing substantially the same duties as they performed during their career with the Postal Service.

Clause 1-12: Use of Former Postal Service Employees (March 2006) (Tailored)

During the term of this contract, the aviation supplier must identify any former Postal Service officers or Postal Career Executive Service (PCES) employees it proposes to be engaged, directly or indirectly, in contract performance. Such individuals may not commence performance without the Contracting Officer’s prior approval. If the Contracting Officer does not provide such approval, the aviation supplier must replace the proposed individual former employee with another individual equally qualified to provide the services called for in the contract.

Clause 2-11: Postal Service Property - Fixed-Price (March 2006) (Tailored)

a.	Postal Service-Furnished Property

1.	The Postal Service will deliver to the aviation supplier, for use in connection with and under the terms of this contract, the property described as Postal Service-furnished property in the Schedule or specifications, together with any related information the aviation supplier may request that may reasonably be required for the intended use of the property (hereinafter referred to as “Postal Service-furnished property”).

2.	The contract delivery or performance dates are based on the expectation that Postal Service-furnished property suitable for use (except for property furnished “as is”) will be delivered at the times stated in the Schedule or, if not so stated, in sufficient time to enable the aviation supplier to meet these delivery or performance dates. If Postal Service-furnished property is not delivered by these times, the Contracting Officer will, upon timely written request from the aviation supplier, make a determination of any delay occasioned the aviation supplier and will equitably adjust the delivery or performance dates or the contract price, or both, and any other contractual provision affected by the delay, in accordance with the Changes clause.

3.	Except for Postal Service-furnished property furnished “as is,” if the Postal Service-furnished property is received in a condition not suitable for its intended use, the aviation supplier must notify the Contracting Officer and (as directed by the Contracting Officer) either (a) return it at the expense of the Postal Service or otherwise dispose of it, or (b) effect repairs or modifications. Upon the completion of (a) or (b), the Contracting Officer (upon written request from the aviation supplier) will equitably adjust the delivery or performance dates or the contract price, or both, and any other affected contractual provision, in accordance with the Changes clause.

4.	The provisions for adjustment in this paragraph a are exclusive, and the Postal Service is not liable to suit for breach of contract by reason of any delay in delivery of Postal Service-furnished property or its delivery in a condition not suitable for its intended use.

b.	Changes in Postal Service-Furnished Property

1.	By written notice, the Contracting Officer may (a) decrease the property provided or to be provided by the Postal Service under this contract, or (b) substitute other Postal Service-owned property for the property to be provided by the Postal Service, or to be acquired by the aviation supplier for the Postal Service under this contract. The aviation supplier must promptly take any action the Contracting Officer may direct regarding the removal and shipping of the property covered by this notice.

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2.	In the event of any decrease in or substitution of property pursuant to subparagraph b.1 above, or any withdrawal of authority to use property provided under any other contract or lease, which property the Postal Service had agreed in the Schedule to make available for the performance of this contract, the Contracting Officer, upon the aviation supplier’s written request (or - if substitution causes a decrease in the cost of performance - on the Contracting Officer’s own initiative), will equitably adjust any contractual provisions affected by the decrease, substitution, or withdrawal, in accordance with the Changes clause.

c.	Use of Postal Service Property. The Postal Service property, unless otherwise provided in this contract or approved by the Contracting Officer, must be used only for performing this contract.

d.	Utilization, Maintenance, and Repair of Postal Service Property. The aviation supplier must maintain and administer, in accordance with sound industrial practice, a program or system for the utilization, maintenance, repair, protection, and preservation of Postal Service property until it is disposed of in accordance with this clause. If any damage occurs to Postal Service property, the risk of which has been assumed by the Postal Service under this contract, the Postal Service will replace the items or the aviation supplier must make such repairs as the Postal Service directs; provided, however, that if the aviation supplier cannot effect these repairs within the time required, the aviation supplier will dispose of the property in the manner directed by the Contracting Officer. The contract price includes no compensation to the aviation supplier for performing any repair or replacement for which the Postal Service is responsible, and an equitable adjustment will be made in any contractual provisions affected by such repair or replacement made at the direction of the Postal Service, in accordance with the Changes clause. Any repair or replacement for which the aviation supplier is responsible under the provisions of this contract must be accomplished by the aviation supplier at the aviation supplier’s own expense.

e.	Risk of Loss. Unless otherwise provided in this contract, the aviation supplier assumes the risk of, and becomes responsible for, any loss or damage to Postal Service property provided under this contract upon its delivery to the aviation supplier or upon passage of title to the Postal Service as provided in paragraph i below, except for reasonable wear and tear and except to the extent that it is consumed in performing this contract.

f.	Access. The Postal Service, and any persons designated by it, must at reasonable times have access to premises where any Postal Service property is located, for the purpose of inspecting it.

g.	Final Accounting for and Disposition of Postal Service Property. Upon completion, or at such earlier dates as may be fixed by the Contracting Officer, the aviation supplier must submit, in a form acceptable to the Contracting Officer, inventory schedules covering all items of Postal Service property not consumed in performing this contract (including any resulting scrap) or not previously delivered to the Postal Service, and will prepare for shipment, deliver f.o.b. origin, or dispose of this property, as the Contracting Officer may direct or authorize. The net proceeds of disposal will be credited to the contract price or will be paid in such other manner as the Contracting Officer may direct.

h.	Restoration of Aviation Supplier’s Premises and Abandonment. Unless otherwise provided in this contract, the Postal Service:

1.	May abandon any Postal Service property in place, whereupon all obligations of the Postal Service regarding it will cease; and

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2.	Has no obligation with regard to restoration or rehabilitation of the aviation supplier’s premises, either in case of abandonment, disposition on completion of need or of the contract, or otherwise, except for restoration or rehabilitation costs properly included in an equitable adjustment under paragraph b or e above.

i.	Title.

1.	Title to all Postal Service-furnished property remains in the Postal Service. To define the obligations of the parties under this clause, title to each item of facilities, special test equipment, or special tooling (other than that subject to a special-tooling clause) acquired by the aviation supplier on behalf of the Postal Service under this contract will pass to and vest in the Postal Service when its use in the performance of this contract begins, or upon payment for it by the Postal Service, whichever is earlier, whether or not title was previously vested.

2.	Title to all material purchased by the aviation supplier for whose cost the aviation supplier is entitled to be reimbursed as a direct item of cost under this contract will pass to and vest in the Postal Service upon delivery of the material to the aviation supplier by the vendor.

3.	Title to other material whose cost is reimbursable to the aviation supplier under this contract will pass to and vest in the Postal Service upon:

a)	Its issuance for use in the performance of this contract; or

b)	Reimbursement of its cost by the Postal Service, whichever occurs first.

4.	All Postal Service-furnished property, together with all property acquired by the aviation supplier, title to which vests in the Postal Service under this subsection i, is subject to the provisions of this clause and is hereinafter collectively referred to as “Postal Service property.” Title to Postal Service property is not affected by its incorporation into or attachment to any property not owned by the Postal Service, nor does Postal Service property become a fixture or lose its identity as personal property by being attached to any real property.

Clause 2-22: Value Engineering Incentive (March 2006)

a.	General.

The right of each party to improve its own methods for its own benefit, absent a change to the obligations of the other party which requires an modification to this Contract, and to retain such savings for itself is not affected by this clause.

The aviation supplier is encouraged to develop and submit Value Engineering Change Proposals (VECPs) voluntarily. The aviation supplier will share in savings realized from an accepted VECP as provided in paragraph (h) below. No document submitted by the aviation supplier shall be considered to be a VECP unless the aviation supplier specifically marks on the document that it is to be considered a VECP and contains a statement that the aviation supplier intends the document to be a VECP subject to the provisions of this Clause of the Contract.

b.	Definitions

1.	Value Engineering Change Proposal (VECP). A proposal that:

i.	Requires a change to the instant contract;

ii.	Results in savings to the instant contract; and

iii.	Does not involve a change in:

a)	Deliverable end items only;

b)	Test quantities due solely to results of previous testing under the instant contract; or

c)	Contract type only.

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2.	Instant Contract. The contract under which a VECP is submitted. It does not include additional contract quantities.

3.	Additional Contract Quantity. An increase in quantity after acceptance of a VECP due to contract modification, exercise of an option, or additional orders (except orders under indefinite-delivery contracts within the original maximum quantity limitations).

4.	Postal Service Costs. Costs to the Postal Service resulting from developing and implementing a VECP, such as net increases in the cost of testing, operations, maintenance, logistics support, or property furnished. Normal administrative costs of processing the VECP are excluded.

5.	Instant Contract Savings. The estimated cost of performing the instant contract without implementing a VECP minus the sum of: (a) the estimated cost of performance after implementing the VECP, and (b) Postal Service costs.

6.	Additional Contract Savings. The estimated cost of performance or delivering additional quantities without the implementation of a VECP minus the sum of (a) the estimated cost of performance after the VECP is implemented and (b) Postal Service cost.

7.	Aviation Supplier’s Development and Implementation Costs. Aviation supplier’s cost in developing, testing, preparing, and submitting a VECP. Also included are the aviation supplier’s cost to make the contractual changes resulting from the Postal Service acceptance of the VECP.

c.	Content. A VECP must include the following:

1.	A description of the difference between the existing contract requirement and that proposed, the comparative advantages and disadvantages of each, a justification when an item’s function or characteristics are being altered, the effect of the change on the end item’s performance, and any pertinent objective test data.

2.	A list and analysis of the contract requirements that must be changed if the VECP is accepted, including any suggested specification revisions.

3.	A separate, detailed cost estimate for: (a) the affected portions of the existing contract requirement and, (b) the VECP. The cost reduction associated with the VECP must take into account the aviation supplier’s allowable development and implementation costs.

4.	A description and estimate of costs the Postal Service may incur in implementing the VECP, such as test and evaluation and operating and support costs.

5.	A prediction of any effects the proposed change would have on Postal Service costs.

6.	A statement of the time by which a contract modification accepting the VECP must be issued in order to achieve the maximum cost reduction, noting any effect on the contract completion time or delivery schedule.

7.	Identification of any previous submissions of the VECP to the Postal Service, including the dates submitted, purchasing offices, contract numbers, and actions taken.

d.	Submission. The aviation supplier must submit VECPs to the Contracting Officer.

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e.	Postal Service Action

1.	The Contracting Officer will give the aviation supplier written notification of action taken on a VECP within 60 days after receipt. If additional time is needed, the Contracting Officer will notify the aviation supplier, within the 60-day period, of the expected date of a decision. The Postal Service will process VECPs expeditiously but will not be liable for any delay in acting upon a VECP.

2.	If a VECP is not accepted, the Contracting Officer will so notify the aviation supplier, explaining the reasons for rejection.

f.	Withdrawal. The aviation supplier may withdraw a VECP, in whole or in part, at any time before its acceptance.

g.	Acceptance

1.	Acceptance of a VECP, in whole or in part, will be by execution of a supplemental agreement modifying this contract and citing this clause. If agreement on price (see paragraph h below) is reserved for a later supplemental agreement, and if such agreement cannot be reached, the disagreement is subject to the Claims and Disputes clause of this contract, or another clause of the contract dealing with disputes.

2.	Until a VECP is accepted by contract modification, both parties must perform in accordance with the existing contract.

3.	The Contracting Officer’s decision to accept or reject all or any part of a VECP is final and not subject to the Claims and Disputes clause or otherwise subject to litigation under the Contract Disputes Act of 1978.

h.	Sharing. If a VECP is accepted, the aviation supplier and the Postal Service shall negotiate their respective shares of the contract savings. The contract savings are calculated by subtracting the estimated cost of performing the contract with the VECP, Postal Service costs, and the allowable development and implementation costs from the estimated cost of performing the contract without the VECP. Profit is excluded when calculating contract savings.

i.	Data

1.	The aviation supplier may restrict the Postal Service’s right to use any part of a VECP or the supporting data by marking the following legend on the affected parts:

“These data, furnished under the Value Engineering Incentive clause of contract, may not be disclosed outside the Postal Service or duplicated, used, or disclosed, in whole or in part, for any purpose other than to evaluate a value engineering change proposal submitted under the clause. This restriction does not limit the Postal Service’s right to use information contained in these data if it has been obtained or is otherwise available from the aviation supplier or from another source without limitation.”

2.	If a VECP is accepted, the aviation supplier hereby grants the Postal Service unlimited rights in the VECP and supporting data, except that, with respect to data qualifying and submitted as limited rights technical data, the Postal Service will have the rights specified in the contract modification implementing the VECP and will appropriately mark the data.

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Clause 3-1: Small, Minority, and Woman-owned Business Subcontracting Requirements (March 2006)

a.	All aviation suppliers, except small businesses, must submit a subcontracting plan that is specific to this contract and that separately addresses subcontracting with small, minority, and woman-owned businesses. A plan approved by the Postal Service must be included in and made a part of the contract. Lack of an approved plan may make the aviation supplier ineligible for award. A subcontract is defined as any agreement (other than one involving an employer-employee relationship) entered into by a Postal Service aviation supplier or subcontractor calling for supplies or services required for performance of the contract or subcontract.

b.	The aviation supplier’s subcontracting plan must include the following:

1.	Goals, in terms of percentages of the total amount of this contract that the aviation supplier will endeavor to subcontract to small, minority, and woman-owned businesses. The aviation supplier must include all subcontracts that contribute to contract performance, and may include a proportionate share of supplies and services that are normally allocated as indirect costs.

2.	A statement of the:

i.	Total dollars planned to be subcontracted under this contract; and

ii.	Total of that amount planned to be subcontracted to small, minority, and woman-owned businesses.

3.	A description of the principal types of supplies and services to be subcontracted under this contract, identifying the types planned for subcontracting to small, minority, and woman-owned businesses.

4.	A description of the method used to develop the subcontracting goals for this contract.

5.	A description of the method used to identify potential sources for solicitation purposes and a description of efforts the aviation supplier will make to ensure that small, minority, and woman-owned businesses have an equitable opportunity to compete for subcontracts.

6.	A statement as to whether the offer included indirect costs in establishing subcontracting goals for this contract and a description of the method used to determine the proportionate share of indirect costs to be incurred with small, minority, and woman-owned businesses.

7.	The name of the individual employed by the aviation supplier who will administer the subcontracting program and a description of the individual’s duties.

8.	Assurances that the aviation supplier will require all subcontractors receiving subcontracts in excess of $1,000,000 to adopt a plan similar to the plan agreed to by the aviation supplier.

9.	A description of the types of records the aviation supplier will maintain to demonstrate compliance with the requirements and goals in the plan for this contract. The records must include at least the following:

i.	Source lists, guides, and other data identifying small, minority, and woman-owned businesses;

ii.	Organizations contacted in an attempt to locate sources that are small, minority, and woman-owned businesses;

iii.	Records on each subcontract solicitation resulting in an award of more than $100,000, indicating whether small, minority, or woman-owned businesses were solicited and if not, why not; and

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iv.	Records to support subcontract award data, including the name, address, and business size of each subcontractor.

c.	Reports. The aviation supplier must provide reports on subcontracting activity under this contract on a calendar-quarter basis. The report must be one of the types described in Clause 3-2, Participation of Small, Minority, and Woman-owned Businesses.

Clause 3-2: Participation of Small, Minority, and Woman-owned Businesses (March 2006)

a.	The policy of the Postal Service is to encourage the participation of small, minority, and woman-owned business in its purchases of supplies and services to the maximum extent practicable consistent with efficient contract performance. The aviation supplier agrees to follow the same policy in performing this contract.

b.	Subject to the agreement of the aviation supplier and the Postal Service, the aviation supplier will report subcontracting activity on one of the following bases:

1.	Showing the amount of money paid to subcontractors during the reporting period;

2.	Showing subcontracting activity that is allocable to this contract using generally accepted accounting practices; or

3.	A combination of the methods listed above.

c.	The aviation supplier will submit a report to the Contracting Officer within 15 calendar days after the end of each calendar-year quarter, describing all subcontract awards to small, minority, or woman-owned businesses. The Contracting Officer may require more frequent reports.

Clause 4-1: General Terms and Conditions (July 2007) (Tailored)

a.	Inspection and Acceptance. Not applicable

b.	Assignment. If this contract provides for payments aggregating $10,000 or more, claims for monies due or to become due from the Postal Service under it may be assigned to a bank, trust company, or other financing institution, including any federal lending agency, and may thereafter be further assigned and reassigned to any such institution. Any assignment or reassignment must cover all amounts payable and must not be made to more than one party, except that assignment or reassignment may be made to one party as agent or trustee for two or more parties participating in financing this contract. No assignment or reassignment will be recognized as valid and binding upon the Postal Service unless a written notice of the assignment or reassignment, together with a true copy of the instrument of assignment, is filed with:

1.	The Contracting Officer;

2.	The surety or sureties upon any bond; and

3.	The office, if any, designated to make payment, and the Contracting Officer has acknowledged the assignment in writing.

4.	Assignment of this contract or any interest in this contract other than in accordance with the provisions of this clause will be grounds for termination of the contract for default at the option of the Postal Service.

c.	Changes

1.	The Contracting Officer may, in writing, without notice to any sureties, order changes within the general scope of this contract in the following:

i.	Drawings, designs, or specifications when supplies to be furnished are to be specially manufactured for the Postal Service in accordance with them;

ii.	Statement of work or description of services;

iii.	Method of shipment or packing;

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iv.	Places of delivery of supplies or performance of services;

v.	Delivery or performance schedule;

vi.	Postal Service furnished property or facilities.

2.	Changes pursuant to the Ordering Process and the Operating Period Volume Minimum sections in Part 1- Statement of Work are not applicable under this clause.

3.	Any other written or oral order (including direction, instruction, interpretation, or determination) from the Contracting Officer that causes a change will be treated as a change order under this paragraph, provided that the aviation supplier gives the Contracting Officer written notice stating: (a) the date, circumstances, and source of the order and (b) that the aviation supplier regards the order as a change order.

4.	If any such change affects the cost of performance or the delivery schedule, the contract may be modified to effect an equitable adjustment.

5.	The aviation supplier’s claim for equitable adjustment must be asserted within 60 days of receiving a written change order, or on a date otherwise agreed to by the parties in writing. A later claim may be acted upon — but not after final payment under this contract — if the Contracting Officer decides that the facts justify such action.

6.	Failure to agree to any adjustment is a dispute under Clause B-9, Claims and Disputes.

d.	Reserved

e.	Reserved

f.	Reserved

g.	Invoices

The Postal Service intends to certify payment for services based, in part, upon collected scanned data. For services based upon scanned data, the aviation supplier need not submit an invoice for payment. Rather, payment will be automatically processed, on a weekly basis, based on the scan data. In addition, certain supplemental charges (including, but not limited to, charges related to minimum guaranteed volumes, surface transportation, and non-achievement of performance standards) may be assessed under the contract.

Any service requiring invoicing must meet the requirements specified herein. The aviation supplier shall submit an original invoice (or electronic invoice if authorized) to the Contracting Officer’s Representative. All invoices must be submitted within ninety (90) days from completion of the service or the applicable Operating Period to be eligible for payment. Invoices received after ninety (90) days from completion of the service or Operating Period will be subject to a 10% deduction or a deduction of $10,000, whichever is less, as a liquidated damage. The aviation supplier shall allow at least twenty-eight (28) calendar days before submitting a second invoice to the Postal Service for the same service.

To ensure prompt payment, an original paper invoice (or electronic invoice, if authorized) must contain:

1.	Aviation supplier’s name, remit to address (including ZIP+4), contact person and phone number;

2.	Unique invoice number and invoice date;

3.	Contract number;

4.	A description of the supplies or services and the dates delivered or performed;

5.	Points (air stops or facility) of shipment tender and delivery; if applicable;

6.	Quantity, unit of measure, unit price(s) and extension(s) of the items delivered; if applicable;

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7.	Payment terms, including any discounts offered;

8.	Name, title, and phone number of the person to be notified in the event of a defective invoice; and

9.	Any additional information required by the contract or specified by the Contracting Officer.

Invoices will be handled in accordance with the Prompt Payment Act (31 U.S.C. 3903) and Office of Management and Budget (OMB) Circular A-125, Prompt Payment. Further guidelines may be found in the Payment Processing and Reconciliation Process sections of Part I – Statement of Work.

h.	Patent Indemnity. The aviation supplier will indemnify the Postal Service and its officers, employees and agents against liability, including costs for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark, or copyright, arising out of the performance of this contract, provided the aviation supplier is reasonably notified of such claims and proceedings.

i.	Payment

Payment will only be made for:

1.	Items that have been properly scanned and delivered to the correct delivery destination Service Points set forth in this contract, and

2.	Other services and charges agreed upon by the parties.

The Postal Service will make payment in accordance with the Prompt Payment Act (31 U.S.C. 3903) and 5 CFR 1315. Payments under this contract may be made by the Postal Service either by electronic funds transfer or other method agreed upon by the parties.

j.	Risk of Loss. The Postal Service shall be liable for all third-party customer claims arising from or in connection with the loss, damage, or delay of any mail transported under this contract, except to the extent of any insurance proceeds received by the aviation supplier as a result of a catastrophic loss of an aircraft or other transport vehicle and attributable to Postal Service mail.

k.	Taxes. The contract price includes all applicable federal, state, and local taxes and duties except the applicable Federal excise tax on the transportation of property via air. The aviation supplier is required to report to the Postal Service on an annual basis (October 1), the portion of the rates listed in Attachment 10: Pricing that are subject to federal excise tax. The Postal Service shall hold harmless, save, and defend the aviation supplier from any demand or claim of, or on behalf of, the IRS or the United States based on the application of federal excise taxes applicable to the transportation services performed by the aviation supplier under this contract.

l.	Termination on Notice.

1.	This contract does not contain a Termination for Convenience clause. In lieu of a Termination for Convenience, either party may terminate this contract without cause by providing advanced written notice to the non-terminating party and a termination fee as follows:

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Advanced Notice Provided	Postal Service Termination Fee	Aviation Supplier Termination Fee
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

2.	The terminating party must pay the termination fee corresponding to the advanced written notice within ninety (90) of the written notice of termination.

3.	If the aviation supplier terminates the contract under this provision, the aviation supplier guarantees to provide the Postal Service a daily average capacity through the effective date of the termination of not less than the daily average capacity offered in the two most recently completed Operating Periods prior to the date of the receipt of the notice of termination, or, if two Operating Periods have not been completed when the notice of termination is received, the daily average capacity offered shall be at least equal to the average daily capacity transported prior to the receipt of the written notice of termination.

4.	Either party’s termination under this provision shall not prejudice the aviation supplier’s right to payment for services rendered, but neither party shall be liable to the other for any other damages, fees, or payment except for the termination fee above.

5.	This clause does not apply to changes in service resulting from the Postal Service changing from six (6) days to less than six (6) days of delivery per week. If such a scenario should occur, refer to the Frequency Adjustment clause of this contract.

m.	Termination for Default. The Postal Service may terminate this contract, or any part hereof, for default if the aviation supplier fails to cure such default within thirty (30) days of being advised in writing of such by the Postal Service, or if the aviation supplier fails to provide the Postal Service, upon request, with adequate assurances of future performance. In the event of termination for default, the Postal Service will not be liable to the aviation supplier for any amount for supplies or services not provided, and the Postal Service shall have any and all rights and remedies provided by law, including the right to assess reasonable excess re-procurement costs. The Postal Service may withhold payment otherwise due the aviation supplier for services already performed in order to protect its interest in recouping excess re-procurement costs, and will promptly determine such costs so as to mitigate damage to the aviation supplier.

n.	Title. Not applicable

o.	Warranty. The aviation supplier warrants and represents that the services delivered under this contract shall be in accordance with the requirements and performance standards set forth in the contract. With respect to services for which performance standards are set forth in the contract, the Postal Service’s exclusive remedy (other than termination for default) shall be price adjustments as provided in this contract. With respect to all other services, the Postal Service’s exclusive remedy (other than termination for default) shall be for the aviation supplier to promptly correct, replace, or otherwise cure such performance at no cost to the Postal Service.

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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p.	Limitation of Liability. Except as otherwise provided by an express or implied warranty, the supplier will not be liable to the Postal Service for consequential damages resulting from any defect or deficiencies in accepted items or services.

q.	Other Compliance Requirements. The aviation supplier will comply with all applicable Federal, State, and local laws, executive orders, rules and regulations applicable to its performance under this contract.

r.	Order of Precedence. Any inconsistencies in this solicitation or contract will be resolved by giving precedence in the following order:

1.	Contract clauses;

2.	Statement of Work;

3.	Attachments to the Statement of Work;

4.	Solicitation provisions

5.	Form 8203;

6.	Other documents and attachments associated with the contract.

s.	Incorporation by Reference. Not applicable

t.	Shipping. Not applicable

Clause 4-2: Contract Terms and Conditions Required to Implement Policies, Statutes, or Executive Orders (July 2009) (Tailored)

a.	Incorporation by Reference. Not applicable

b.	Examination of Records.

1.	Records. “Records” includes books, documents, accounting procedures and practices, and other data, regardless of type and regardless of whether such items are in written form, in the form of computer data, or in any other form.

2.	Examination of Costs. If this is a cost-type contract, the aviation supplier must maintain, and the Postal Service will have the right to examine and audit all records and other evidence sufficient to reflect properly all costs claimed to have been incurred or anticipated to be incurred directly or indirectly in performance of this contract. This right of examination includes inspection at all reasonable times of the aviation supplier’s plants, or parts of them, engaged in the performance of this contract.

3.	Cost or Pricing Data. If the aviation supplier is required to submit cost or pricing data in connection with any pricing action relating to this contract, the Postal Service, in order to evaluate the accuracy, completeness, and currency of the cost or pricing data, will have the right to examine and audit all of the aviation supplier’s records, including computations and projections directly, related to:

a.	The proposal for the contract, subcontract, or modification;

b.	Pricing of the contract, subcontract, or modification; or

c.	Performance of the contract, subcontract or modification.

4.	Reports. If the aviation supplier is required to furnish cost, funding or performance reports, the Contracting Officer or any authorized representative of the Postal Service will have the right to examine and audit the supporting records and materials, for the purposes of evaluating:

a.	The effectiveness of the aviation supplier’s policies and procedures to produce data compatible with the objectives of these reports; and

b.	The data reported.

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5.	Availability. The aviation supplier must maintain and make available at its office at all reasonable times the records, materials, and other evidence described in (b)(1)-(4) of this clause, for examination, audit, or reproduction, until three years after final payment under this contract or any longer period required by statute or other clauses in this contract. In addition:

a.	If this contract is completely or partially terminated, the aviation supplier must make available the records related to the work terminated until three years after any resulting final termination settlement; and

b.	The aviation supplier must make available records relating to appeals under the claims and disputes clause or to litigation or the settlement of claims arising under or related to this contract. Such records must be made available until such appeals, litigation or claims are finally resolved.

Clause 4-7: Records Ownership (March 2006)

Notwithstanding any state law providing for retention of rights in the records, the aviation supplier agrees that the Postal Service may, at its option, demand and take without additional compensation all records relating to the services provided under this agreement. The aviation supplier must turn over all such records upon request but may retain copies of documents produced by the aviation supplier.

Clause 6-1: Contracting Officer’s Representative (March 2006)

The Contracting Officer will appoint a Contracting Officer’s representative (COR), responsible for the day-to-day administration of the contract, who will serve as the Postal Service’s point of contact with the aviation supplier on all routine matters. A copy of the notice of appointment defining the COR’s authority will be furnished to the aviation supplier upon award of the contract.

a.	The COR may be changed at any time by the Postal Service without prior notice to the aviation supplier, but notification of the change, including the name and address of the successor COR, will be promptly provided to the aviation supplier by the Contracting Officer in writing.

b.	The responsibilities and limitations of the COR are as follows:

1.	The COR is responsible for the operational and administrative aspects of the contract and technical liaison with the aviation supplier. The COR is responsible also for the final inspection and acceptance of aviation supplier performance and submitted reports and has other responsibilities as specified by the contract.

2.	The COR is not authorized to make any commitments or otherwise obligate the Postal Service or authorize any changes affecting the contract price, terms, or conditions. Any aviation supplier request for changes must be referred to the Contracting Officer directly or through the COR. No such changes may be made without the Contracting Officer’s express prior authorization.

3.	The COR may place orders for the aviation supplier to transport and process mail in accordance with the provisions of the contract at the agreed-upon rate only.

Clause 9-1: Convict Labor (March 2006)

In connection with the work under this contract, the aviation supplier agrees not to employ any person undergoing sentence of imprisonment, except as provided by E.O. 11755, December 28, 1973, as amended and 18 USC 3621 and 3622.

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Clause 9-2: Contract Work Hours and Safety Standards Act - Overtime Compensation (March 2006)

a.	No aviation supplier or subcontractor contracting for any part of the contract work may require or permit any laborer or mechanic to work more than 40 hours in any workweek on work subject to the provisions of the Contract Work Hours and Safety Standards Act, unless the laborer or mechanic receives compensation at a rate not less than one-and-one-half times the laborer’s or mechanic’s basic rate of pay for all such hours worked in excess of 40 hours.

b.	Violation, Liability for Unpaid Wages, and Liquidated Damages. In the event of any violation of paragraph a above, the aviation supplier and any subcontractor responsible for the violation are liable to any affected employee for unpaid wages. The aviation supplier and subcontractor are also liable to the Postal Service for liquidated damages, which will be computed for each laborer or mechanic at $10 for each day on which the employee was required or permitted to work in violation of paragraph a above.

c.	Withholding for Unpaid Wages and Liquidated Damages. The Contracting Officer may withhold from the aviation supplier, from any moneys payable to the aviation supplier or subcontractor under this or any other contract with the same aviation supplier, or any other federally assisted contract subject to the Contract Work Hours and Safety Standards Act held by the same aviation supplier, sums as may administratively be determined necessary to satisfy any liabilities of the aviation supplier or subcontractor for unpaid wages and liquidated damages pursuant to paragraph b above.

d.	Records. The aviation supplier or subcontractor must maintain for 3 years from the completion of the contract for each laborer and mechanic (including watchmen and guards) working on the contract payroll records which contain the name, address, social security number, and classification(s) of each such employee, hourly rates of wages paid, number of daily and weekly hours worked, deductions made, and actual wages paid. The aviation supplier or subcontractor must make these records available for inspection, copying, or transcription by authorized representatives of the Contracting Officer and the Department of Labor, and must permit such representatives to interview employees during working hours on the job. (The Department of Labor information collection and record keeping requirements in this paragraph d have been approved by the Office of Management and Budget under OMB control numbers 1215-0140 and 1215-0017.)

e.	Subcontracts. The aviation supplier must insert paragraphs a through d of this clause in all subcontracts, and must require their inclusion in all subcontracts at any tier.

Clause 9-7: Equal Opportunity (March 2006) (Tailored)

During the performance of this contract, the contractor agrees as follows:

1.	The contractor may not discriminate against employees or applicants for employment because of race, color, religion, sex, or national origin. The contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following: Employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the Contracting Officer setting forth the provisions of this nondiscrimination clause.

2.	The contractor, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

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3.	The contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice, provided by the agency Contracting Officer, advising the labor union or workers’ representative of the contractor’s commitments under section 202 of Executive Order 11246 of September 24, 1965, and must post copies of the notice in conspicuous places available to employees and applicants for employment.

4.	The contractor will comply with all provisions of Executive Order (EO) 11246 of September 24, 1965, as amended, and of the rules, regulations, and relevant orders of the Secretary of Labor.

5.	The contractor will furnish all information and reports required by Executive Order, 11246 of September 24, 1964, and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the contracting agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

6.	In the event of the contractor’s non-compliance with the non-discrimination clauses of this contract or with any of such rules, regulations, or orders, this contract may be canceled, terminated, or suspended, in whole or in part and the contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

7.	The contractor will include the provisions of paragraphs (1) through (7) in every subcontract or purchase order under this contract unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as may be directed by the Secretary of Labor as a means of enforcing such provisions including sanctions for noncompliance, provided, however, that in the event the contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction, the contractor may request the United States to enter into such litigation to protect the interest of the United States.

Clause 9-9: Equal Opportunity Preaward Compliance of Subcontracts (March 2006) (Tailored)

The aviation supplier may not enter into a first-tier subcontract for an estimated or actual amount of $1 million or more without obtaining in writing from the Contracting Officer a clearance that the proposed subcontractor is in compliance with equal opportunity requirements and therefore eligible for award.

Clause 9-10: Service Contract Act (March 2006)

a.	This contract is subject to the Service Contract Act of 1965, as amended (41 U.S.C. 351 et seq.), and to the following provisions and all other applicable provisions of the Act and regulations of the Secretary of Labor issued under the Act (29 CFR Part 4).

b.

1)	Each service employee employed in the performance of this contract by the aviation supplier or any subcontractor must be: a) paid not less than the minimum monetary wages and b) furnished fringe benefits in accordance with the wages and fringe benefits determined by the Secretary of Labor or an authorized representative, as specified in any wage determination attached to this contract.

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2)

a)	If a wage determination is attached to this contract, the Contracting Officer must require that any class of service employees not listed in it and to be employed under the contract (that is, the work to be performed is not performed by any classification listed in the wage determination) be classified by the aviation supplier so as to provide a reasonable relationship (that is, appropriate level of skill comparison) between the unlisted classifications and the classifications in the wage determination. The conformed class of employees must be paid the monetary wages and furnished the fringe benefits determined under this clause. (The information collection requirements contained in this paragraph b have been approved by the Office of Management and Budget under OMB control number 1215-0150.)

b)	The conforming procedure must be initiated by the aviation supplier before the performance of contract work by the unlisted class of employees. A written report of the proposed conforming action, including information regarding the agreement or disagreement of the authorized representative of the employees involved or, if there is no authorized representative, the employees themselves, must be submitted by the aviation supplier to the Contracting Officer no later than 30 days after the unlisted class of employees performs any contract work. The Contracting Officer must review the proposed action and promptly submit a report of it, together with the agency’s recommendation and all pertinent information, including the position of the aviation supplier and the employees, to the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, for review. Within 30 days of receipt, the Wage and Hour Division will approve, modify, or disapprove the action, render a final determination in the event of disagreement, or notify the Contracting Officer that additional time is necessary.

c)	The final determination of the conformance action by the Wage and Hour Division will be transmitted to the Contracting Officer, who must promptly notify the aviation supplier of the action taken. The aviation supplier must give each affected employee a written copy of this determination, or it must be posted as a part of the wage determination.

d)

i.	The process of establishing wage and fringe benefit rates bearing a reasonable relationship to those listed in a wage determination cannot be reduced to any single formula. The approach used may vary from determination to determination, depending on the circumstances. Standard wage and salary administration practices ranking various job classifications by pay grade pursuant to point schemes or other job factors may, for example, be relied upon. Guidance may also be obtained from the way various jobs are rated under federal pay systems (Federal Wage Board Pay System and the General Schedule) or from other wage determinations issued in the same locality. Basic to the establishment of conformable wage rates is the concept that a pay relationship should be maintained between job classifications on the basis of the skill required and the duties performed.

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ii.	If a contract is modified or extended or an option is exercised, or if a contract succeeds a contract under which the classification in question was previously conformed pursuant to this clause, a new conformed wage rate and fringe benefits may be assigned to the conformed classification by indexing (that is, adjusting) the previous conformed rate and fringe benefits by an amount equal to the average (mean) percentage increase change in the wages and fringe benefits specified for all classifications to be used on the contract that are listed in the current wage determination, and those specified for the corresponding classifications in the previously applicable wage determination. If these conforming actions are accomplished before the performance of contract work by the unlisted class of employees, the aviation supplier must advise the Contracting Officer of the action taken, but the other procedures in b.2(c) above need not be followed.

iii.	No employee engaged in performing work on this contract may be paid less than the currently applicable minimum wage specified under section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.

e)	The wage rate and fringe benefits finally determined pursuant to b.2(a) and (b) above must be paid to all employees performing in the classification from the first day on which contract work is performed by them in the classification. Failure to pay unlisted employees the compensation agreed upon by the interested parties and/or finally determined by the Wage and Hour Division retroactive to the date the class of employees began contract work is a violation of the Service Contract Act and this contract.

f)	Upon discovery of failure to comply with b.2(a) through (e) above, the Wage and Hour Division will make a final determination of conformed classification, wage rate, and / or fringe benefits that will be retroactive to the date the class of employees commenced contract work.

3)	If, as authorized pursuant to section 4(d) of the Service Contract Act, the term of this contract is more than one year, the minimum monetary wages and fringe benefits required to be paid or furnished to service employees will be subject to adjustment after one year and not less often than once every two years, pursuant to wage determinations to be issued by the Wage and Hour Division, Employment Standards Administration of the Department of Labor.

c.	The aviation supplier or subcontractor may discharge the obligation to furnish fringe benefits specified in the attachment or determined conformably to it by furnishing any equivalent combinations of bona fide fringe benefits, or by making equivalent or differential payments in cash in accordance with the applicable rules set forth in Subpart D of 29 CFR Part 4, and not otherwise.

d.

1)	In the absence of a minimum-wage attachment for this contract, neither the aviation supplier nor any subcontractor under this contract may pay any person performing work under the contract (regardless of whether they are service employees) less than the minimum wage specified by section 6(a)(1) of the Fair Labor Standards Act of 1938. Nothing in this provision relieves the aviation supplier or any subcontractor of any other obligation under law or contract for the payment of a higher wage to any employee.

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2)

a)	If this contract succeeds a contract subject to the Service Contract Act, under which substantially the same services were furnished in the same locality, and service employees were paid wages and fringe benefits provided for in a collective bargaining agreement, in the absence of a minimum wage attachment for this contract setting forth collectively bargained wage rates and fringe benefits, neither the aviation supplier nor any subcontractor under this contract may pay any service employee performing any of the contract work (regardless of whether or not the employee was employed under the predecessor contract), less than the wages and fringe benefits provided for in the agreement, to which the employee would have been entitled if employed under the predecessor contract, including accrued wages and fringe benefits and any prospective increases in wages and fringe benefits provided for under the agreement.

b)	No aviation supplier or subcontractor under this contract may be relieved of the foregoing obligation unless the limitations of section 4.1(b) of 29 CFR Part 4 apply or unless the Secretary of Labor or an authorized representative finds, after a hearing as provided in section 4.10 of 29 CFR Part 4, that the wages and/or fringe benefits provided for in the agreement vary substantially from those prevailing for services of a similar character in the locality, or determines, as provided in section 4.11 of 29 CFR Part 4, that the agreement applicable to service employees under the predecessor contract was not entered into as a result of arm’s-length negotiations.

c)	If it is found in accordance with the review procedures in 29 CFR 4.10 and/or 4.11 and Parts 6 and 8 that wages and/or fringe benefits in a predecessor aviation supplier’s collective bargaining agreement vary substantially from those prevailing for services of a similar character in the locality, and/or that the agreement applicable to service employees under the predecessor contract was not entered into as a result of arm’s-length negotiations, the Department will issue a new or revised wage determination setting forth the applicable wage rates and fringe benefits. This determination will be made part of the contract or subcontract, in accordance with the decision of the Administrator, the Administrative Law Judge, or the Board of Service Contract Appeals, as the case may be, irrespective of whether its issuance occurs before or after award (53 Comp. Gen. 401 (1973)). In the case of a wage determination issued solely as a result of a finding of substantial variance, it will be effective as of the date of the final administrative decision.

e.	The aviation supplier and any subcontractor under this contract must notify each service employee starting work on the contract of the minimum monetary wage and any fringe benefits required to be paid pursuant to the contract, or must post the wage determination attached to this contract. The poster provided by the Department of Labor (Publication WH 1313) must be posted in a prominent and accessible place at the worksite. Failure to comply with this requirement is a violation of section 2(a)(4) of the Act and of this contract. (Approved by the Office of Management and Budget under OMB control number 1215-0150.)

f.	The aviation supplier or subcontractor may not permit services called for by this contract to be performed in buildings or surroundings or under working conditions provided by or under the control or supervision of the aviation supplier or subcontractor that are unsanitary or hazardous or dangerous to the health or safety of service employees engaged to furnish these services, and the aviation supplier or subcontractor must comply with the safety and health standards applied under 29 CFR Part 1925.

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g.

1)	The aviation supplier and each subcontractor performing work subject to the Act must maintain for 3 years from the completion of the work records containing the information specified in (a) through (f) following for each employee subject to the Service Contract Act and must make them available for inspection and transcription by authorized representatives of the Wage and Hour Division, Employment Standards Administration of the U.S. Department of Labor (approved by the Office of Management and Budget under OMB control numbers 1215-0017 and 1215-0150):

a)	Name, address, and social security number of each employee.

b)	The correct work classification, rate or rates of monetary wages paid and fringe benefits provided, rate or rates of fringe benefit payments in lieu thereof, and total daily and weekly compensation of each employee.

c)	The number of daily and weekly hours so worked by each employee.

d)	Any deductions, rebates, or refunds from the total daily or weekly compensation of each employee.

e)	A list of monetary wages and fringe benefits for those classes of service employees not included in the wage determination attached to this contract but for whom wage rates or fringe benefits have been determined by the interested parties or by the Administrator or authorized representative pursuant to paragraph b above. A copy of the report required by b.2(b) above is such a list.

f)	Any list of the predecessor aviation supplier’s employees furnished to the aviation supplier pursuant to section 4.6(1)(2) of 29 CFR Part 4.

2)	The aviation supplier must also make available a copy of this contract for inspection or transcription by authorized representatives of the Wage and Hour Division.

3)	Failure to make and maintain or to make available the records specified in this paragraph g for inspection and transcription is a violation of the regulations and this contract, and in the case of failure to produce these records, the Contracting Officer, upon direction of the Department of Labor and notification of the aviation supplier, must take action to suspend any further payment or advance of funds until the violation ceases.

4)	The aviation supplier must permit authorized representatives of the Wage and Hour Division to conduct interviews with employees at the worksite during normal working hours.

h.	The aviation supplier must unconditionally pay to each employee subject to the Service Contract Act all wages due free and clear and without subsequent deduction (except as otherwise provided by law or regulations, 29 CFR Part 4), rebate, or kickback on any account. Payments must be made no later than one pay period following the end of the regular pay period in which the wages were earned or accrued. A pay period under the Act may not be of any duration longer than semimonthly.

i.

The Contracting Officer must withhold or cause to be withheld from the Postal Service aviation supplier under this or any other contract with the aviation supplier such sums as an appropriate official of the Department of Labor requests or the Contracting Officer decides may be necessary to pay underpaid employees employed by the aviation supplier or subcontractor. In the event of failure to pay employees subject to the Act wages or fringe benefits due under the Act, the Postal Service may, after authorization or by direction of the Department of Labor and written notification to the aviation supplier, suspend any further

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payment or advance of funds until the violations cease. Additionally, any failure to comply with the requirements of this clause may be grounds for termination of the right to proceed with the contract work. In this event, the Postal Service may enter into other contracts or arrangements for completion of the work, charging the aviation supplier in default with any additional cost.

j.	The aviation supplier agrees to insert this clause in all subcontracts subject to the Act. The term “aviation supplier,” as used in this clause in any subcontract, is deemed to refer to the subcontractor, except in the term “aviation supplier.”

k.	Service employee means any person engaged in the performance of this contract other than any person employed in a bona fide executive, administrative, or professional capacity, as those terms are defined in Part 541 of Title 29, Code of Federal Regulations, as of July 30, 1976, and any subsequent revision of those regulations. The term includes all such persons regardless of any contractual relationship that may be alleged to exist between an aviation supplier or subcontractor and them.

l.

1)	If wages to be paid or fringe benefits to be furnished service employees employed by the aviation supplier or a subcontractor under the contract are provided for in a collective bargaining agreement that is or will be effective during any period in which the contract is being performed, the aviation supplier must report this fact to the Contracting Officer, together with full information as to the application and accrual of these wages and fringe benefits, including any prospective increases, to service employees engaged in work on the contract, and furnish a copy of the agreement. The report must be made upon starting performance of the contract, in the case of collective bargaining agreements effective at the time. In the case of agreements or provisions or amendments thereof effective at a later time during the period of contract performance, they must be reported promptly after their negotiation. (Approved by the Office of Management and Budget under OMB control number 1215-0150.)

2)	Not less than 10 days before completion of any contract being performed at a Postal facility where service employees may be retained in the performance of a succeeding contract and subject to a wage determination containing vacation or other benefit provisions based upon length of service with a aviation supplier (predecessor) or successor (section 4.173 of Regulations, 29 CFR Part 4), the incumbent aviation supplier must furnish to the Contracting Officer a certified list of the names of all service employees on the aviation supplier’s or subcontractor’s payroll during the last month of contract performance. The list must also contain anniversary dates of employment on the contract, either with the current or predecessor aviation suppliers of each such service employee. The Contracting Officer must turn over this list to the successor aviation supplier at the commencement of the succeeding contract. (Approved by the Office of Management and Budget under OMB control number 1215-0150.)

m.	Rulings and interpretations of the Service Contract Act of 1965, as amended, are contained in Regulations, 29 CFR Part 4.

n.

1)	By entering into this contract, the aviation supplier and its officials certify that neither they nor any person or firm with a substantial interest in the aviation supplier’s firm are ineligible to be awarded government contracts by virtue of the sanctions imposed pursuant to section 5 of the Act.

2)	No part of this contract may be subcontracted to any person or firm ineligible for award of a government contract pursuant to section 5 of the Act.

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3)	The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

o.	Notwithstanding any of the other provisions of this clause, the following employees may be employed in accordance with the following variations, tolerances, and exemptions, which the Secretary of Labor, pursuant to section 4(b) of the Act before its amendment by Public Law 92-473, found to be necessary and proper in the public interest or to avoid serious impairment of the conduct of government business:

1)	Apprentices, student-learners, and workers whose earning capacity is impaired by age, or physical or mental deficiency or injury may be employed at wages lower than the minimum wages otherwise required by section 2(a)(1) or 2(b)(1) of the Service Contract Act without diminishing any fringe benefits or cash payments in lieu thereof required under section 2(a)(2) of the Act, in accordance with the conditions and procedures prescribed for the employment of apprentices, student-learners, handicapped persons, and handicapped clients of sheltered workshops under section 14 of the Fair Labor Standards Act of 1938, in the regulations issued by the Administrator (29 CFR Parts 520, 521, 524, and 525).

2)	The Administrator will issue certificates under the Service Contract Act for the employment of apprentices, student-learners, handicapped persons, or handicapped clients of sheltered workshops not subject to the Fair Labor Standards Act of 1938, or subject to different minimum rates of pay under the two Acts, authorizing appropriate rates of minimum wages (but without changing requirements concerning fringe benefits or supplementary cash payments in lieu thereof), applying procedures prescribed by the applicable regulations issued under the Fair Labor Standards Act of 1938 (29 CFR Parts 520, 521, 524, and 525).

3)	The Administrator will also withdraw, annul, or cancel such certificates in accordance with the regulations in Parts 525 and 528 of Title 29 of the Code of Federal Regulations.

p.	Apprentices will be permitted to work at less than the predetermined rate for the work they perform when they are employed and individually registered in a bona fide apprenticeship program registered with a State Apprenticeship Agency recognized by the U.S. Department of Labor, or if no such recognized agency exists in a state, under a program registered with the Bureau of Apprenticeship and Training, Employment and Training Administration, U.S. Department of Labor. Any employee not registered as an apprentice in an approved program must be paid the wage rate and fringe benefits contained in the applicable wage determination for the journeyman classification of work actually performed. The wage rates paid apprentices may not be less than the wage rate for their level of progress set forth in the registered program, expressed as the appropriate percentage of the journeyman’s rate contained in the applicable wage determination. The allowable ratio of apprentices to journeymen employed on the contract work in any craft classification may not be greater than the ratio permitted to the aviation supplier for its entire workforce under the registered program.

q.	An employee engaged in an occupation in which he or she customarily and regularly receives more than $30 a month tips may have the amount of tips credited by the employer against the minimum wage required by section 2(a)(1) or section 2(b)(1) of the Act in accordance with section 3(m) of the Fair Labor Standards Act and Regulations, 29 CFR Part 531. However, the amount of this credit may not exceed $1.24 per hour beginning January 1, 1980, and $1.34 per hour after December 31, 1980. To utilize this proviso:

1)	The employer must inform tipped employees about this tip credit allowance before the credit is utilized;

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2)	The employees must be allowed to retain all tips (individually or through a pooling arrangement and regardless of whether the employer elects to take a credit for tips received);

3)	The employer must be able to show by records that the employee receives at least the applicable Service Contract Act minimum wage through the combination of direct wages and tip credit (approved by the Office of Management and Budget under OMB control number 1214-0017); and

4)	The use of tip credit must have been permitted under any predecessor collective bargaining agreement applicable by virtue of section 4(c) of the Act.

r.	Disputes arising out of the labor standards provisions of this contract are not subject to the Claims and Disputes clause but must be resolved in accordance with the procedures of the Department of Labor set forth in 29 CFR Parts 4, 6, and 8. Disputes within the meaning of this clause include disputes between the aviation supplier (or any of its subcontractors) and the Postal Service, the U.S. Department of Labor, or the employees or their representatives.

Clause 9-12: Fair Labor Standards Act and Service Contract Act - Price Adjustment (February 2010)

a.	The aviation supplier warrants that the contract prices do not include allowance for any contingency to cover increased costs for which adjustment is provided under this clause.

b.	The minimum prevailing wage determination, including fringe benefits, issued under the Service Contract Act of 1965 by the Department of Labor (DOL), current at least every two years after the original award date, current at the beginning of any option or renewal period, or in the case of a significant change in labor requirements, applies to this contract and any exercise of an option or renewal of this contract. When no such determination has been made as applied to this contract, the minimum wage established in accordance with the Fair Labor Standards Act applies to any exercise of an option or renewal of this contract.

c.	When, as a result of the determination of minimum prevailing wages and fringe benefits applicable (1) every two years after original award date, (2) at the beginning of any option or renewal period, or (3) in the case of a significant change in labor requirements, an increased or decreased wage determination is applied to this contract, or when as a result of any amendment to the Fair Labor Standards Act enacted after award that affects minimum wage, and whenever such a determination becomes applicable to this contract under law, the aviation supplier increases or decreases wages or fringe benefits of employees working on the contract to comply, the aviation supplier and the Contracting Officer will negotiate whether and to what extent either party will absorb the costs of the wage change. Any resulting change in contract price is limited to increases or decreases in wages or fringe benefits, and the concomitant increases or decreases in Social Security, unemployment taxes, and workers’ compensation insurance, but may not otherwise include any amount for general and administrative costs, overhead, or profit.

d.	The aviation supplier or Contracting Officer may request a contract price adjustment within 30 days of the effective date of a wage change. If a request for contract price adjustment has been made, and the parties have not reached an agreement within thirty days of that request, the Contracting Officer should issue a unilateral change order in the amount considered to be a fair and equitable adjustment. The aviation supplier may then either accept the amount, or the aviation supplier may file a claim under Clause B-9: Claims and Disputes unless the Contracting Officer and aviation supplier extend this period in writing. Upon agreement of the parties, the contract price or unit price labor rates will be modified in writing. Pending agreement on or determination of any such adjustment and its effective date, the aviation supplier must continue performance.

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e.	The Contracting Officer or the Contracting Officer’s authorized representative must, for 3 years after final payment under the contract, be given access to and the right to examine any directly pertinent books, papers, and records of the aviation supplier.

Clause 9-13: Affirmative Action for Workers with Disabilities (March 2006) (Tailored)

a.	The contractor will not discriminate against any employee or applicant for employment because of physical or mental disability in regard to any position for which the employee or applicant for employment is qualified. The contractor agrees to take affirmative action to employ, advance in employment, and otherwise treat qualified individuals with disabilities without discrimination based on their physical or mental disability in all employment practices, including the following:

1.	Recruitment, advertising, and job application procedures;

2.	Hiring, upgrading, promotion, award of tenure, demotion, transfer, layoff, termination, right of return from layoff and rehiring

3.	Rates of pay or any other form of compensation and changes in compensation

4.	Job assignments, job classifications, organizational structures, position descriptions, lines of progression, and seniority lists

5.	Leaves of absence, sick leave, or any other leave

6.	Fringe benefits available by virtue of employment, whether or not administered by the contractor

7.	Selection and financial support for training, including apprenticeship, professional meetings, conferences, and other related activities, and selection for leaves of absence to pursue training

8.	Activities sponsored by the contractor including social or recreational programs; and

9.	Any other term, condition, or privilege of employment.

b.	The contractor agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor issued pursuant to the Rehabilitation Act of 1973, as amended.

c.	In the event of the contractor’s noncompliance with the requirements, actions for noncompliance may be taken in accordance with the rules, regulations, and relevant orders of the Secretary of Labor issued pursuant to the act.

d.	The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices in a form to be prescribed by the Deputy Assistant Secretary for Federal Contract Compliance Programs, provided by or through the Contracting Officer. Such notices shall state the rights of applicants and employees as well as the contractor’s obligation under the law to take affirmative action to employ and advance in employment qualified employees and applicants with disabilities. The contractor must ensure that applicants and employees with disabilities are informed of the contents of the notice (e.g., the contractor may have the notice read to a visually disabled individual, or may lower the posted notice so that it might be read by a person in a wheelchair).

e.	The contractor will notify each labor organization or representative of workers with which it has a collective bargaining agreement or other understanding that the contractor is bound by the terms of section 503 of the Rehabilitation Act of 1973, as amended, and is committed to take affirmative action to employ and advance in employment individuals with physical or mental disabilities.

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f.	The contractor must include the provisions of this clause in every subcontract or purchase order in excess of $10,000, unless exempted by the rules, regulations, or orders of the Secretary issued pursuant to section 503 of the Act, as amended, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as the Deputy Assistant Secretary for Federal Contract Compliance Programs may direct to enforce such provisions, including action for noncompliance.

Clause 9-14: Equal Opportunity for Disabled Veterans, Recently Separated Veterans, Other Protected Veterans, and Armed Forces Service Medal Veterans (February 2010) (Tailored)

a.	The contractor will not discriminate against any employee or applicant for employment because he or she is a disabled veteran, recently separated veteran, other protected veteran, or Armed Forces service medal veteran in regard to any position for which the employee or applicant for employment is qualified. The contractor agrees to take affirmative action to employ, advance in employment and otherwise treat qualified individuals without discrimination based on their status as a disabled veteran, recently separated veteran, other protected veteran, or Armed Forces service medal veteran in all employment practices, including the following:

1.	Recruitment, advertising, and job application procedures;

2.	Hiring, upgrading, promotion, award of tenure, demotion, transfer, layoff, termination, right of return from layoff and rehiring;

3.	Rates of pay or any other form of compensation and changes in compensation;

4.	Job assignments, job classifications, organizational structures, position descriptions, lines of progression, and seniority lists;

5.	Leaves of absence, sick leave, or any other leave;

6.	Fringe benefits available by virtue of employment, whether or not administered by the contractor;

7.	Selection and financial support for training, including apprenticeship, and on-the-job training under 38 U.S.C. 3687, professional meetings, conferences, and other related activities, and selection for leaves of absence to pursue training;

8.	Activities sponsored by the contractor including social or recreational programs; and

9.	Any other term, condition, or privilege of employment.

b.	The contractor agrees to immediately list all employment openings which exist at the time of the execution of this contract and those which occur during the performance of this contract, including those not generated by this contract and including those occurring at an establishment of the contractor other than the one where the contract is being performed, but excluding those of independently operated corporate affiliates, with the appropriate employment service delivery system where the opening occurs. Listing employment openings with the state workforce agency job bank or with the local employment service delivery system where the opening occurs will satisfy the requirement to list jobs with the appropriate employment service delivery system.

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c.	Listing of employment openings with the appropriate employment service delivery system pursuant to this clause shall be made at least concurrently with the use of any other recruitment source or effort and shall involve the normal obligations which attach to the placing of a bona fide job order, including the acceptance of referrals of veterans and nonveterans. The listing of employment openings does not require the hiring of any particular job applicants or from any particular group of job applicants, and nothing herein is intended to relieve the contractor from any requirements in Executive orders or regulations regarding nondiscrimination in employment.

d.	Whenever a contractor, other than a state or local governmental contractor, becomes contractually bound to the listing provisions in paragraphs 2 and 3 of this clause, it shall advise the state workforce agency in each state where it has establishments of the name and location of each hiring location in the state. As long as the contractor is contractually bound to these provisions and has so advised the state agency, there is no need to advise the state agency of subsequent contracts. The contractor may advise the state agency when it is no longer bound by this contract clause.

e.	The provisions of paragraphs 2 and 3 of this clause do not apply to the listing of employment openings which occur and are filled outside of the 50 states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the Virgin Islands, American Samoa, the Commonwealth of the Northern Mariana Islands, Wake Island, and the Trust Territories of the Pacific Islands.

f.	As used in this clause:

1.	All employment openings includes all positions except executive and senior management, those positions that will be filled from within the contractor’s organization, and positions lasting three days or less. This term includes full-time employment, temporary employment of more than three days’ duration, and part-time employment.

2.	Executive and senior management means: (1) Any employee (a) compensated on a salary basis at a rate of not less than $455 per week (or $380 per week, if employed in American Samoa by employers other than the Federal Government), exclusive of board, lodging or other facilities; (b) whose primary duty is management of the enterprise in which the employee is employed or of a customarily recognized department or subdivision thereof; (c) who customarily and regularly directs the work of two or more other employees; and (d) who has the authority to hire or fire other employees or whose suggestions and recommendations as to the hiring, firing, advancement, promotion or any other change of status of other employees are given particular weight; or (2) any employee who owns at least a bona fide 20-percent equity interest in the enterprise in which the employee is employed, regardless of whether the business is a corporate or other type of organization, and who is actively engaged in its management.

3.	Positions that will be filled from within the contractor’s organization means employment openings for which no consideration will be given to persons outside the contractor’s organization (including any affiliates, subsidiaries, and parent companies) and includes any openings which the contractor proposes to fill from regularly established “recall” lists. The exception does not apply to a particular opening once an employer decides to consider applicants outside of his or her own organization.

g.	The contractor agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor issued pursuant to the Act.

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h.	In the event of the contractor’s noncompliance with the requirements of this clause, actions for noncompliance may be taken in accordance with the rules, regulations, and relevant orders of the Secretary of Labor issued pursuant to the Act.

i.	The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices in a form to be prescribed by the Deputy Assistant Secretary for Federal Contract Compliance, provided by or through the Contracting Officer. Such notices shall state the rights of applicants and employees as well as the contractor’s obligation under the law to take affirmative action to employ and advance in employment qualified employees and applicants who are disabled veterans, recently separated veterans, other protected veterans, or Armed Forces service medal veterans. The contractor must ensure that applicants or employees who are disabled veterans are informed of the contents of the notice (e.g., the contractor may have the notice read to a visually disabled individual, or may lower the posted notice so that it might be read by a person in a wheelchair).

j.	The contractor will notify each labor organization or representative of workers with which it has a collective bargaining agreement or other contract understanding, that the contractor is bound by the terms of the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, as amended, and is committed to take affirmative action to employ and advance in employment qualified disabled veterans, recently separated veterans, other protected veterans, and Armed Forces service medal veterans.

k.	The contractor will include the provisions of this clause in every subcontract or purchase order of $100,000 or more, unless exempted by the rules, regulations, or orders of the Secretary issued pursuant to the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, as amended, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as the Deputy Assistant Secretary for Federal Contract Compliance may direct to enforce such provisions, including action for noncompliance.

Contract Term

The contract base period of performance will be October 1, 2013, through September 30, 2020, with two, five year renewal periods to be exercised by mutual agreement of the parties. The Night Network will begin operation on September 30, 2013; the Day Network will begin operation on October 1, 2013.

Renewal Process

[ * ]

Amendments or Modifications

In order to be binding upon the Postal Service or the aviation supplier, any amendment or modification of this Contract must be in writing signed by the Contracting Officer on behalf of the Postal Service and an officer of the aviation supplier authorized to bind the company.

Assignment

Neither Party shall, directly or indirectly (whether by succession, merger, or otherwise) assign, delegate, novate, or otherwise transfer this Contract or any of its rights or obligations hereunder, without the prior written approval of the other. However, the aviation supplier may assign this contract to any of its internal business affiliates upon written notice to the Postal Service.

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Bankruptcy

In the event the aviation supplier enters into proceedings relating to bankruptcy, whether voluntary or involuntary, the aviation supplier will furnish, by certified mail, written notification of the bankruptcy to the Contracting Officer responsible for administering the contract. The notification must be furnished within five days of the initiation of the bankruptcy proceedings. The notification must include the date on which the bankruptcy petition was filed, the court in which the petition was filed, and a list of Postal Service contracts and Contracting Officers for all Postal Service contracts for which final payment has not yet been made. This obligation remains in effect until final payment under this contract.

Confidentiality

a.	During the term of this contract and until the earlier of five (5) years after such termination or until such time as the information is no longer confidential as described below, each party shall treat as confidential and appropriately safeguard and shall not use for the benefit of any person or corporation other than the other party:

1.	Written information identified in writing as confidential or oral information promptly confirmed in writing as being confidential;

2.	Written information or oral information disclosed by the parties during the negotiation of this contract and written information or oral information promptly confirmed in writing as confidential pertaining to a party’s pricing, business or assets which is received at any time from a party that is identified in writing; or

3.	Any information or knowledge concerning the methods of operation, promotion, sale, or distribution used by a party which may be communicated to the other party or which a party may otherwise acquire by virtue of its performance of this Agreement.

b.	Notwithstanding the provisions of subparagraphs 1 through 3, above, neither party shall be required to obtain prior written approval before providing information regarding this contract:

1.	To Members of Congress serving on a committee or subcommittee with oversight responsibility of the Postal Service;

2.	In response to legal process or otherwise required by law;

3.	In response to a request from the Department of Justice Antitrust Division attorneys or economists in pursuit of a non-public investigation; or

4.	In response to requests submitted to the Postal Service under the Freedom of Information Act. In this regard, the Postal Service shall follow the procedures promulgated at 39 CFR Section 265.8.

c.	Information shall not be considered confidential if it is:

1.	Generally known to the trade or public;

2.	Rightfully possessed by a party prior to the effective date of this contract;

3.	Received by a party from a third party which rightfully possesses it;

4.	Independently developed by the other party; or

5.	Releasable pursuant to Postal Service regulations addressing how information is maintained by the Postal Service.

Entire Agreement

This Contract, together with all Attachments, constitutes the entire agreement and understanding between the Parties in connection with the subject matter described, and supersedes and cancels all previous negotiations, commitments, and writings related to the subject matter.

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Force Majeure

Both the Postal Service and the aviation supplier shall be excused from their obligations for volume guarantees or service performance, respectively, under this Contract, and neither Party shall be liable to the other or any other person or entity for loss, damage, delay, mis-delivery or non-delivery of shipments transported pursuant to this Contract, resulting in whole or in part from any of the following:

a.	When there occurs a State or Federal government-declared State of Emergency and / or instructions by a government agency that has actual or apparent powers or authority (including, but not limited to, the Federal Aviation Administration (FAA) or the Transportation Security Administration (TSA)) to order airport closures or limitations on airport activity;

b.	When the failure to meet contractual obligations results in whole or in part from public enemies, terrorist acts, criminal acts of any person or entity, public authorities acting with actual or apparent authority (including U.S. Postal Inspectors), civil commotion, hazards incident to a state of war, national disruptions in transportation networks or operations (of any mode) of the aviation supplier, Postal Service, or any other entity, strikes, natural disasters, or disruption or failure of third-party communication and information systems; or

c.	When there exist any conditions that present a danger to each Party’s personnel.

d.	In every case the failure to perform must be beyond the control and without the fault or negligence of the party claiming that its performance is excused. Each Party is required to continue and attempt to recommence performance to the greatest extent possible without delay.

It is the responsibility of the Party asserting the Force Majeure event to formally declare that a Force Majeure event has taken place within twenty-four (24) hours of the event. The party declaring the Force Majeure event must document the circumstances of the event in writing to the Contracting Officer, who will review the information with the Manager, Air Transportation Operations, and relevant aviation supplier officials. In the absence of a formal request for relief under this clause, all appropriate volume guarantees and performance standards will remain in force. Except for the calculation of the service levels, nothing in this section shall relieve or excuse the aviation supplier of its service obligations. Subsequent to a Force Majeure event being declared, the declaring party must provide reasonable, written documentation with sufficient detail to support the declaration.

If, as a result of the occurrence of one of the foregoing events, the aviation supplier is excused from performance, and the Postal Service is excused from meeting its minimum volume commitment for the identified period, the Parties will meet to agree upon the pro-rata adjustments to be made.

On days where mail volume is withdrawn, withheld, or not transported under this provision, the minimum volume commitment for the identified period will be reduced for that period by the amount of that volume.

Frequency Adjustment

If, during the term of this contract, the Postal Service decides to reduce, in whole or in part, the number of delivery days, for any mail type it provides, to fewer than six (6) per week, the Postal Service reserves the right to effectuate a change in delivery days by adjusting the Statement of Work of this contract, including, but not limited to, the annual number of operating days or the frequency of service hereunder. The parties agree that such an adjustment does not constitute a partial termination of the contract, nor will it give rise to an equitable adjustment.

If the number of delivery days is reduced, in whole or in part, to five (5) and the Postal Service decides to reduce the number of operating days under this contract, in whole or in part, to five (5), the parties agree to reduce the Contract Volume Minimum calculation. The Contract Volume Minimum calculation

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will be reduced by the average daily volume for the previous twelve (12) months excluding the weeks of Peak associated with the removed day of service without adjustment to the tier structure, the contract rate, or be subject to any other price-related adjustment. The monies associated with the volume removed from the calculation will be eliminated.

If the number of delivery days is reduced to fewer than five (5), and the Postal Service decides to reduce the number of operating days under this contract, in whole or in part, to fewer than five (5), the parties will negotiate an equitable adjustment if necessary.

No later than 120 days prior to the effective date of such reduction in delivery days, the parties shall commence discussions as to how to implement the change. Within 90 days of such notice, the supplier must implement the changes outlined above.

Notices

Any notice, report, demand, acknowledgement or other communication which under the terms of this Contract or otherwise must be given or made by either Party, unless specifically otherwise provided in this Contract, shall be in the English language and in writing, and shall be given or made by express delivery service with proof of delivery, certified air mail (return receipt requested). The parties may also send a copy of the same communication through electronic mail, facsimile with acknowledgement of receipt/proof of receipt, or personal delivery. If a party sends a copy of the official correspondence by electronic mail or facsimile, the correspondence shall not be deemed received until the receiving party confirms receipt.

Such notice, report, demand, acknowledgement or other communication shall be deemed to have been given or made in the case of express delivery service with tracking and tracing capability on the date of signature of the proof of delivery, and in the case of certified mail on the fifth business day in the place of receipt after the date sent.

The notice address for the Postal Service shall be:

U.S. Postal Service

Air Transportation CMC

Attention: Manager

475 L’Enfant Plaza SW, Room 1P 650

Washington, DC 20260-0650

The notice address for the aviation supplier shall be:

Federal Express Corporation

Attention: Vice President, Postal Transportation Management

3610 Hacks Cross Road

Building A 1st Floor

Memphis, TN 38125-8800

Severability

a.	If any term, provision, covenant or condition of this Contract is held by a court or Board of competent jurisdiction or by a request, direction or indication of an agency or department of a Governmental Body having subject matter jurisdiction to be invalid or unenforceable, the remainder of the provisions shall continue in full force and effect unless the rights and obligations of the parties have been materially altered or abridged by such invalidation or unenforceability.

b.	If a material provision of this Contract is materially altered or abridged as the result of a final and binding order of a Governmental Body having subject matter jurisdiction, then the Postal Service and the aviation supplier will meet to negotiate in good faith to reach a mutually satisfactory modification to this Contract. If the Parties are unable to reach a mutually satisfactory resolution, then either Party may declare the negotiations to be at an impasse and the parties shall resolve the dispute in accordance with the provisions of this contract.

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c.	Notwithstanding the foregoing, the Parties agree to make their best efforts to oppose any changes requested by a Governmental Body to any material provision of this Contract.

Third Party Governmental Delays

If, during the term of this contract, a governmental entity with subject matter jurisdiction enacts laws, promulgates regulations, or issues orders mandating that the aviation supplier screen mail dispatched for transportation by aircraft within the United States for bombs, explosives, or other hazardous materials, and aviation supplier does not have a method for otherwise complying at no additional cost to the Postal Service, either party may, at no cost to the other party, suspend performance under the contract during the period in which such screening is actually required to be accomplished.

Within fourteen (14) days of the enactment of any law, promulgation of any regulation, or issuance of any order referenced above, the parties shall commence negotiations in an attempt to modify this contract to address any adverse impacts and / or other concerns asserted by one or both parties that may arise as a result of additional screening requirements.

If the parties cannot agree upon such a modification within 180 days, or within such longer period as the parties may mutually agree, the contract and all orders hereunder may be terminated at no cost to either party.

Waiver of Breach

No waiver of breach of any of the provisions of this Contract shall be construed to be a waiver of any succeeding breach of the same or any other provision.

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Part 4: List of Attachments

Part 4 - List of Attachments and Forms

Attachments:
Attachment 1	Postal Service Operating Periods, dated October 4, 2012
Attachment 2	Air Stops & Projected Volumes, dated January 8, 2013
Attachment 3	Operating Plan, Day Network, dated June 24, 2013
Attachment 4	Operating Plan, Night Network, dated June 24, 2013
Attachment 5	Reserved
Attachment 6	Postal Furnished Property, April 16, 2013
Attachment 7	Electronic Data Interchange Service Requirements, dated September 1, 2012
Attachment 8	Investigative / Security Protocol and Guidelines, dated July 2012
Attachment 9	Wage Determination, dated October 31, 2012
Attachment 10	Pricing, dated June 24, 2013
Attachment 11	Perishable Mail and Lives, April 22, 2013
Attachment 12	Reserved
Attachment 13	Service Contract Act Wage Determinations, dated April 17, 2013
Forms:
DOT Form F 5800.1	Hazardous Materials Incident Report
I-9 Form	Employment Eligibility Verification
PS Form 2025	Contract Personnel Questionnaire
PS Form 8203	Order / Solicitation / Offer / Award
US Treasury Form 941	Quarterly Federal Tax Return

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Attachment 1: Postal Service Operating Periods

Attachment 1

Postal Service Operating Periods

October 4, 2012

Operating Period: Monday – Sunday

*All Operating Periods begin with the Monday Night Network

Operating Period	Begin	End	Number of Weeks	Month	Peak Periods
1	09/30/13	11/03/13	5	OCT
2	11/04/13	12/01/13	4	NOV
3	12/02/13	01/05/14	5	DEC	2013 PEAK
4	01/06/14	02/02/14	4	JAN
5	02/03/14	03/02/14	4	FEB
6	03/03/14	03/30/14	4	MAR
7	03/31/14	04/27/14	4	APR
8	04/28/14	06/01/14	5	MAY
9	06/02/14	06/29/14	4	JUN
10	06/30/14	07/27/14	4	JUL
11	07/28/14	08/31/14	5	AUG
12	09/01/14	09/28/14	4	SEP
13	09/29/14	10/26/14	4	OCT
14	10/27/14	11/30/14	5	NOV
15	12/01/14	01/04/15	5	DEC	2014 PEAK
16	01/05/15	02/01/15	4	JAN
17	02/02/15	03/01/15	4	FEB
18	03/02/15	03/29/15	4	MAR
19	03/30/15	04/26/15	4	APR
20	04/27/15	05/31/15	5	MAY
21	06/01/15	06/28/15	4	JUN
22	06/29/15	08/02/15	5	JUL
23	08/03/15	08/30/15	4	AUG
24	08/31/15	09/27/15	4	SEP
25	09/28/15	11/02/15	5	OCT
26	11/03/15	11/29/15	4	NOV
27	11/30/15	01/03/16	5	DEC	2015 PEAK
28	01/04/16	01/31/16	4	JAN
29	02/01/16	02/28/16	4	FEB
30	02/29/16	04/03/16	5	MAR
31	04/04/16	05/01/16	4	APR
32	05/02/16	05/29/16	4	MAY
33	05/30/16	06/26/16	4	JUN
34	06/27/16	07/31/16	5	JUL
35	08/01/16	08/28/16	4	AUG
36	08/29/16	10/02/16	5	SEP
37	10/03/16	10/30/16	4	OCT
38	10/31/16	12/04/16	5	NOV
39	12/05/16	01/01/17	4	DEC	2016 PEAK
40	01/02/17	01/29/17	4	JAN
41	01/30/17	02/26/17	4	FEB

Air Cargo Network

Contract ACN-13-FX

Attachment 1: Postal Service Operating Periods

Operating Period	Begin	End	Number of Weeks	Month	Peak Periods
42	02/27/17	04/02/17	5	MAR
43	04/03/17	04/30/17	4	APR
44	05/01/17	06/04/17	5	MAY
45	06/05/17	07/02/17	4	JUN
46	07/03/17	07/30/17	4	JUL
47	07/31/17	08/27/17	4	AUG
48	08/28/17	10/01/17	5	SEP
49	10/02/17	10/29/17	4	OCT
50	10/30/17	11/27/17	4	NOV
51	11/28/17	12/30/17	5	DEC	2017 PEAK
52	12/31/17	01/28/18	4	JAN
53	01/29/18	02/25/18	4	FEB
54	02/26/18	04/01/18	5	MAR
55	04/02/18	04/29/18	4	APR
56	04/30/18	06/03/18	5	MAY
57	06/04/18	07/01/18	4	JUN
58	07/02/18	07/29/18	4	JUL
59	07/30/18	08/26/18	4	AUG
60	08/27/18	09/30/18	5	SEP
61	10/01/18	10/28/18	4	OCT
62	10/29/18	12/02/18	5	NOV
63	12/03/18	01/06/19	5	DEC	2018 PEAK
64	01/07/19	02/03/19	4	JAN
65	02/04/19	03/03/19	4	FEB
66	03/04/19	03/31/19	4	MAR
67	04/01/19	04/28/19	4	APR
68	04/29/14	06/02/19	5	MAY
69	06/03/19	06/30/19	4	JUN
70	07/01/19	07/28/19	4	JUL
71	07/29/19	09/01/19	5	AUG
72	09/02/19	09/29/19	4	SEP
73	09/30/19	10/27/19	4	OCT
74	10/30/19	12/01/19	5	NOV
75	12/02/19	01/05/20	5	DEC	2019 PEAK
76	01/06/20	02/02/20	4	JAN
77	02/03/20	03/01/20	4	FEB
78	03/02/20	03/29/20	4	MAR
79	03/30/20	05/03/20	5	APR
80	05/04/20	05/31/20	4	MAY
81	06/01/20	06/28/20	4	JUN
82	06/29/20	08/02/20	5	JUL
83	08/03/20	08/30/20	4	AUG
84	08/31/20	09/30/20	5	SEP

Air Cargo Network

Contract ACN-13-FX

Attachment 2: Air Stops & Projected Volumes

Attachment 2

Air Stops & Projected Volumes

January 8, 2013

Refer to the Excel file provided with the awarded contract.

**	Attachment 2 contains an Excel file totaling approximately 2000 pages that outlines daily airstops and projected volumes by USPS service product for each airstop. Because this information is not material, it has been omitted from this exhibit. FedEx Corporation will furnish supplementally a copy of this Attachment 2 to the Securities and Exchange Commission upon request.

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

Exercised Option 1 and 2

Attachment 3

Operating Plan, Day Network

June 24, 2013

Tuesday through Sunday

Originating Operation
	Air Cargo Network Origin City	Service Point	ALL Mail Due Aviation Supplier Tuesday through Saturday	ALL Mail Due Aviation Supplier Sunday
1	ALBUQUERQUE NM	ABQ	[ * ]	[ * ]
2	ANCHORAGE AK	ANC	[ * ]	[ * ]
3	ATLANTA GA	ATL	[ * ]	[ * ]
4	AUSTIN TX	AUS	[ * ]	[ * ]
5	BALTIMORE MD	BWI	[ * ]	[ * ]
6	BILLINGS MT	BIL	[ * ]	[ * ]
7	BIRMINGHAM AL	BHM	[ * ]	[ * ]
8	BOISE ID AMF	BOI	[ * ]	[ * ]
9	BOSTON MA	BOS	[ * ]	[ * ]
10	CHARLESTON WV	CRW	[ * ]	[ * ]
11	CHARLOTTE NC	CLT	[ * ]	[ * ]
12	CHICAGO IL	ORD	[ * ]	[ * ]
13	CINCINNATI OH	CVG	[ * ]	[ * ]
14	CLEVELAND OH	CLE	[ * ]	[ * ]
15	COLUMBUS OH	CMH	[ * ]	[ * ]
16	DALLAS TX	DFW	[ * ]	[ * ]
17	DENVER CO	DEN	[ * ]	[ * ]
18	DES MOINES IA	DSM	[ * ]	[ * ]
19	DETROIT MI	DTW	[ * ]	[ * ]
20	DULLES VA	IAD	[ * ]	[ * ]
21	EL PASO TX	ELP	[ * ]	[ * ]
22	FARGO ND	GFK	[ * ]	[ * ]
23	GRAND RAPIDS MI	GRR	[ * ]	[ * ]
24	GREAT FALLS MT	GTF	[ * ]	[ * ]
25	GREENSBORO NC	GSO	[ * ]	[ * ]
26	HONOLULU HI	HNL	[ * ]	[ * ]
27	HOUSTON TX	IAH	[ * ]	[ * ]
28	INDIANAPOLIS IN	IND	[ * ]	[ * ]
29	JACKSON MS	JAN	[ * ]	[ * ]
30	JACKSONVILLE FL	JAX	[ * ]	[ * ]
31	KANSAS CITY MO	MCI	[ * ]	[ * ]
32	KNOXVILLE TN	TYS	[ * ]	[ * ]
33	LAS VEGAS NV	LAS	[ * ]	[ * ]
34	LITTLE ROCK AR	LIT	[ * ]	[ * ]
35	LOS ANGELES CA	LAX	[ * ]	[ * ]
36	LOUISVILLE KY	SDF	[ * ]	[ * ]
37	LUBBOCK TX	LBB	[ * ]	[ * ]

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

Originating Operation
	Air Cargo Network Origin City	Service Point	ALL Mail Due Aviation Supplier Tuesday through Saturday	ALL Mail Due Aviation Supplier Sunday
38	MEMPHIS TN	MEM	[ * ]	[ * ]
39	MIAMI FL	MIA	[ * ]	[ * ]
40	MILWAUKEE WI	MKE	[ * ]	[ * ]
41	MINNEAPOLIS MN	MSP	[ * ]	[ * ]
42	MOBILE AL	MOB	[ * ]	[ * ]
43	NASHUA NH	MHT	[ * ]	[ * ]
44	NASHVILLE TN	BNA	[ * ]	[ * ]
45	NEW ORLEANS LA	MSY	[ * ]	[ * ]
46	NEWARK NJ	EWR	[ * ]	[ * ]
47	NORFOLK VA	ORF	[ * ]	[ * ]
48	NY METRO	JFK	[ * ]	[ * ]
49	OAKLAND CA	OAK	[ * ]	[ * ]
50	OKLAHOMA CITY OK	OKC	[ * ]	[ * ]
51	OMAHA NE	OMA	[ * ]	[ * ]
52	ONTARIO CA	ONT	[ * ]	[ * ]
53	ORLANDO FL	MCO	[ * ]	[ * ]
54	PHILADELPHIA PA	PHL	[ * ]	[ * ]
55	PHOENIX AZ	PHX	[ * ]	[ * ]
56	PITTSBURGH PA	PIT	[ * ]	[ * ]
57	PORTLAND OR	PDX	[ * ]	[ * ]
58	QUAD CITIES IL	MLI	[ * ]	[ * ]
59	RALEIGH NC	RDU	[ * ]	[ * ]
60	RENO NV	RNO	[ * ]	[ * ]
61	RICHMOND VA	RIC	[ * ]	[ * ]
62	ROCHESTER NY	ROC	[ * ]	[ * ]
63	SACRAMENTO CA	SMF	[ * ]	[ * ]
64	SALT LAKE CITY UT	SLC	[ * ]	[ * ]
65	SAN ANTONIO TX	SAT	[ * ]	[ * ]
66	SAN DIEGO CA	SAN	[ * ]	[ * ]
67	SAN FRANCISCO CA	SFO	[ * ]	[ * ]
68	SAN JUAN PR	SJU	[ * ]	[ * ]
69	SEATTLE WA	SEA	[ * ]	[ * ]
70	SHREVEPORT LA	SHV	[ * ]	[ * ]
71	SIOUX FALLS SD	FSD	[ * ]	[ * ]
72	SPOKANE WA	GEG	[ * ]	[ * ]
73	SPRINGFIELD MA	BDL	[ * ]	[ * ]
74	SPRINGFIELD MO	SGF	[ * ]	[ * ]
75	SPRINGFIELD IL	SPI	[ * ]	[ * ]
76	ST. LOUIS MO	STL	[ * ]	[ * ]
77	TAMPA FL	TPA	[ * ]	[ * ]
78	TUCSON AZ	TUS	[ * ]	[ * ]
79	TULSA OK	TUL	[ * ]	[ * ]
80	WICHITA KS	ICT	[ * ]	[ * ]

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

Exercised Option 1 and 2

Attachment 3

Operating Plan, Day Network

June 24, 2013

Tuesday through Sunday

Destinating Operation
	Air Cargo Network Destination City	Service Point	Required Delivery Time to Postal Service Tuesday - Friday	Required Delivery Time to Postal Service Saturday	Required Delivery Time to Postal Service Sunday
1	ALBUQUERQUE NM	ABQ	[ * ]	[ * ]	[ * ]
2	ANCHORAGE AK	ANC	[ * ]	[ * ]	[ * ]
3	ATLANTA GA	ATL	[ * ]	[ * ]	[ * ]
4	AUSTIN TX	AUS	[ * ]	[ * ]	[ * ]
5	BALTIMORE MD	BWI	[ * ]	[ * ]	[ * ]
6	BILLINGS MT	BIL	[ * ]	[ * ]	[ * ]
7	BIRMINGHAM AL	BHM	[ * ]	[ * ]	[ * ]
8	BOISE ID	BOI	[ * ]	[ * ]	[ * ]
9	BOSTON MA	BOS	[ * ]	[ * ]	[ * ]
10	CHARLESTON WV	CRW	[ * ]	[ * ]	[ * ]
11	CHARLOTTE NC	CLT	[ * ]	[ * ]	[ * ]
12	CHICAGO IL	ORD	[ * ]	[ * ]	[ * ]
13	CINCINNATI OH	CVG	[ * ]	[ * ]	[ * ]
14	CLEVELAND OH	CLE	[ * ]	[ * ]	[ * ]
15	COLUMBUS OH	CMH	[ * ]	[ * ]	[ * ]
16	DALLAS TX	DFW	[ * ]	[ * ]	[ * ]
17	DENVER CO	DEN	[ * ]	[ * ]	[ * ]
18	DES MOINES IA	DSM	[ * ]	[ * ]	[ * ]
19	DETROIT MI	DTW	[ * ]	[ * ]	[ * ]
20	DULLES VA	IAD	[ * ]	[ * ]	[ * ]
21	EL PASO TX	ELP	[ * ]	[ * ]	[ * ]
22	FARGO ND P&DC	GFK	[ * ]	[ * ]	[ * ]
23	GRAND RAPIDS MI	GRR	[ * ]	[ * ]	[ * ]
24	GREAT FALLS MT	GTF	[ * ]	[ * ]	[ * ]
25	GREENSBORO NC	GSO	[ * ]	[ * ]	[ * ]
26	HONOLULU HI	HNL	[ * ]	[ * ]	[ * ]
27	HOUSTON TX	IAH	[ * ]	[ * ]	[ * ]
28	INDIANAPOLIS IN	IND	[ * ]	[ * ]	[ * ]
29	JACKSON MS	JAN	[ * ]	[ * ]	[ * ]
30	JACKSONVILLE FL	JAX	[ * ]	[ * ]	[ * ]
31	KANSAS CITY MO	MCI	[ * ]	[ * ]	[ * ]
32	KNOXVILLE TN	TYS	[ * ]	[ * ]	[ * ]
33	LAS VEGAS NV	LAS	[ * ]	[ * ]	[ * ]
34	LITTLE ROCK AR	LIT	[ * ]	[ * ]	[ * ]
35	LOS ANGELES CA	LAX	[ * ]	[ * ]	[ * ]
36	LOUISVILLE KY	SDF	[ * ]	[ * ]	[ * ]

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

Destinating Operation
	Air Cargo Network Destination City	Service Point	Required Delivery Time to Postal Service Tuesday - Friday	Required Delivery Time to Postal Service Saturday	Required Delivery Time to Postal Service Sunday
37	LUBBOCK TX	LBB	[ * ]	[ * ]	[ * ]
38	MEMPHIS TN	MEM	[ * ]	[ * ]	[ * ]
39	MIAMI FL	MIA	[ * ]	[ * ]	[ * ]
40	MILWAUKEE WI	MKE	[ * ]	[ * ]	[ * ]
41	MINNEAPOLIS MN	MSP	[ * ]	[ * ]	[ * ]
42	MOBILE AL	BFM	[ * ]	[ * ]	[ * ]
43	NASHUA NH	MHT	[ * ]	[ * ]	[ * ]
44	NASHVILLE TN	BNA	[ * ]	[ * ]	[ * ]
45	NEW ORLEANS LA	MSY	[ * ]	[ * ]	[ * ]
46	NEWARK NJ	EWR	[ * ]	[ * ]	[ * ]
47	NORFOLK VA	ORF	[ * ]	[ * ]	[ * ]
48	NY METRO	JFK	[ * ]	[ * ]	[ * ]
49	OAKLAND CA	OAK	[ * ]	[ * ]	[ * ]
50	OKLAHOMA CITY OK	OKC	[ * ]	[ * ]	[ * ]
51	OMAHA NE	OMA	[ * ]	[ * ]	[ * ]
52	ONTARIO CA	ONT	[ * ]	[ * ]	[ * ]
53	ORLANDO FL	MCO	[ * ]	[ * ]	[ * ]
54	PHILADELPHIA PA	PHL	[ * ]	[ * ]	[ * ]
55	PHOENIX AZ	PHX	[ * ]	[ * ]	[ * ]
56	PITTSBURGH PA	PIT	[ * ]	[ * ]	[ * ]
57	PORTLAND OR	PDX	[ * ]	[ * ]	[ * ]
58	QUAD CITIES IL	MLI	[ * ]	[ * ]	[ * ]
59	RALEIGH NC	RDU	[ * ]	[ * ]	[ * ]
60	RENO NV	RNO	[ * ]	[ * ]	[ * ]
61	RICHMOND VA	RIC	[ * ]	[ * ]	[ * ]
62	ROCHESTER	ROC	[ * ]	[ * ]	[ * ]
63	SACRAMENTO CA	SMF	[ * ]	[ * ]	[ * ]
64	SALT LAKE CITY	SLC	[ * ]	[ * ]	[ * ]
65	SAN ANTONIO	SAT	[ * ]	[ * ]	[ * ]
66	SAN DIEGO	SAN	[ * ]	[ * ]	[ * ]
67	SAN FRANCISCO CA	SFO	[ * ]	[ * ]	[ * ]
68	SAN JUAN PR**	SJU	[ * ]	[ * ]	[ * ]
69	SEATTLE WA	SEA	[ * ]	[ * ]	[ * ]
70	SHREVEPORT LA	SHV	[ * ]	[ * ]	[ * ]
71	SIOUX FALLS SD	FSD	[ * ]	[ * ]	[ * ]
72	SPOKANE WA	GEG	[ * ]	[ * ]	[ * ]
73	SPRINGFIELD MA	BDL	[ * ]	[ * ]	[ * ]
74	SPRINGFIELD MO	SGF	[ * ]	[ * ]	[ * ]
75	SPRINGFIELD IL	SPI	[ * ]	[ * ]	[ * ]
76	ST. LOUIS MO	STL	[ * ]	[ * ]	[ * ]
77	TAMPA FL	TPA	[ * ]	[ * ]	[ * ]
78	TUCSON AZ	TUS	[ * ]	[ * ]	[ * ]
79	TULSA OK	TUL	[ * ]	[ * ]	[ * ]
80	WICHITA KS	ICT	[ * ]	[ * ]	[ * ]

*	All mail is delivered on Sunday at 07:00. The offshore locations have additional time.
**	75% of the volume capture will be delivered on Day Zero with the balance delivered on Day +1

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

Exercised Option 1 and 2

Attachment 3

Operating Plan, Day Network

June 24, 2013

Tender and Delivery Process Codes

A	Postal Service Builds ULDs	F	Aviation Supplier Unloads ULD into MTE
B	Postal Service Transports ULDs to Ramp	G	Aviation Supplier Builds ULDs
C	Postal Service Tenders in MTE	H	Aviation Supplier Delivers ULDs to Ramp
D	Postal Service Picks Up MTE	I	Aviation Supplier Picks Up ULDs from Plant
E	Postal Service Deck loads	J	Aviation Supplier Delivers ULDs to Plant

	Air Cargo Network City	Service Point	Tender Code	Delivery Code
1	ALBUQUERQUE NM	ABQ	A , B	H
2	ANCHORAGE AK	ANC	A , B	H
3	ATLANTA GA	ATL	A , B	H
4	AUSTIN TX	AUS	A , B	H
5	BALTIMORE MD	BWI	A , B	H
6	BILLINGS MT	BIL	A , B	H
7	BIRMINGHAM AL	BHM	E	K
8	BOISE ID	BOI	A , B	H
9	BOSTON MA	BOS	A , B	H
10	CHARLESTON WV	CRW	A , B	H
11	CHARLOTTE NC	CLT	A , B	H
12	CHICAGO IL	ORD	A , B	H
13	CINCINNATI OH	CVG	A , B	H
14	CLEVELAND OH	CLE	A , B	H
15	COLUMBUS OH	CMH	A , B	H
16	DALLAS TX	DFW	A , B	H
17	DENVER CO	DEN	A , B	H
18	DES MOINES IA	DSM	A , B	H
19	DETROIT MI	DTW	A , B	H
20	DULLES VA	IAD	A , B	H
21	EL PASO TX	ELP	A , B	H
22	FARGO ND	GFK	A , B	H
23	GRAND RAPIDS MI	GRR	A , B	H
24	GREAT FALLS MT	GTF	A , B	Origin Only
25	GREENSBORO NC	GSO	A , B	H
26	HONOLULU HI	HNL	A , B	H
27	HOUSTON TX	IAH	A , B	H
28	INDIANAPOLIS IN	IND	A , B	H
29	JACKSON MS	JAN	E	K
30	JACKSONVILLE FL	JAX	A , B	H
31	KANSAS CITY MO	MCI	A , B	H
32	KNOXVILLE TN	TYS	A , B	H
33	LAS VEGAS NV	LAS	A , B	H
34	LITTLE ROCK AR	LIT	A , B	H

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

	Air Cargo Network City	Service Point	Tender Code	Delivery Code
35	LOS ANGELES CA	LAX	A , B	H
36	LOUISVILLE KY	SDF	A , B	H
37	LUBBOCK TX	LBB	A , B	H
38	MEMPHIS TN	MEM	A , B	H
39	MIAMI FL	MIA	A , B	H
40	MILWAUKEE WI	MKE	A , B	H
41	MINNEAPOLIS MN	MSP	A , B	H
42	MOBILE AL	MOB	A , B	H
43	NASHUA NH	MHT	A , I	J
44	NASHVILLE TN	BNA	E	K
45	NEW ORLEANS LA	MSY	A , B	H
46	NEWARK NJ	EWR	A , B	H
47	NORFOLK VA	ORF	A , B	H
48	NY METRO	JFK	A , I	J
49	OAKLAND CA	OAK	A , B	H
50	OKLAHOMA CITY OK	OKC	A , B	H
51	OMAHA NE	OMA	A , B	H
52	ONTARIO CA	ONT	A , B	H
53	ORLANDO FL	MCO	A , B	H
54	PHILADELPHIA PA	PHL	A , B	H
55	PHOENIX AZ	PHX	A , B	H
56	PITTSBURGH PA	PIT	A , B	H
57	PORTLAND OR	PDX	A , B	H
58	QUAD CITIES IL	MLI	E	Origin Only
59	RALEIGH NC	RDU	A , B	H
60	RENO NV	RNO	A , B	H
61	RICHMOND VA	RIC	A , B	H
62	ROCHESTER NY	ROC	A , I	J
63	SACRAMENTO CA	SMF	A , B	H
64	SALT LAKE CITY	SLC	A , B	H
65	SAN ANTONIO TX	SAT	A , B	H
66	SAN DIEGO CA	SAN	A , B	H
67	SAN FRANCISCO CA	SFO	A , B	H
68	SAN JUAN PR	SJU	A , B	H
69	SEATTLE WA	SEA	A , B	H
70	SHREVEPORT LA	SHV	A , B	H
71	SIOUX FALLS SD	FSD	A , B	H
72	SPOKANE WA	GEG	A , B	H
73	SPRINGFIELD MA	BDL	A , B	H
74	SPRINGFIELD MO	SGF	E	Origin Only
75	SPRINGFIELD IL	SPI	E	Origin Only
76	ST. LOUIS MO	STL	E	K
77	TAMPA FL	TPA	A , B	H
78	TUCSON AZ	TUS	A , B	H
79	TULSA OK	TUL	A , B	H
80	WICHITA KS	ICT	A , B	H

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

Exercised Option 1 and 2

Attachment 4

Operating Plan, Night Network

June 24, 2013

			Originating Operations	Destinating Operations
	Air Cargo Network City	Service Point	ALL Mail Due Aviation Supplier Monday - Friday	Required Delivery Time to Postal Service Tuesday - Friday	Required Delivery Time to Postal Service Saturday
1	ALBANY NY	ALB	[ * ]	[ * ]	[ * ]
2	ALBUQUERQUE NM	ABQ	[ * ]	[ * ]	[ * ]
3	ALLENTOWN PA	ABE	[ * ]	[ * ]	[ * ]
4	ANCHORAGE AK	ANC	[ * ]	[ * ]	[ * ]
5	APPLETON WI	ATW	[ * ]	[ * ]	[ * ]
6	ATLANTA GA	ATL	[ * ]	[ * ]	[ * ]
7	AUSTIN TX	AUS	[ * ]	[ * ]	[ * ]
8	BALTIMORE MD	BWI	[ * ]	[ * ]	[ * ]
9	BANGOR ME	BGR	[ * ]	[ * ]	[ * ]
10	BATON ROUGE LA	BTR	[ * ]	[ * ]	[ * ]
11	BEND OR	RDM	[ * ]	[ * ]	[ * ]
12	BILLINGS MT	BIL	[ * ]	[ * ]	[ * ]
13	BIRMINGHAM AL	BHM	[ * ]	[ * ]	[ * ]
14	BISMARK ND	BIS	[ * ]	[ * ]	[ * ]
15	BOISE ID	BOI	[ * ]	[ * ]	[ * ]
16	BOSTON MA	BOS	[ * ]	[ * ]	[ * ]
17	BOZEMAN MT	BZN	[ * ]	[ * ]	[ * ]
18	BRISTOL TN / VA	TRI	[ * ]	[ * ]	[ * ]
19	BUFFALO NY	BUF	[ * ]	[ * ]	[ * ]
20	BURBANK CA	BUR	[ * ]	[ * ]	[ * ]
21	BURLINGTON VT	BTV	[ * ]	[ * ]	[ * ]
22	BUTTE MT	BTM	[ * ]	[ * ]	[ * ]
23	CASPER WY	CPR	[ * ]	[ * ]	[ * ]
24	CEDAR RAPIDS IA	CID	[ * ]	[ * ]	[ * ]
25	CHARLESTON WV	CRW	[ * ]	[ * ]	[ * ]
26	CHARLOTTE NC	CLT	[ * ]	[ * ]	[ * ]
27	CHATTANOOGA TN	CHA	[ * ]	[ * ]	[ * ]
28	CHEYENNE WY	CYS	[ * ]	[ * ]	[ * ]
29	CHICAGO IL (O’Hare)	ORD	[ * ]	[ * ]	[ * ]
30	CINCINNATI OH	CVG	[ * ]	[ * ]	[ * ]
31	CLEVELAND OH	CLE	[ * ]	[ * ]	[ * ]
32	COLORADO SPRINGS CO	COS	[ * ]	[ * ]	[ * ]
33	COLUMBIA SC	CAE	[ * ]	[ * ]	[ * ]
34	COLUMBUS OH	CMH	[ * ]	[ * ]	[ * ]
35	DALLAS TX	DFW	[ * ]	[ * ]	[ * ]
36	DAYTON OH	DAY	[ * ]	[ * ]	[ * ]

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

			Originating Operations	Destinating Operations
	Air Cargo Network City	Service Point	ALL Mail Due Aviation Supplier Monday - Friday	Required Delivery Time to Postal Service Tuesday - Friday	Required Delivery Time to Postal Service Saturday
37	DENVER CO	DEN	[ * ]	[ * ]	[ * ]
38	DES MOINES IA	DSM	[ * ]	[ * ]	[ * ]
39	DETROIT MI	DTW	[ * ]	[ * ]	[ * ]
40	DULLES VA	IAD	[ * ]	[ * ]	[ * ]
41	DULUTH MN	DLH	[ * ]	[ * ]	[ * ]
42	DURANGO CO	DRO	[ * ]	[ * ]	[ * ]
43	EL PASO TX	ELP	[ * ]	[ * ]	[ * ]
44	ELMIRA NY	ELM	[ * ]	[ * ]	[ * ]
45	EUGENE OR	EUG	[ * ]	[ * ]	[ * ]
46	FAIRBANKS AK	FAI	[ * ]	[ * ]	[ * ]
47	FLINT MI	FNT	[ * ]	[ * ]	[ * ]
48	FORT MYERS FL	RSW	[ * ]	[ * ]	[ * ]
49	FORT WAYNE IN	FWA	[ * ]	[ * ]	[ * ]
50	FRESNO CA	FAT	[ * ]	[ * ]	[ * ]
51	FT LAUDERDALE FL	FLL	[ * ]	[ * ]	[ * ]
52	GRAND FORKS ND	GFK	[ * ]	[ * ]	[ * ]
53	GRAND JUNCTION CO	GJT	[ * ]	[ * ]	[ * ]
54	GRAND RAPIDS MI	GRR	[ * ]	[ * ]	[ * ]
55	GREAT FALLS MT	GTF	[ * ]	[ * ]	[ * ]
56	GREENSBORO NC	GSO	[ * ]	[ * ]	[ * ]
57	GREENVILLE SC	GSP	[ * ]	[ * ]	[ * ]
58	HARRISBURG PA	MDT	[ * ]	[ * ]	[ * ]
59	HARTFORD CT	BDL	[ * ]	[ * ]	[ * ]
60	HONOLULU HI	HNL	[ * ]	[ * ]	[ * ]
61	HOUSTON TX	IAH	[ * ]	[ * ]	[ * ]
62	HUNTSVILLE AL	HSV	[ * ]	[ * ]	[ * ]
63	INDIANAPOLIS IN	IND	[ * ]	[ * ]	[ * ]
64	JACKSON MS	JAN	[ * ]	[ * ]	[ * ]
65	JACKSONVILLE FL	JAX	[ * ]	[ * ]	[ * ]
66	JFK NY	JFK	[ * ]	[ * ]	[ * ]
67	KALISPELL MT	FCA	[ * ]	[ * ]	[ * ]
68	KANSAS CITY MO	MCI	[ * ]	[ * ]	[ * ]
69	KNOXVILLE TN	TYS	[ * ]	[ * ]	[ * ]
70	LAS VEGAS NV	LAS	[ * ]	[ * ]	[ * ]
71	LITTLE ROCK AR	LIT	[ * ]	[ * ]	[ * ]
72	LONG BEACH CA	LGB	[ * ]	[ * ]	[ * ]
73	LOS ANGELES CA	LAX	[ * ]	[ * ]	[ * ]
74	LOUISVILLE KY	SDF	[ * ]	[ * ]	[ * ]
75	LUBBOCK TX	LBB	[ * ]	[ * ]	[ * ]
76	MADISON WI	MSN	[ * ]	[ * ]	[ * ]
77	MANCHESTER NH	MHT	[ * ]	[ * ]	[ * ]
78	MCALLEN TX	MFE	[ * ]	[ * ]	[ * ]
79	MEDFORD OR	MFR	[ * ]	[ * ]	[ * ]
80	MEMPHIS TN	MEM	[ * ]	[ * ]	[ * ]

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

			Originating Operations	Destinating Operations
	Air Cargo Network City	Service Point	ALL Mail Due Aviation Supplier Monday - Friday	Required Delivery Time to Postal Service Tuesday - Friday	Required Delivery Time to Postal Service Saturday
81	MIAMI FL	MIA	[ * ]	[ * ]	[ * ]
82	MILWAUKEE WI	MKE	[ * ]	[ * ]	[ * ]
83	MINNEAPOLIS MN	MSP	[ * ]	[ * ]	[ * ]
84	MINOT ND	MOT	[ * ]	[ * ]	[ * ]
85	MISSOULA MT	MSO	[ * ]	[ * ]	[ * ]
86	MOBILE AL	MOB	[ * ]	[ * ]	[ * ]
87	NASHVILLE TN	BNA	[ * ]	[ * ]	[ * ]
88	NEW ORLEANS LA	MSY	[ * ]	[ * ]	[ * ]
89	NEWARK NJ	EWR	[ * ]	[ * ]	[ * ]
90	NORFOLK VA	ORF	[ * ]	[ * ]	[ * ]
91	OAKLAND CA	OAK	[ * ]	[ * ]	[ * ]
92	OKLAHOMA CITY OK	OKC	[ * ]	[ * ]	[ * ]
93	OMAHA NE	OMA	[ * ]	[ * ]	[ * ]
94	ONTARIO CA	ONT	[ * ]	[ * ]	[ * ]
95	ORANGE CNTY AIRPORT	SNA	[ * ]	[ * ]	[ * ]
96	ORLANDO FL	MCO	[ * ]	[ * ]	[ * ]
97	PALM BEACH FL	PBI	[ * ]	[ * ]	[ * ]
98	PASCO WA	PSC	[ * ]	[ * ]	[ * ]
99	PEORIA IL	PIA	[ * ]	[ * ]	[ * ]
100	PHILADELPHIA PA	PHL	[ * ]	[ * ]	[ * ]
101	PHOENIX AZ	PHX	[ * ]	[ * ]	[ * ]
102	PITTSBURGH PA	PIT	[ * ]	[ * ]	[ * ]
103	POCATELLO ID	PIH	[ * ]	[ * ]	[ * ]
104	PORTLAND ME	PWM	[ * ]	[ * ]	[ * ]
105	PORTLAND OR	PDX	[ * ]	[ * ]	[ * ]
106	PRESQUE ISLE ME	PQI	[ * ]	[ * ]	[ * ]
107	PROVIDENCE RI	PVD	[ * ]	[ * ]	[ * ]
108	RALEIGH NC	RDU	[ * ]	[ * ]	[ * ]
109	RAPID CITY SD	RAP	[ * ]	[ * ]	[ * ]
110	RENO NV	RNO	[ * ]	[ * ]	[ * ]
111	RICHMOND VA	RIC	[ * ]	[ * ]	[ * ]
112	ROANOKE VA	ROA	[ * ]	[ * ]	[ * ]
113	ROCHESTER MN	RST	[ * ]	[ * ]	[ * ]
114	ROCHESTER NY	ROC	[ * ]	[ * ]	[ * ]
115	ROCK SPRINGS WY	RKS	[ * ]	[ * ]	[ * ]
116	SACRAMENTO CA	SMF	[ * ]	[ * ]	[ * ]
117	SALT LAKE CITY UT	SLC	[ * ]	[ * ]	[ * ]
118	SAN ANTONIO TX	SAT	[ * ]	[ * ]	[ * ]
119	SAN DIEGO CA	SAN	[ * ]	[ * ]	[ * ]
120	SAN FRANCISCO CA	SFO	[ * ]	[ * ]	[ * ]
121	SAN JOSE CA	SJC	[ * ]	[ * ]	[ * ]
122	SAN JUAN PR	SJU	[ * ]	[ * ]	[ * ]
123	SAVANNAH GA	SAV	[ * ]	[ * ]	[ * ]
124	SEATTLE WA	SEA	[ * ]	[ * ]	[ * ]

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

			Originating Operations	Destinating Operations
	Air Cargo Network City	Service Point	ALL Mail Due Aviation Supplier Monday - Friday	Required Delivery Time to Postal Service Tuesday - Friday	Required Delivery Time to Postal Service Saturday
125	SHREVEPORT LA	SHV	[ * ]	[ * ]	[ * ]
126	SIOUX CITY IA	SUX	[ * ]	[ * ]	[ * ]
127	SOUIX FALLS SD	FSD	[ * ]	[ * ]	[ * ]
128	SOUTH BEND IN	SBN	[ * ]	[ * ]	[ * ]
129	SPOKANE WA	GEG	[ * ]	[ * ]	[ * ]
130	SPRINGFIELD MO	SGF	[ * ]	[ * ]	[ * ]
131	ST CLOUD MN	STC	[ * ]	[ * ]	[ * ]
132	ST LOUIS MO	STL	[ * ]	[ * ]	[ * ]
133	STEWART NY	SWF	[ * ]	[ * ]	[ * ]
134	SYRACUSE NY	SYR	[ * ]	[ * ]	[ * ]
135	TALLAHASSEE FL	TLH	[ * ]	[ * ]	[ * ]
136	TAMPA FL	TPA	[ * ]	[ * ]	[ * ]
137	TRAVERSE CITY MI	TVC	[ * ]	[ * ]	[ * ]
138	TUCSON AZ	TUS	[ * ]	[ * ]	[ * ]
139	TULSA OK	TUL	[ * ]	[ * ]	[ * ]
140	TWIN FALLS ID	TWF	[ * ]	[ * ]	[ * ]
141	WATERLOO IA	ALO	[ * ]	[ * ]	[ * ]
142	WAUSAU WI	CWA	[ * ]	[ * ]	[ * ]
143	WENATCHEE WA	EAT	[ * ]	[ * ]	[ * ]
144	WICHITA KS	ICT	[ * ]	[ * ]	[ * ]
145	YAKIMA WA	YKM	[ * ]	[ * ]	[ * ]

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

Exercised Option 1 and 2

Attachment 4

Operating Plan, Night Network

June 24, 2013

Tender and Delivery Process Codes

A	Postal Service Builds ULDs
B	Postal Service Transports ULDs to Ramp
C	Postal Service Transports Loose Volume to and from Aviation Supplier Location other than Airport Ramp
D	Postal Service Transports Loose Volumes to and from Aviation Supplier Ramp
E	Aviation Supplier Picks Up ULDs
F	Aviation Supplier Delivers in ULDs
G	Aviation Supplier Delivers Volume Loose to a Postal Service Designated Location

	Air Cargo Network City	Service Point	Tender Code	Delivery Code
1	ALBANY NY	ALB	D	D
2	ALBURQUERQUE NM	ABQ	D	D
3	ALLENTOWN PA	ABE	D	Origin Only
4	ANCHORAGE AK	ANC	D	D
5	APPLETON WI	ATW	D	D
6	ATLANTA GA	ATL	E	D
7	AUSTIN (Air Stop) TX	AUS	D	D
8	BALTIMORE MD	BWI	D	D
9	BANGOR ME	BGR	D	D
10	BATON ROUGE LA	BTR	D	D
11	BEND OR	RDM	D	Origin Only
12	BILLINGS MT	BIL	D	D
13	BIRMINGHAM AL	BHM	D	D
14	BISMARK ND	BIS	D	Origin Only
15	BOISE ID	BOI	E	F
16	BOSTON MA	BOS	D	D
17	BOZEMAN MT	BZN	D	Origin Only
18	BRISTOL TN / VA	TRI	D	Origin Only
19	BUFFALO NY	BUF	D	D
20	BURBANK CA	BUR	D	D
21	BURLINGTON VT	BTV	D	D
22	BUTTE MT	BTM	D	Origin Only
23	CASPER WY	CPR	D	Origin Only
24	CEDAR RAPIDS IA	CID	D	D
25	CHARLESTON WV	CRW	D	D
26	CHARLOTTE NC	CLT	D	D
27	CHATTANOOGA P&DC TN	CHA	D	D
28	CHEYENNE WY	CYS	D	Origin Only
29	CHICAGO IL	ORD	D	D
30	CINCINNATI OH	CVG	D	D
31	CLEVELAND OH	CLE	D	D

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

	Air Cargo Network City	Service Point	Tender Code	Delivery Code
32	COLORADO SPRINGS CO	COS	D	D
33	COLUMBIA SC	CAE	D	D
34	COLUMBUS OH	CMH	D	D
35	DALLAS TX	DFW	D	D
36	DAYTON OH	DAY	D	D
37	DENVER CO	DEN	D	D
38	DES MOINES IA	DSM	D	D
39	DETROIT MI	DTW	D	D
40	DULLES VA	IAD	D	D
41	DULUTH MN	DLH	D	D
42	DURANGO CO	DRO	D	Origin Only
43	EL PASO TX	ELP	D	D
44	ELM NY	ELM	D	D
45	EUGENE OR	EUG	D	Origin Only
46	FAIRBANKS AK	FAI	D	Origin Only
47	FLINT P&DC MI	FNT	D	D
48	FORT MYERS P&DC FL	RSW	E	F
49	FORT WAYNE IN P&DC	FWA	D	D
50	FRESNO CA	FAT	D	D
51	FT LAUDERDALE FL	FLL	D	F
52	GRAND FORKS ND	GFK	D	D
53	GRAND JUNCTION CO	GJT	D	Origin Only
54	GRAND RAPIDS MI	GRR	D	D
55	GREAT FALLS MT	GTF	D	D
56	GREENSBORO NC	GSO	D	D
57	GREENVILLE SC	GSP	D	D
58	HARRISBURG PA	MDT	D	D
59	HARTFORD CT	BDL	D	D
60	HONOLULU HI	HNL	D	D
61	HOUSTON TX	IAH	D	D
62	HUNTSVILLE P&DF AL	HSV	D	D
63	INDIANAPOLIS IN	IND	D	D
64	JACKSON MS	JAN	C	C
65	JACKSONVILLE FL	JAX	E	F
66	JFK NY	JFK	BD	D
67	KALISPELL MT	FCA	D	Origin Only
68	KANSAS CITY MO	MCI	D	D
69	KNOXVILLE TN	TYS	D	D
70	LAS VEGAS NV	LAS	D	D
71	LITTLE ROCK AR	LIT	C	C
72	LONG BEACH CA	LGB	D	Origin Only
73	LOS ANGELES CA	LAX	D	D
74	LOUISVILLE KY	SDF	D	D
75	LUBBOCK TX	LBB	D	D
76	MADISON WI	MSN	D	D
77	MANCHESTER NH	MHT	D	D
78	MCALLEN TX	MFE	D	Origin Only
79	MEDFORD OR	MFR	D	Origin Only

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

	Air Cargo Network City	Service Point	Tender Code	Delivery Code
80	MEMPHIS TN	MEM	D	D
81	MIAMI FL	MIA	D	F/D
82	MILWAUKEE WI	MKE	D	D
83	MINNEAPOLIS MN	MSP	D	D
84	MINOT ND	MOT	D	Origin Only
85	MISSOULA MT	MSO	D	Origin Only
86	MOBILE AL	MOB	D	D
87	NASHVILLE TN	BNA	D	D
88	NEW ORLEANS LA	MSY	D	D
89	NEWARK NJ	EWR	E	F
90	NORFOLK VA	ORF	D	D
91	OAKLAND CA	OAK	D	D
92	OKLAHOMA CITY OK	OKC	D	D
93	OMAHA NE	OMA	D	D
94	ONTARIO CA	ONT	D	D
95	ORANGE COUNTY AIRPORT	SNA	D	Origin Only
96	ORLANDO FL	MCO	A	D
97	PALM BEACH FL	PBI	D	D (T-F) / G (Sat)
98	PASCO WA	PSC	D	Origin Only
99	PEORIA MPO IL	PIA	D	D
100	PHILADELPHIA PA	PHL	D	D
101	PHOENIX AZ	PHX	D	D
102	PITTSBURGH PA	PIT	D/E	D
103	POCATELLO ID	PIH	D	Origin Only
104	PORTLAND ME	PWM	D	D
105	PORTLAND OR	PDX	D	D
106	PRESQUE ISLE ME	PQI	D	D
107	PROVIDENCE RI	PVD	D	D
108	RALEIGH NC	RDU	D	D
109	RAPID CITY SD	RAP	D	Origin Only
110	RENO NV	RNO	D	D
111	RICHMOND VA	RIC	D	D
112	ROANOKE VA	ROA	D	D
113	ROCHESTER MN	RST	D	D
114	ROCHESTER NY	ROC	D	D
115	ROCK SPRINGS WY	RKS	D	Origin Only
116	SACRAMENTO CA	SMF	D	D
117	SALT LAKE CITY UT	SLC	E	F
118	SAN ANTONIO TX	SAT	D	D
119	SAN DIEGO CA	SAN	D	D
120	SAN FRANCISCO CA	SFO	E/D	F/D
121	SAN JOSE CA	SJC	D	D
122	SAN JUAN PR	SJU	D	D
123	SAVANNAH P&DF GA	SAV	D	D
124	SEATTLE WA	SEA	D	D
125	SHREVEPORT LA	SHV	D	D
126	SIOUX CITY IA	SUX	D	Origin Only
127	SOUIX FALLS SD	FSD	D	D

Air Cargo Network

Contract ACN-13-FX

Attachment 3: Operating Plan, Day Network

Modification 2

	Air Cargo Network City	Service Point	Tender Code	Delivery Code
128	SOUTH BEND IN P&DC	SBN	D	D
129	SPOKANE WA	GEG	D	D
130	SPRINGFIELD MO	SGF	D	D
131	ST CLOUD MN	STC	D	Origin Only
132	ST LOUIS MO	STL	D	D
133	STEWART NY 125	SWF	D	D
134	SYRACUSE NY	SYR	D	D
135	TALLAHASSEE P&DF FL	TLH	D	D
136	TAMPA FL	TPA	A	D
137	TRAVERSE CITY MI	TVC	D	D
138	TUCSON AZ	TUS	D	D
139	TULSA OK	TUL	D	D
140	TWIN FALLS ID	TWF	D	Origin Only
141	WATERLOO IA	ALO	D	Origin Only
142	WAUSAU WI	CWA	D	D
143	WENATCHEE WA	EAT	D	Origin Only
144	WICHITA KS	ICT	D	D
145	YAKIMA WA	YKM	D	Origin Only

Air Cargo Network

Contract ACN-13-FX

Attachment 6: Postal Furnished Property

Attachment 6

Postal Furnished Property

April 16, 2013

Description	Quantity Memphis:	Quantity Indianapolis	Quantity Oakland
Computer Workstation	1*
Hand Scanners	14
Intermec Printers	14	8
Keyboards / Mouse	14	9	6
Keyboards / Mouse	1
Monitor	1
Monitors	14
MSWYB-2 HP Computers	14
Router	1	1	1
S-AMS Computer & Monitor	1**	9	6
Scales	4

*	TIMES computer located at the Truck Gate office
**	Located at FedEx administrative offices

Air Cargo Network

Contract ACN-13-FX

Attachment 7: Electronic Data Interchange Service Requirements

Attachment 7

Electronic Data Interchange Service Requirements

September 1, 2012

Part I – RESDIT

Part II – CARDIT

Part III – INVOIC

Part IV – Claims

Refer to the rtf files provided with the contract.

**	The Electronic Data Interchange Service Requirements referred to above have not yet been provided by the USPS. Because this information in Attachment 7 is not material, it will continue to be omitted when provided by the USPS. FedEx Corporation will furnish supplementally a copy of this Attachment 7 (once it has been provided to FedEx Express by the USPS) to the Securities and Exchange Commission upon request.

Air Cargo Network

Contract ACN-13-FX

Attachment 8: Investigative / Security Protocol and Guidelines

Attachment 8

Investigative / Security Protocol and Guidelines

U.S. Postal Inspection Service

July 2012

This document contains a statement of principles which will be used by the U.S. Postal Inspection Service (“Inspection Service”) and the aviation supplier to address U.S. Mail investigations and security matters related to contract ACN-13-FX (“the Agreement”) between the aviation supplier and the United States Postal Service (“the Postal Service”). This statement of principles is not intended to be all-inclusive but is designed to provide a broad framework that will allow flexibility for the parties to accomplish their respective security and investigative missions. In no event should this statement of principles be construed as an expansion of the aviation supplier’s obligations or the Inspection Service’s authority under any applicable law or regulation or to expand either party’s rights or obligations under the Agreement. For purposes of this statement of principles, the term “mail” shall hereinafter mean any item that is tendered to the aviation supplier by the Postal Service for transportation. This statement of principles is based on open communication and cooperation between the parties at each organizational level to the fullest extent possible in postal-related matters.

Coordination

1.	The local contact points for the coordination of any mail related investigations and security issues related to this agreement will be at the aviation supplier’s Security Director level and the Inspection Service Division level. (Attachment A: Postal Contact Listing and Attachment B: Aviation supplier Contact Listing for Postal Service Inspectors)

2.	The aviation supplier’s Corporate Security and the Inspection Service, Deputy Chief Inspector, Headquarters Operations, will address all policy issues and any investigative or operational issues not resolved at the local level.

Communication

1.	The aviation supplier Security will notify the appropriate Inspection Service Division of any known theft, vandalism or criminal activity involving the mail while in the custody of the aviation supplier.

2.	The Inspection Service Division will notify the appropriate aviation supplier representative of any criminal activity or security issues related issues to the mail that is handled by the aviation supplier.

3.	The parties will cooperate and assist, with relevant security and investigative information related to the transportation and handling of the mail and with the aviation supplier facilities and equipment on postal owned or leased property.

Security of U.S. Mails

1.	While in the custody of the aviation supplier, its employees or agents, mail may not be opened, searched or seized unless (a) expressly authorized by a Postal Inspector or (b) as required by a properly executed federal search warrant. The aviation supplier shall notify a Postal Inspector of any warrants served for mail in the custody of the aviation supplier before coordinating the warrant execution.

2.

Address information from the mail in the custody and control of the aviation supplier may not be recorded or disclosed by the aviation supplier employees, except as required for operational purposes regarding the sortation and transportation of the mail. Address

Air Cargo Network

Contract ACN-13-FX

Attachment 8: Investigative / Security Protocol and Guidelines

information from the mail may only be disclosed to another law enforcement or government agency upon express approval by a Postal Inspector in accordance with postal regulations. The aviation supplier shall notify a Postal Inspector of all requests from law enforcement for information about mail in the custody of the aviation supplier.

3.	In situations where the aviation supplier has reason to believe that mail contains dangerous or injurious contents (including hazmat) that pose potential danger to the aviation supplier’s employees, customers, equipment, products or facilities, the aviation supplier may take actions necessary to secure the item and minimize the risk. In these situations, the Inspection Service immediately will be notified and the aviation supplier and the Inspection Service will coordinate the disposition of the item.

4.	In situations where the Inspection Service identifies dangerous or hazardous mail that was transported by the aviation supplier that posed a risk to the aviation supplier’s employees, equipment, products or facilities, the Inspection Service immediately will notify the aviation supplier’s Security.

5.	Mail security regulations from the Administrative Support Manual, section 274, apply to this contract.

Investigations

1.	The aviation supplier’s Security will notify the Inspection Service of all investigative and security issues affecting the mail in the custody of the aviation supplier.

2.	The Inspection Service will be responsible for conducting all criminal investigations involving the theft or obstruction of mail or contraband found in the mail while in the aviation supplier’s system and for criminal activities directed at the aviation supplier’s equipment, facilities, customers, or employees on postal owned or leased property. The Inspection Service will give, as much notice to the aviation supplier involving the aviation supplier’s property or employees, and will coordinate with the aviation supplier to prevent disruption to the aviation supplier’s business operations consistent with the obligation under the Noninterference section of this document.

Criminal and Administrative Proceedings

1.	The aviation supplier (subject to the receipt of a properly issued subpoena or other compulsory process) and Inspection Service personnel may serve as witnesses in criminal and administrative proceedings that result from these investigations.

Access to the Aviation Supplier’s Operations, Facilities, Personnel and Loss Data

1.	The Inspection Service acknowledges that the prime responsibility of the aviation supplier lies in the safe and expeditious movement of cargo. The Inspection Service agrees not to direct any aviation supplier personnel to facilitate the operations of a law enforcement agency.

2.	Subject always to the matters addressed under the heading Noninterference below, the aviation supplier will provide the Inspection Service with reasonable access to its facilities, operations, and records when necessary for investigations involving the mail, as mutually agreed upon by the local Postal Inspector and local security.

3.	The aviation supplier will coordinate interviews of its employees with the Inspection Service relevant to their investigations involving the mail. Except as otherwise agreed upon, it is within the aviation supplier’s sole discretion, whether investigative interviews of the aviation supplier’s employees by the Inspection Service shall occur on the aviation supplier’s facilities or property. The aviation supplier may not participate in custodial interviews conducted by Postal Inspectors.

Air Cargo Network

Contract ACN-13-FX

Attachment 8: Investigative / Security Protocol and Guidelines

4.	Investigative reports prepared by the aviation supplier will be provided to the Inspection Service in response to a validly issued subpoena after the aviation supplier’s investigation has been completed. The aviation supplier’s management will make independent determinations about the discipline or discharge of any of the aviation supplier’s employee. The Inspection Service shall not attempt to dictate, direct or carry out such actions.

5.	The Inspection Service will provide its investigative reports to the aviation supplier through the Postal Service Contracting Officer and will provide an information copy directly to the aviation supplier.

Surveillance Operations

1.	The aviation supplier will provide access to its own CCTV systems and will assist the Inspection Service with the installation of temporary camera systems required in investigations involving the mail. The installation of Inspection Service camera systems will be in compliance with federal and state laws governing video surveillance investigations, and the aviation supplier’s privacy policies.

2.	Upon request of the aviation supplier, the Inspection Service will share the information obtained from the use of its investigative camera systems installed in the aviation supplier’s facilities and other surveillance equipment used in their investigations.

Undercover Operations

1.	The aviation supplier may, subject to the heading Noninterference below, authorize the temporary placement of Inspection Service undercover personnel in its facilities where deemed necessary for investigations involving the mail, provided, however, in no circumstances will the aviation supplier be responsible for any controlled deliveries.

2.	The Postal Service will defend and indemnify the aviation supplier for any loss, damage or other liability arising from the use of undercover personnel in the aviation supplier’s facilities.

Contingency Planning and Notification

1.	The aviation supplier will ensure the Inspection Service is listed as a party to be notified in its critical incident or contingency plans related to the loss, destruction, or delay of the mail caused by catastrophic losses of an aircraft or other vehicle transporting the mail, or at the aviation supplier’s facility. The aviation supplier will cooperate with the Inspection Service in the recovery of the mail where reasonable.

Overgoods Operations

1.	The aviation supplier will provide security to any identified mail or mail contents processed in its overgoods operations and will ensure its transfer to the Postal Service in accordance with standard operating plans.

2.	When directly relevant to mail security and investigations, the aviation supplier may, in its sole discretion, provide information to the Inspection Service regarding losses of the aviation supplier’s product identified in its overgoods operations.

Air Cargo Network

Contract ACN-13-FX

Attachment 8: Investigative / Security Protocol and Guidelines

Protection and Disclosure of Information from Investigations

1.	The aviation supplier and the Inspection Service agree to protect all information obtained in the course of their respective investigations from any unauthorized disclosure. Any confidential, proprietary, privileged, or otherwise sensitive information obtained during the course of an investigation will be handled under mutual agreement between the Inspection Service and the aviation supplier.

2.	All information related to Inspection Service investigations involving mail in the aviation supplier’s system or investigations of the aviation supplier’s employees will be maintained in the Inspection Service Investigative File System as prescribed by the Privacy Act of 1974, 5 U.S.C. 552a. Any requests by third parties for records maintained in this system will be processed in accordance with requirements of the Privacy Act and applicable privacy policies of the aviation supplier.

3.	All public disclosures of information related to investigations conducted by the Inspection Service and THE AVIATION SUPPLIER Security, including media requests or press releases, will be coordinated between and approved by the Inspection Service and the aviation supplier in accordance with a mutually agreed communications plan and the aviation supplier’s privacy policies.

Noninterference

1.	The Inspection Service agrees that in the exercise of its rights under this protocol it will not disrupt or interfere with any of the aviation supplier’s operations.

Modifications

1.	This protocol and guidelines may be modified based on the mutual agreement of the aviation supplier and the Inspection Service.

Postal Contact for Inspectors

Contact Number: 877-876-2455

Option 2 Emergency

Option 3 Mail Theft

Air Cargo Network

Contract ACN-13-FX

Attachment 9: Wage Determination

Attachment 9

Wage Determination

October 31, 2012

Due to the size and complexity of this solicitation, it is impracticable to attach all relevant wage determinations to the solicitation packet. In lieu of a physical attachment, the Postal Service has worked with the Department of Labor to provide instructions to potential contractors for accessing the wage determination(s) on the Department of Labor website. The instructions are as follows:

Current wage determinations can be found at www.wdol.gov. This is the official Department of Labor website from which to access wage determinations. To access wage determinations, enter the website and click “Selecting SCA WDs” under the column heading “Service Contract Act.” Use the drop down menu to select the state and county for the designated wage determination, and then click “Continue.” Answer “No” for the question “Were these services previously performed at this locality under an SCA-covered contract?” Answer “No” for the question “Are the contract services to be performed listed below as Non-Standard Services?” Click on the Printer Friendly Version for a full view and printable Wage Determination. Identify the SCA wage determination(s), including determination number, revision date, and state and counties that were used to determine that the rates offered are in compliance on Attachment 13: Service Contract Act Wage Determinations.* The revision numbers of the wage determinations listed in the solicitation index of wage determinations should be used in the comparisons. For all the identified SCA eligible labor categories, map the SCA equivalent labor category title (titles/descriptions available at http://www.wdol.gov. Click on the “library” link, then download the SCA Directory of Occupations, 5th Edition). Also identify the Wage Determination number that the labor categories in your offer are predicated. Note that the applicable revision number for all Wage Determination numbers is the revision number identified in the solicitation index of wage determinations. In those instances where the aviation supplier has a non-standard classification (a standard wage does not fit the work category) that requires a special SCA wage determination, the aviation supplier must contact the Postal Service Contracting Officer at:

Manager, Air Transportation CMC

475 L’ Enfant Plaza SW, Room 1P650

Washington, DC 20260-0650

Although the aviation supplier assumes sole responsibility to faithfully discharge all duties and obligations with regards to wage determinations imposed by the Department of Labor, the Postal Service will assist the aviation supplier upon the aviation supplier’s request, to the extent necessary, in selecting the appropriate wage determinations.

The aviation supplier should review the Service Contract Act Directory of Occupations to confirm whether the positions the aviation supplier wishes to offer fit into the currently published occupation titles under the wage determination. If the position will not fit into any of the currently published occupation titles, please review the instructions in the wage determination entitled “The process for preparing a conformance request.” In accordance with the Department of Labor instructions (that can be found at www.wdol.gov) in each wage determination, entitled Conformance Process, any class of service employee that is not listed therein and that is to be employed under the contract (i.e., the work to be performed is not performed by any classification listed in the wage determination) must be classified by the contractor so as to provide a reasonable relationship (i.e., appropriate level of skill comparison) between such unlisted classifications and the classifications listed in the wage determination. Such conformed classes of employees shall be paid the monetary wages and furnished the fringe benefits as are determined. Such conforming process shall be initiated by the contractor prior to the

Air Cargo Network

Contract ACN-13-FX

Attachment 9: Wage Determination

performance of contract work by such unlisted class(es) of employees. The conformed classification, wage rate, and/or fringe benefits shall be retroactive to the commencement date of the contract.

* Given the desire of the offerors to seek additional information from the Department of Labor regarding the applicability of the Service Contract Act to the contract(s) that may result from this solicitation, the completed submission of Attachment 13: Service Contract Act Wage Determination may be delayed until a mutually agreeable date prior to contract award. As a condition of acceptance of the offeror’s proposal(s), the offeror must explicitly state that the proposed pricing will hold firm irrespective of any determination made by the Department of Labor.

Air Cargo Network

Contract ACN-13-FX

Attachment 10: Pricing

Modification 1

Exercised Option 1 and 2

Attachment 10

Pricing

June 24, 2013

[ * ]

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Air Cargo Network

Contract ACN-13-FX

Attachment 11: Perishable Mail and Lives

Attachment 11

Perishable Mail and Lives

April 22, 2013

The aviation supplier will accept perishable mail and live animals as specified under Domestic Mail Manual 601, subsection 9.3, effective on June 19, 2006. All live animal shipments are designated as ‘air only’ shipments.

The Postal Service will tender perishable mail and live animal shipments to the aviation supplier for the Day Network, Tuesday through Saturday, and for the Night Network, Monday through Friday. Due to potential extended delivery times, the Postal Service will not tender any live animal shipments the day before a holiday.

All volume for perishable mail and live animals will be planned during the Ordering Process.

The Postal Service will be required to supply each air stop with a determined number of coverings of loosely woven material for covering the live animal shipments in weather events.

The Postal Service shall ensure that its Terminal Handling Suppliers follow the procedures established by the aviation supplier for the proper loading and securing of live animal shipments.

For the Day and Night Networks, all bee shipments must be tendered separately from all other shipments. Bee shipments are prohibited on the aviation supplier’s Feeder Network.

The aviation supplier will provide specific details on the pallet building for live animal shipments.

The Postal Service will tender all live animals with a ULD D&R tag attached to the cargo net. The D&R tag will be attached to a manila tag (supplied by the Postal Service) and secured to the net with a cable tie.

Day Network

All live animal shipments must be tendered to the aviation supplier on an aircraft pallet per the market aircraft type as provided by the aviation supplier. The pallet types and aircraft assignment per air stop will be provided by the aviation supplier Tender will be by the ‘All Mail Due Aviation Supplier’ column as shown in Attachment 3: Operating Plan, Day Network.

Night Network

The aviation supplier will accept live animals for loose loading for the Night Network. The aviation supplier will accept a maximum of two hundred (200) cubic feet (approximately twenty (20) pieces) of live animals for loose loading at the time specified in the ‘All Mail Due Aviation Supplier’ column in Attachment 4: Operating Plan, Night Network. For more than two hundred (200) cubic feet, the Postal Service will be required to tender no less than two (2) hours prior to the scheduled aircraft departure. More time may be required based on volume and local ramp circumstances.

Terminal Handling

The Postal Service will not place live animals inside of a closed ULD. All live animals will be shipped via pallet which will be provided by the aviation supplier. Live animal shipments will be maintained in an upright position throughout the transportation process to prevent fatality. The Postal Service will not accept or load any shipment that appears to be damaged. The Postal Service will ensure four (4) inches of air space around the perimeter of stacks of boxes. The ‘spacers / pallets’ used between the stacks of live animals will be provided by the Postal Service.

Air Cargo Network

Contract ACN-13-FX

Attachment 11: Perishable Mail and Lives

The live animals cannot be left in direct sunlight for extended periods. Additionally, the live animals cannot be left in drafty areas or exposed to exhaust fumes. Live animals cannot be placed near dry ice shipments. If for any particular trunk flight for any origin or destination air stop on the Night Network there is more than 1,000 pounds of dry ice, any live animal shipments will be rolled to the following Day Network operation. If it is necessary to roll live animal shipments to the following Day Network operation, the aviation supplier will not incur a reduction in payment for the applicable live animal shipments. On the Day Network, live animal shipments have priority over dry ice. Live animal shipments cannot be covered with any plastic. Cargo or mail cannot be placed on top of live animals.

Air Cargo Network

Contract ACN-13-FX

Attachment 13: Service Contract Act Wage Determinations

Attachment 13

Service Contract Act Wage Determinations

April 17, 2013

[ * ]

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.